     As filed with the Securities and Exchange Commission on January 14, 2002


                        Registration Statement No. 333 -

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -------------------------------------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. )

                             RAINWIRE PARTNERS, INC.


                 (Name of Small Business Issuer in its Charter)

    Delaware                            7370                     57-0941152
(State or other             (Primary Standard Industrial     (I.R.S. Employer
Jurisdiction)               Classification code Number)      Identification No.)

                          Monteith Commons, First Floor
                            2931 Piedmont Road, N.E.
                             Atlanta, Georgia 30305
                                 (404) 842-1510

          (Address and Telephone Number of Principal Executive Offices)


(Address of Principal Place of Business or Intended Principal Place of Business)

                                Lyne Marchessault
                                    President
                          Monteith Commons, First Floor
                            2931 Piedmont Road, N.E.
                             Atlanta, Georgia 30305
                                 (404) 842-1510
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:

                            Robert E. Altenbach, Esq.
                                 Kutak Rock LLP
                    Suite 2100, Peachtree Center South Tower
                           225 Peachtree Street, N.E.
                                Atlanta, GA 30303

         Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed share exchange described herein have been satisfied.

If any of the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                        CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum       Proposed Maximum         Amount of
     Title of Each Class of           Amount to be       Offering Price Per      Aggregate Offering      Registration
   Securities to be Registered         Registered             Unit (1)                 Price                 Fee
   ---------------------------         ----------        -----------------       ------------------      -----------
Common Stock $.001 Par Value Per

Share                                  16,289,141              $0.06                 $977,348.46            $233.59

Total                                  16,289,141              $0.06                 $977,348.46            $233.59


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act, as amended.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.




         THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    Subject to completion            , 2002

       FRONT COVER OF THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS

                            A SHARE EXCHANGE PROPOSAL

Rainwire Partners, Inc.                         Oasis Group, Inc.
Monteith Commons, First Floor                   Monteith Commons, First Floor
2931 Piedmont Road, NE                          2931 Piedmont Road, NE
Atlanta, GA  30305                              Atlanta, GA  30305

                 TO THE STOCKHOLDERS OF RAINWIRE PARTNERS, INC.
                              AND OASIS GROUP, INC.


         Rainwire Partners, Inc., a Delaware corporation ("Rainwire") and Oasis Group, Inc., a Georgia corporation ("Oasis") have entered into an Amended and Restated Plan and Agreement to Exchange Stock (the "Share Exchange Agreement"), whereby Oasis common Stockholders will receive one share of Rainwire common stock for every 2.5 shares of Oasis common stock they own (the "Share Exchange"). The Board of Directors of both corporations believe that the Share Exchange will benefit the Stockholders of both corporations.

         The Board of Directors of each of Rainwire and Oasis have approved the Share Exchange Agreement and have recommended that their Stockholders approve the Share Exchange Agreement as described in the attached materials. In addition, the Board of Directors of Rainwire has approved various amendments to Rainwire's Amended and Restated Certificate of Incorporation, which include a one-for-twenty reverse split of Rainwire's common stock, an increase of the number of authorized shares of common stock of Rainwire to 100,000,000, and a change in the name of Rainwire to Oasis Group, Inc., and Rainwire's 2000 Stock Option Plan. The Board of Directors of Rainwire and Oasis have recommended that their Shareholders approve the foregoing. Information concerning all of the foregoing is contained in this Information Statement/Proxy Statement/Prospectus. WE URGE YOU TO READ THIS MATERIAL, INCLUDING THE SECTION DESCRIBING "RISK FACTORS" THAT BEGINS ON PAGE [ ].

           Lyne Marchessault             Ronald A. Potts
           President                     President and Chief Executive Officer
           Rainwire Partners, Inc.       Oasis Group, Inc.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR THE MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         This Information Statement/Proxy Statement/Prospectus is dated [__________], 2002, and is first being mailed to Rainwire and Oasis stockholders on or about [______], 2002.

INFORMATION STATEMENT/PROSPECTUS

                             RAINWIRE PARTNERS, INC.
                          Monteith Commons, First Floor
                             2931 Piedmont Rd., N.E.
                                Atlanta, GA 30305

         WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF RAINWIRE PARTNERS, INC.'S OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY. PLEASE DO NOT SEND IN ANY OF YOUR SHARE CERTIFICATES AT THIS TIME.

         Pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 and Section 228(d) of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), this information statement is being mailed on or about , 2002 to holders of record as of , 2001 (the "Record Date") of shares of common stock, par value $0.001 ("Common Stock"), of Rainwire Partners, Inc., a Delaware corporation (the "Company" or "Rainwire"). It is being furnished in connection with the following:

1. To approve an amendment to Rainwire's Amended and Restated Certificate of Incorporation to reverse split the Company's common stock on a one-for-twenty basis;

2. To approve an amendment to Rainwire's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000;

3. To approve the issuance of up to 16,289,141 shares of Rainwire common stock to the Stockholders of Oasis Group, Inc. ("Oasis") in exchange for all of the Shares of the outstanding common stock of Oasis. As a result of the Share Exchange, Oasis will become a wholly-owned subsidiary of Rainwire;

4. To approve an amendment to Rainwire's Amended and Restated Certificate of Incorporation to change the name of the Company to Oasis Group, Inc.; and

5. To approve Rainwire Partner Inc.'s 2000 Stock Option Plan and reserve 1,050,000 Shares for issuance under the Plan.

      A written consent executed by the Majority of the Shareholders of Rainwire approving the Share Exchange Agreement was executed on December 20, 2001.

         The closing date of the Share Exchange Agreement is dependent upon the completion and satisfaction of required shareholder consents and notifications.

                                Oasis Group, Inc.
                          First Floor, Monteith Commons
                             2931 Piedmont Road, NE
                                Atlanta, GA 30305

                   NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD [ ],
                                        -

TO THE STOCKHOLDERS OF OASIS GROUP, INC.

      NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of Oasis Group, Inc., will be held at [ ] on [ ], at [ ] local time, to consider and vote upon the following matters:

      A. To approve and adopt the Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of December 19, 2001, in accordance with the terms of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement. A copy of the Share Exchange Agreement is attached as Annex A to the Information Statement/Proxy Statement/Prospectus.

      B. To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal in item (1) above; and

      C. To transact such other business as may properly come before the special meeting.

         The Board of Directors has fixed the close of business on [ ], 2002 as the record date for determination of stockholders entitled to notice and to vote at the special meeting.

         It is important that the enclosed proxy card be signed, dated and promptly returned in the enclosed envelope so that your shares will be represented whether or not you plan to attend the special meeting. Do not send your stock certificates with your proxy card.

                                             By Order of the Board of Directors,



                                             Ronald A. Potts
                                             President

[                          ], 2002
 --------------------------

                                                 TABLE OF CONTENTS

                                                                                                                     Page

FORWARD-LOOKING STATEMENTS......................................................................................      1

QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

        AND RELATED TRANSACTIONS................................................................................      2

SUMMARY.........................................................................................................      6

         The Share Exchange.....................................................................................      6

         The Companies..........................................................................................      7

         Certain Consequences of the Share Exchange.............................................................      7

         Reasons for the Approval of the Share Exchange Agreement by the Rainwire Board.........................      7

         Written Consent........................................................................................      8

         Reasons for the Approval of the Share Exchange by Oasis Board..........................................      8

         Oasis Shareholder Vote.................................................................................      8

         Voting by Directors and Executive Officers.............................................................      8

         Interests of Certain Persons in the Share Exchange.....................................................      9

         Closing and Conditions of the Share Exchange...........................................................      9

         Termination of the Share Exchange Agreement............................................................      9

         The Share Exchange Consideration.......................................................................      9

         Federal Income Tax Consequences........................................................................      9

         Accounting Treatment...................................................................................     10

         Disposition of Current Operations......................................................................     10

         Dissenter's Rights.....................................................................................     10

         Market for Rainwire Common Stock.......................................................................     10

         The Amendments to Rainwire's Certificate of Incorporation..............................................     10

         Rainwire Partners, Inc. 2000 Stock Option Plan.........................................................     11

RISK FACTORS....................................................................................................     11

         Risks Related to the Business..........................................................................     11

         Risks Related to the Offering..........................................................................     13

PRO FORMA FINANCIAL INFORMATION.................................................................................     14

PRO FORMA NARRATIVE.............................................................................................     14

THE ACQUISITION OF OASIS GROUP, INC.............................................................................     18

         Background of the Offer and the Acquisition............................................................     18

         Approval of the Rainwire Board.........................................................................     19

         Reasons for the Approval of the Rainwire Board.........................................................     19

         Approval of the Oasis Board............................................................................     20

         Reasons for the Approval of the Oasis Board............................................................     20

         Accounting Treatment...................................................................................     21

         Regulatory Matters.....................................................................................     21

         Federal Income Tax Consequences........................................................................     21

         General Terms of Share Exchange Agreement..............................................................     22

Background Information on Rainwire Partners, Inc................................................................     26

         Description of Business................................................................................     27

         Employees..............................................................................................     29

         Properties.............................................................................................     29

         Legal Proceedings......................................................................................     29

         Market For Common Equity And Related Stockholder Matters...............................................     30

         Management's Discussion and Analysis of Financial Condition and Results of Operations..................     32

         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...................     34

         Rainwire's Management and Executive Compensation.......................................................     34

         Security Ownership of Certain Beneficial Owners and Management.........................................     37

BACKGROUND INFORMATION ON OASIS GROUP, INC......................................................................     38

         Description of Business................................................................................     48

         Real Estate Development................................................................................     48

         Residential Mortgage Operations........................................................................     48

         Oasis Group, Inc. Agreements...........................................................................     48

         Market for Common Equity And Related Stockholder Matters...............................................     51

         Management's Discussion and Analysis of Financial Condition and Results of Operations..................     51

         Oasis' Management and Executive Corporation............................................................     52

         Security Ownership of Certain Beneficial Owners and Management.........................................     54

THE REVERSE SPLIT...............................................................................................     54

         Approval of the Rainwire Board.........................................................................     55

         Reasons for the Approval of the Rainwire Board.........................................................     55

THE AUTHORIZED SHARE INCREASE...................................................................................     56

         Approval of the Rainwire Board.........................................................................     56

                                       ii

         Reasons for the Approval of the Rainwire Board.........................................................     56

THE NAME CHANGE.................................................................................................     56

         Approval of the Rainwire Board.........................................................................     56

         Reasons for the Approval of the Rainwire Board.........................................................     56

RAINWIRE PARTNERS, INC. 2000 STOCK OPTION PLAN..................................................................     56

         Approval of the Rainwire Board.........................................................................     56

         Reasons for the Approval of the Rainwire Board.........................................................     57

CERTAIN SECURITIES LAWS CONSIDERATIONS..........................................................................     57

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT...............................................................     57

Outstanding Stock and Appraisal Rights..........................................................................     58

         Rainwire Partners Inc..................................................................................     58

         Oasis Group, Inc.......................................................................................     60

COMPARISON OF RIGHTS OF RAINWIRE STOCKHOLDERS AND
        OASIS STOCKHOLDERS......................................................................................     61

LEGAL MATTERS...................................................................................................     64

EXPERTS                                                                                                              64

WHERE YOU CAN FIND MORE INFORMATION.............................................................................     64

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
        FOR SECURITIES ACT LIABILITIES..........................................................................     65

ANNEX A: Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire and Oasis

ANNEX B:     Appraisal and Dissenter's Rights Statutes (Delaware and Georgia)

ANNEX C:     Form of Proxy

ANNEX D: Rainwire's Annual Report on Form 10-KSB for the year ended December 31, 2000.

ANNEX E: Rainwire's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001.

ANNEX F:     The Oasis Group, Inc. Audited Financial Statements
             December 31, 2000.

      THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT RAINWIRE FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEBSITE THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE [ ].

      YOU MAY ALSO REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO RAINWIRE OR FROM OASIS AT (404) 842-1510. IN ORDER TO RECEIVE TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN [ ].

                           FORWARD-LOOKING STATEMENTS

         The statements contained in this Information Statement/Proxy Statement/Prospectus that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Rainwire and Oasis undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, costs related to the proposed share exchange, failure to obtain required stockholder or regulatory approvals or the share exchange not closing for any other reason, failure of the combined company to retain and hire key employees, difficulties in successfully integrating the parties' businesses and technologies and other matters disclosed in Rainwire's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review Rainwire's annual report on Form 10-KSB, for the year ended December 31, 2000 and other reports on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the companies' stock.

                 QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE
                            AND RELATED TRANSACTIONS

Q:       WHAT IS THE SHARE EXCHANGE AGREEMENT?

A: Rainwire Partners, Inc. will acquire Oasis Group, Inc. in a stock exchange whereby the Shareholders of Oasis will receive shares of Rainwire. Oasis will become a wholly owned subsidiary of Rainwire and the Oasis shareholders as a group will receive 16,289,141 shares of the Rainwire common stock, or approximately 94.25% ownership of Rainwire on a fully-diluted basis. For more information on the Share Exchange Agreement, see "Annex A: Plan and Agreement to Exchange Stock."

Q:       WHY DID RAINWIRE AND OASIS AGREE TO THE SHARE EXCHANGE AGREEMENT?

A:       Rainwire Partners, Inc.

         On December 31, 2000, Rainwire's management adopted a plan to discontinue the operations of Rainwire, to liquidate its assets, and to acquire a potentially profitable company. Rainwire's Board of Directors believes that the terms and provisions of the Share Exchange Agreement provide Rainwire with an opportunity to acquire a potentially profitable company are fair and in the best interests of Rainwire and its stockholders. For more information on the reasons Rainwire has approved the Share Exchange Agreement, see "The Acquisition of Oasis Group, Inc. - Reasons for the Approval of the Rainwire Board."

         Oasis Group, Inc.

         Oasis' board of directors determined that a reverse merger was the best vehicle to position Oasis in the public market. After discussions with Rainwire, Oasis' board of directors believes that that the terms and provisions of the Share Exchange Agreement provide Oasis with the best opportunity to achieve its goal of reaching the public market. For more information on the reasons Oasis has approved the Share Exchange, see "The Acquisition of Oasis Group, Inc. - Reasons for the Approval of the Oasis Board."

Q:       WHAT APPROVALS ARE REQUIRED?

A:       Rainwire Partners, Inc.

         The approval of the Share Exchange Agreement and related transactions required the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote. On December 20, 2001, Rainwire had 9,909,886 shares of common stock issued and outstanding and 500,000 shares of Series D Convertible Preferred Stock issued and outstanding, entitled to 10 votes per share. A written consent of the majority of the shareholders of Rainwire representing 3,712,811 shares of the common stock and 500,000 shares of the Series D Convertible Preferred Stock, which approved the foregoing was executed on December 20, 2001.

         Oasis Group, Inc.

         The approval of the Share Exchange Agreement requires the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote.

Q:       WHAT IS THE PURPOSE OF THIS INFORMATION STATEMENT/PROXY
         STATEMENT/PROSPECTUS?

A: This document serves as Rainwire's Information Statement and Prospectus and as Oasis' Proxy Statement. As an Information Statement, this document is being provided to Rainwire's shareholders to inform them that the holders of shares of Rainwire representing approximately 58.4% of the voting power of Rainwire stock have delivered to Rainwire a written consent approving the Share Exchange Agreement, amendments to Rainwire's Amended and Restated Certificate of Incorporation, and the Rainwire Partners, Inc. 2000 Stock Option Plan. Under Delaware law, the amendments to Rainwire's certificate of incorporation and Stock Option Plan must be approved by a majority of Rainwire's Shareholders.

         As a Proxy Statement/Prospectus, this document is being provided to Oasis' shareholders by Oasis because Oasis' Board of Directors is soliciting the Oasis' shareholders approval for the Share Exchange Agreement, and by Rainwire because Rainwire is offering Oasis shareholders shares of Rainwire common stock in exchange for their shares of Oasis common stock if the Share Exchange is completed.

Q:       HOW WILL THE SHARE EXCHANGE AGREEMENT AFFECT ME?

A: In connection with the Share Exchange, Rainwire will assign, transfer and deliver to the Oasis shareholders 16,289,141 shares of Rainwire common stock, representing approximately 94.25% ownership of Rainwire on a fully-diluted basis. After issuance of the Rainwire common stock to the shareholders of Oasis, and the one - for - twenty reverse split of Rainwire's common stock, current Rainwire shareholders will hold as a group, approximately 5.75% of the fully-diluted Rainwire common stock.

Q:       WHAT DO I NEED TO DO NOW?

A:       Rainwire Partners, Inc.

         Shareholders of Rainwire do not need to do anything at this time. The board of directors and a majority of the shareholders of Rainwire have already approved the Share Exchange. However, Rainwire's shareholders are urged to carefully read and consider the information contained in this Information Statement/Proxy Statement/Prospectus.

         Oasis Group, Inc.

         After carefully reading and considering the information contained in this Information Statement/Proxy Statement/Prospectus, indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the shareholders meeting.

         If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals.

         The special meeting will be at [ ] on [ ] at [ ] local time. If you are a holder of record, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy.

Q:       WHAT IF I DO NOT VOTE?

A: Failure by an Oasis shareholder to return their proxy will result in their shares not being counted for purposes of determining the presence of a quorum at the special meeting or determining whether we have received the votes required to approve the exchange of common stock in the Share Exchange.

        - If you return your proxy signed but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the Share Exchange.

        - If you return your proxy and abstain from voting, your proxy will not be counted as a vote cast on, and therefore will not affect the outcome of, the Share Exchange.

Q:       CAN OASIS SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR
         PROXY?

A: Yes. You can change your vote by sending in a later-dated, signed proxy card before the shareholders meeting of Oasis, or attending the meeting in person and voting differently. You can also revoke any proxy before the shareholders meeting by sending a written notice to Oasis.

Q:       WHY ARE RAINWIRE'S SHAREHOLDERS BEING PROVIDED WITH THIS INFORMATION
         STATEMENT?

A: The Securities and Exchange Commission and federal securities laws require that Rainwire provide its holders of voting securities with notice of corporate action undertaken by written consent if proxies were not solicited. We are providing you with this Information Statement because the Amendments to the Certificate of Incorporation and Share Exchange Agreement were approved by the written consent of the holders of a majority of Rainwire's stock and proxies were not required to be solicited.

Q:       WHAT RIGHTS DO I HAVE IF I OPPOSE THE SHARE EXCHANGE?

A: Both Rainwire and Oasis shareholders may dissent and seek an appraisal of the fair market value of their shares, but only if they comply with all Delaware or Georgia laws and procedures, as appropriate. For more information, see "Outstanding Stock and Appraisal Rights" and "Exhibit
         B: Appraisal Rights Statute."

Q:       WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE SHARE EXCHANGE TO ME?

A: The Share Exchange should be tax free to Rainwire and Oasis shareholders. For more information on the federal tax consequences, "The Acquisition of Oasis Group, Inc. - Federal Income Tax Consequences."

Q:       WHEN DO YOU EXPECT THE SHARE EXCHANGE TO BE COMPLETED?

A: If all conditions to closing have been satisfied, the parties will close the Share Exchange as soon as possible, but not before the greater of 20 days after this Information Statement/Proxy Statement/Prospectus is mailed to the Rainwire shareholders and the approval of greater than 50% of the Oasis shareholders is received.

Q:       WHERE SHOULD I SEND MY STOCK CERTIFICATE?

A: Oasis shareholders should not send in their stock certificates with their proxy. You must keep your stock certificate until after the Share Exchange has been approved, at which time you will receive a letter of transmittal describing how you may exchange your Oasis stock certificate for certificates representing shares of Rainwire common stock. At that time, you will have to submit your Oasis stock certificates to the exchange agent with your completed letter of transmittal. Rainwire stockholders do not need to do anything with their stock certificates.

Q: ARE THEIR RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE SHARE EXCHANGE?

A: Yes. The section entitled "Risk Factors" beginning on page [__] of this Information Statement/Proxy Statement/Prospectus describes a number of risks that you should consider in connection with the Share Exchange.

Q:       WHAT IS THE REVERSE SPLIT?

A: In connection with the Share Exchange, on December 19, 2001, Rainwire's Board of Directors approved an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued outstanding Common Stock (the "Reverse Split"). The amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Pursuant to the Reverse Split, each of the twenty shares of Rainwire's Common issued and outstanding will be reclassified as, and exchanged for, one share of newly issued Common Stock.

Q:       WHY DID RAINWIRE INCREASE ITS AUTHORIZED SHARES OF COMMON STOCK?

A: The Rainwire Board of Directors considered many factors in deciding to increase Rainwire's authorized shares of Common Stock, including to effect the Share Exchange.

         See "The Acquisition of Oasis Group, Inc. -- Reasons for the Approval of the Rainwire Board."

Q:       WHY IS RAINWIRE PROPOSING APPROVAL OF THE RAINWIRE 2000 STOCK OPTION
         PLAN?

A: Rainwire's Board of Directors believes that the grant of equity-based awards such as stock options is a highly effective way to align the interests of employees, directors and consultants of Rainwire with those of stockholders and provides a cost-effective means of encouraging their contributions to the success of Rainwire.

Q:       WHOM SHOULD I CALL WITH ANY QUESTIONS:

A: If you have more questions about the Share Exchange, or you need additional copies of this Information Statement/Proxy
         Statement/Prospectus or the enclosed written consent, please contact:

         Rainwire Partners, Inc.                   Oasis Group, Inc.
         2931 Piedmont Road, N.E.                  2931 Piedmont Road, N.E.
         Monteith Commons, First Floor    and      Monteith Commons, First Floor
         Atlanta, GA  30305                        Atlanta, GA  30305
         Attention:  Lyne Marchessault             Attention:  Ronald A. Potts
         Phone Number:  (404) 842-1510             Phone Number:  (404) 842-1510


                                     SUMMARY

         This summary highlights selected information from this Information Statement/Proxy Statement/Prospectus and may not contain all of the information that is important to you. Even though we have highlighted what we believe is the most important information, you should carefully read the entire Information Statement/Proxy Statement/Prospectus for a more complete understanding of the Share Exchange and related transactions, including the annexes and other documents to which we have referred you. You should also review the additional information about Rainwire on file with the Securities and Exchange Commission referred to in "Where You Can Find More Information."

THE SHARE EXCHANGE

         The acquisition of Oasis will be effected as a stock exchange whereby the shareholders of Oasis will receive shares of Rainwire and Oasis will become a wholly-owned subsidiary of Rainwire. The shareholders of Oasis will hold approximately 94.25% of the outstanding shares of the Company and the current shareholders of Rainwire will retain approximately 5.75% ownership on a fully-diluted basis. THE SHARE EXCHANGE AGREEMENT IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE SHARE EXCHANGE AGREEMENT. IT IS THE PRINCIPAL DOCUMENT GOVERNING THE SHARE EXCHANGE. See "The Acquisition of Oasis Group, Inc." and "Annex A: Plan and Agreement to Exchange Stock."

THE COMPANIES

         Rainwire Partners, Inc. is a Delaware corporation with its principal offices located at 2931 Piedmont Road, N.E., Monteith Commons, First Floor, Atlanta, GA 30305. Rainwire was incorporated on May 10, 1991, and as of December 31, 2000, it had adopted a plan to discontinue its operations and liquidate its assets. See "Background Information on Rainwire Partners, Inc."

         Oasis Group, Inc. is a privately-held Georgia corporation with its principal offices located at 2931 Piedmont Road, N.E., Monteith Commons, First Floor, Atlanta, GA 30305. Oasis is currently in the early stage of its business and has entered into, and intends to continue to enter into various agreements to implement its business plan. Oasis' business plan includes the acquiring, owning, developing and selling of parcels of undeveloped property and a residential mortgage operation. See "Background Information on Oasis Group, Inc."

CERTAIN CONSEQUENCES OF THE SHARE EXCHANGE

         Change in Corporate Offices

         In August 2001, the corporate offices of Rainwire were transferred to 2931 Piedmont Road, N.E., Monteith Commons, First Floor, Atlanta, Georgia 30305. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis' offices on a rent free basis, although the parties have not entered into a formal agreement.

         Change in Senior Management

         Upon closing of the Share Exchange Agreement, Lyne Marchessault will resign as President of Rainwire, and Ronald A. Potts will be appointed President and Chief Executive Officer of Rainwire.

         Change in Board of Directors

         Upon closing of the Share Exchange Agreement, Ronald A. Potts will be appointed to the Board of Directors of Rainwire.

REASONS FOR THE APPROVAL OF THE SHARE EXCHANGE AGREEMENT BY THE RAINWIRE BOARD

         On December 19, 2001, the Rainwire Board of Directors, unanimously approved the Share Exchange Agreement and determined that the acquisition of Oasis, and the transactions contemplated thereby are in the best interests of Rainwire and its shareholders.

         In reaching its decision to approve the Share Exchange Agreement as well as the reverse stock split and authorized share increase, the Rainwire Board of Directors considered a number of factors. See "The Acquisition of Oasis -- Reasons for the Approval of the Rainwire Board."

WRITTEN CONSENT

         Under Section 228 of the Delaware General Corporation Law the above actions can be authorized, provided shareholders holding at least a majority of the outstanding shares of Rainwire entitled to vote on the matter at the Record Date give their written consent thereto. On December 20, 2001, the majority of the shareholders approved the Share Exchange Agreement and the other actions. Accordingly, a vote of the remaining stockholders of Rainwire is not necessary to complete the Share Exchange or other actions.

REASONS FOR THE APPROVAL OF THE SHARE EXCHANGE BY OASIS BOARD

         On December 19, 2001, the Oasis Board of Directors unanimously approved the Share Exchange Agreement and determined that Rainwire's acquisition of Oasis was in the best interest of Oasis and its shareholders.

         In reaching its decision to approve the Share Exchange, the Oasis Board of Directors considered a number of factors. See "The Acquisition of Oasis -- Reasons for the Approval of the Oasis Board.

OASIS SHAREHOLDER VOTE

         If you are an Oasis shareholder, you may vote at the special meeting if
you owned shares of Oasis common stock at the close of business on       , 2002.
As of the close of business on that day,       shares of Oasis common stock were
outstanding.

         Approval and adoption of the Share Exchange Agreement, the Share Exchange and the other transactions contemplated by the Share Exchange Agreement, and approval of the proposal regarding further solicitation of proxies upon adjournment or postponement of the special meeting requires the affirmative vote of the holders of at least a majority of the outstanding shares of Oasis common stock.

VOTING BY DIRECTORS AND EXECUTIVE OFFICERS

         On December 19, 2001, directors and executive officers of Rainwire and their affiliates were entitled to vote approximately 2,231,461 shares of Rainwire common stock, or approximately 22.5% of the shares of Rainwire common stock outstanding on that date. In addition, directors and executive officers of Rainwire were entitled to vote 500,000 shares of Series D Convertible Preferred Stock, which are entitled to a total of 5,000,000 votes, or 10 votes per share. Accordingly, on December 19, 2001, directors and executive officers of Rainwire and their affiliates were entitled to 7,231,461 out of a total of 14,909,886 votes, or 48.5% of the total voting power.

         On December 19, 2001, directors and executive officers of Oasis and their affiliates were entitled to vote approximately 10,600,000 shares of Oasis common stock, or approximately 28.5% of the shares of Oasis common stock outstanding on that date.

INTERESTS OF CERTAIN PERSONS IN THE SHARE EXCHANGE

         The interests of certain members of the Board and Management of Rainwire and Oasis could be different than those of other Rainwire and Oasis shareholders. See "The Acquisition of Oasis Group, Inc. -- Certain Relationships and Related Transactions."

CLOSING AND CONDITIONS OF THE SHARE EXCHANGE

         The acquisition of Oasis shall become effective at such time as the Conditions Precedent for closing the Share Exchange Agreement have been either satisfied or waived, and the required Shareholder consents and notifications are completed. See "Annex A: Plan and Agreement to Exchange Stock."

TERMINATION OF THE SHARE EXCHANGE AGREEMENT

         The Share Exchange Agreement may be terminated by either Rainwire or Oasis prior to the closing under certain circumstances. See "Annex A: Plan and Agreement to Exchange Stock."

THE SHARE EXCHANGE CONSIDERATION

         Pursuant to the Share Exchange, the Oasis shareholders will receive 16,289,141 shares of Rainwire Common Stock constituting approximately 94.25% of the post acquisition Fully-Diluted shares of Rainwire Common Stock. The Share Exchange contemplates the issuance of shares of Rainwire Common Stock in excess of the current number of outstanding Common Stock shares and will dilute current shareholders of Rainwire Common Stock to approximately 5.75% Fully-Diluted ownership post-acquisition.

FEDERAL INCOME TAX CONSEQUENCES

         The acquisition of Oasis and the included transactions contemplated in connection therewith have been structured with the intent that they be tax-free to Rainwire, Oasis and holders of Oasis stock for federal income tax purposes. See "The Acquisition of Oasis Group, Inc. -- Federal Income Tax Consequences."

         In addition, the receipt of one share of common stock for every twenty share of common stock held prior to the reverse split as a result of the reverse split by Rainwire's shareholders should not result in any taxable gain or loss to stockholders for federal income tax purposes.

         The federal income tax discussion set forth above is included for general information and may not apply to particular categories of holders of Oasis stock or options subject to special treatment under the federal income tax laws, such as foreign holders and holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant foreign, state, local or other tax consequences, which are not described above. The Oasis shareholders are urged to consult their tax advisors to determine the specific tax consequences of the Share Exchange, including the applicability and effect of foreign, state, local and other tax laws.

ACCOUNTING TREATMENT

         The transaction will be accounted for as a reverse acquisition of the fair market value of Rainwire's stock by Oasis in accordance with generally accepted accounting principles. "See the Acquisition of Oasis - Accounting Treatment."

DISPOSITION OF CURRENT OPERATIONS

         Due to the poor financial performance experienced from operations, on December 31, 2000, Rainwire's management adopted a plan to discontinue its operations and liquidate its assets. See "Background Information on Rainwire Partners, Inc. - Disposition of Current Operations."

DISSENTER'S RIGHTS

         Under Delaware law, Rainwire shareholders have the right to seek an appraisal of the fair market value of their shares in connection with the Share Exchange and other actions. See "Outstanding Stock and Appraisal Rights" and "Annex B: Appraisal Rights Statutes."

         Under Georgia law, Oasis shareholders have the right to seek an appraisal of the fair market value of their shares in connection with the Share Exchange. See "Outstanding Stock and Appraisal Rights" and "Annex B:
Appraisal Rights Statutes."

MARKET FOR RAINWIRE COMMON STOCK

         Rainwire's common stock is expected to trade on the OTC Bulletin Board. Rainwire's common stock was listed on the OTC Bulletin Board, under the symbol RNWR until February, 2001, at which time such listing was suspended because Rainwire failed to meet its reporting requirements under the Securities Exchange Act of 1934. Rainwire is currently in the process of having its stock relisted on the OTC Bulletin Board.

         Upon completion of the Share Exchange, and the name change of Rainwire to Oasis Group, Inc., Rainwire expects to obtain a new symbol for trading on the OTC Bulletin Board.

THE AMENDMENTS TO RAINWIRE'S CERTIFICATE OF INCORPORATION

         On December 19, 2001, Rainwire's Board of Directors approved an amendment to Rainwire's Amended and Restated Certificate of Incorporation to effect a one-for-twenty reverse stock split (the "Reverse Split") of Rainwire's then issued and outstanding Common Stock (the "Prior Common"), to change the name of Rainwire from Rainwire Partners, Inc. to Oasis Group, Inc. (the "Name Change"), and to increase the authorized shares of Common Stock of the Company to One Hundred Million (100,000,000) (the "Authorized Share Increase").

         An amendment to Rainwire's Amended and Restated Certificate of Incorporation reflecting the foregoing was filed with the Secretary of the State
of Delaware on           , 2002.

RAINWIRE PARTNERS, INC. 2000 STOCK OPTION PLAN

         The purpose of the Rainwire Partners, Inc. 2000 Stock Option Plan is to promote the long term success of Rainwire and the creation of stockholder value. The plan will reserve for issuance of stock incentives to employees, directors and consultants of Rainwire 1,050,000 shares of Rainwire common stock. All employees, directors and consultants of Rainwire and its subsidiaries will be eligible to participate in the plan. The plan provides for the grant of incentive and nonstatutory stock options.

                                  RISK FACTORS

         The Share Exchange involves a high degree of risk. By consenting to the Share Exchange, current Oasis shareholders will be choosing to invest in Rainwire Common Stock. Additionally, as a result of the Share Exchange, current Rainwire shareholders will face dilution of their ownership interest in Rainwire. An investment in Rainwire involves a high degree of risk. In addition to the other information contained in this Information Statement/Proxy Statement/Prospectus, you should carefully consider all of the following risk factors relating to the proposed Share Exchange, Rainwire, Oasis and the combined company in deciding whether to consent for the Share Exchange and other actions.

         No investment banker, appraiser or other independent third party has been consulted concerning this offering or the fairness of the terms of the Share Exchange. Thus, you may have less protection than if an investment banker were involved in the transaction. For example, there has been less due diligence performed on Rainwire and Oasis than would have been the case if an investment banker were involved in the transaction.

RISKS RELATED TO THE BUSINESS

BECAUSE OF OUR LACK OF FUNDS AND PAST LOSSES, RAINWIRE'S INDEPENDENT ACCOUNTANT'S AUDIT REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN.

         Rainwire's independent certified public accountants have raised substantial doubt about its ability to continue as a going concern. Rainwire's ability to continue as a going concern is highly dependent upon obtaining additional financing for its planned operations, and/or achieving profitable operations. If Rainwire is unable to obtain additional financing in sufficient amounts or on acceptable terms, it may not be able to continue its existence.

RAINWIRE HAS INCURRED SIGNIFICANT LOSSES.

         As of December 31, 2000, the end of Rainwire's most recent fiscal year, Rainwire had incurred significant losses. Additionally, as of December 31, 2000, Rainwire adopted a plan to discontinue its operations and to liquidate its assets. Accordingly, Rainwire expects to continue incurring operating losses until it is able to derive meaningful revenues from Oasis' anticipated operations. There can be no assurance that Oasis' anticipated operations will ever produce profitable operations or that Rainwire will be able to continue to obtain financing until Oasis is able to produce profitable operations. Because of the substantial start-up costs that must be incurred by a new company, Rainwire expects to incur significant operating losses during the initial years of Oasis' operations. No assurance can be given that the future operations of Oasis will be successful.

OASIS IS A DEVELOPMENT STAGE COMPANY AND HAS NO SIGNIFICANT OPERATING HISTORY.

         Oasis was founded on November 16, 1999, and to date has had no business operations. As of the date of this prospectus, Oasis has not had any revenue producing operations on which you can evaluate its potential for future success. Oasis' activities to date have been limited to conducting a private offering of its securities and entering into agreements or letters of intent concerning various real property and a mortgage brokerage company. As an early - stage company, Oasis is subject to all risks, expenses, and uncertainties frequently encountered by new companies. Any unanticipated expenses, problems, or difficulties may result in material delays both in the completion of the Share Exchange and in implementing Oasis' business plan.

OASIS MAY BE UNABLE TO RAISE ADDITIONAL FUNDING TO PURSUE OUR STRATEGIES WHICH MAY HARM OUR BUSINESS.

         Oasis anticipates the need for additional capital as it pursues its business strategy. Oasis expects to raise additional capital through a combination of new debt issuances and equity sales, from private as well as public sources. Issuance of new debt and/or the sale of equity will likely have a dilutive effect on Oasis and its shareholders. Implementation of Oasis' strategy and its business plans is contingent upon the availability of such funding sources. No assurance can be given that Oasis will be able to raise debt or equity capital, at terms that are acceptable to Oasis, or at all, in order to fund its operations as set forth above.

OASIS' BUSINESS PLAN MAY NEVER BE IMPLEMENTED.

         Oasis' business plan includes the acquiring, owning, developing and selling of parcels of undeveloped property and a residential mortgage operation. Oasis has entered into agreements or letters of intent concerning various real property and a mortgage brokerage company; however, there is no assurance that any of the transactions contemplated by the agreements will ever be completed.

RAINWIRE DOES NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

         Rainwire presently anticipates that it will retain all available funds for use in the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future. Any future payment of dividends to its stockholders will depend on decisions that will be made by its board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, capital requirements and business prospects.

ACQUISITIONS

         Rainwire may make future acquisitions or investments in other companies, facilities or technologies. Rainwire may not realize the anticipated benefits of any acquisition or investment. If Rainwire makes any acquisitions, it will be required to assimilate the operations, products and personnel of the acquired businesses and train, retain and motivate key personnel from the acquired businesses. Similarly, acquisitions may cause disruptions in Rainwire's operations and divert management's attention from day-to-day operations, which could impair Rainwire's relationships with Rainwire's current employees, customers and strategic partners. In addition, Rainwire's profitability may suffer because of acquisition-related costs, amortization costs for certain intangible assets, and impairment losses related to goodwill.

RISKS RELATED TO THE OFFERING

CURRENT RAINWIRE SHAREHOLDERS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION UNDER TERMS OF THE SHARE EXCHANGE AGREEMENT.

         Under the terms of the Share Exchange Agreement, Rainwire will effect a reverse split of its current issued and outstanding common stock and will issue shares of Rainwire's Common Stock to the shareholders of Oasis. As a result, current shareholders of Rainwire will suffer substantial dilution.

         In addition, under the terms of the Share Exchange Agreement, Rainwire will amend its Certificate of Incorporation to increase its authorized shares of Common Stock to One Hundred Million (100,000,000). Rainwire's ability to issue additional shares of Common Stock after the completion of the Share Exchange will subject current Rainwire shareholders to additional dilution.

RAINWIRE MAY NOT BE ABLE TO LIST ITS STOCK ON AN EXCHANGE, AND EVEN IF IT DOES, AN ACTIVE TRADING MARKET MAY NOT DEVELOP

         Management intends to have Rainwire's stock listed on the OTC Bulletin Board. There can be no assurance that we will be able to do so. Even if we are able to obtain a listing on the OTC Bulletin Board, an active trading market may not develop or, if developed, may not be sustained. Typically, stocks traded on the OTC Bulletin Board or on the "pink sheets" have very limited liquidity, and therefore, it may be very difficult for purchases of our Common Stock to liquidate their investments at a favorable price, or at all.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY

         The market price of the Common Stock could be subject to significant fluctuations in response to:

         - the fact that our stock will trade on the OTC Bulletin Board or pink sheets,

         -        variations in quarterly and yearly operating results,

         -        general trends in our industry, and

         - changes in state or federal regulations affecting Rainwire, Oasis or our industry.

         In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. Broad market fluctuations may adversely affect the market price of our Common Stock. Additionally, because our common stock is expected to trade on either the OTC

Bulletin Board or the "pink sheets", a combination of limited liquidity and significant price fluctuations may prevent an investor from being able to liquidate their investments at a favorable price, or at all.

WE WILL BE SUBJECT TO THE PENNY STOCK RULES WHICH MAY ADVERSELY AFFECT TRADING IN OUR STOCK

         Because our common stock is not listed on any securities exchange or the Nasdaq Stock Market and may not have a trading price of at least $5.00 per share, our common stock is subject to federal penny stock regulations. As a result, the market liquidity for the shares received in this offering could be adversely affected because these regulations require broker-dealers to make a special suitability determination for the purchase and to have received the purchaser's written consent to the transaction prior to the sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. As a result, it may be more difficult for a broker-dealer to sell the shares received in this offering.


                         PRO FORMA FINANCIAL INFORMATION

         Assuming the share exchange is completed, Rainwire Partners, Inc. will be the legal parent of The Oasis Group, Inc. For accounting purposes, The Oasis Group, Inc. will be the acquirer and its financial information will be reported from the effective date of the share exchange forward. Accordingly, the operations of Rainwire will no longer be reported and all historical financial information and results of operations will be that of The Oasis Group, Inc.

         The Oasis Group, Inc., a development stage, Georgia corporation was formed in November, 1999, however, it had no financial transactions during that year. The information included herein for Oasis is as of December 31, 2000 and for the year then ended and the nine months ended September 30, 2001.

                               PRO FORMA NARRATIVE

OPERATIONS OF RAINWIRE PARTNERS, INC.

         For the nine months ended September 30, 2001, Rainwire Partners, Inc. is in the development stage and had no operations, having discontinued them as of December 31, 2000. Therefore, there are no continuing operations for Rainwire during the year ended December 31, 2000, or for the nine months ended September 30, 2001.

OPERATIONS OF THE OASIS GROUP, INC.

         The operations of The Oasis Group, Inc were comprised of start-up activities for which all incurred costs have been expensed. Since inception and through September 30, 2001, Oasis incurred operating losses totaling approximately $1,000,000, exclusive of accumulated other comprehensive loss of $217,000, arising from unrealized holding losses on available-for-sale securities. Therefore, neither Rainwire nor Oasis had any operating revenues except for interest income earned by Oasis.

PRO FORMA EFFECT ON OPERATIONS OF COMBINING THE TWO COMPANIES HAD THE TRANSACTION OCCURRED AT THE BEGINNING OF THE MOST RECENT FISCAL PERIODS -- YEAR ENDED DECEMBER 31, 2000 AND NINE MONTHS ENDED SEPTEMBER 30, 2001

         Had the two companies been combined for the year ended December 31, 2000 and for the nine months ended September 30, 2001, the pro forma effect would have been losses from continuing operations during the development stage of approximately $502,000 (Oasis) and a loss from discontinued operations of $2,072,000 (Rainwire) for the year ended December 31, 2000. For the nine months ended September 30, 2001 a loss from continuing operations was $497,000 (Oasis). The resulting pro forma loss per share for the year 2000 for continuing and discontinued operation would have been $.03, and $.16, respectively, based on 16,599,082 weighted average number of shares outstanding. Assuming the share exchange at the beginning of 2000 and for the nine months ended September 30, 2001 the same per share amounts would have been a loss of $.03 for both classifications based on 16,791,635 weighted average number of shares outstanding. Previously reported loss per share for Rainwire for the two periods mentioned were $.24 for discontinued operations for 2000 and $.00 for the nine months ended September 30, 2001.

         The following are the pro forma balance sheets had the two companies been combined as of the beginning of the year ended December 31, 2000 and the nine months ended September 30, 2001:

                             PRO FORMA BALANCE SHEETS
                                DECEMBER 31, 2000

                       ASSETS

                                                                                                   PRO FORMA ADJUSTMENTS

                                                  RAINWIRE           OASIS                                               PRO FORMA
                                                  --------           -----                                               ---------
CURRENT ASSETS
  Cash                                              $2,043            $192                                                  $2,235
  Accounts receivable                               34,662                                                                  34,662
  Available-for-sale securities                                    250,000                                                 250,000
                                                --------------------------                                               ---------
  TOTAL CURRENT ASSETS                              36,705         250,192                                                 286,897
                                                --------------------------                                               ---------


OTHER ASSETS
  Deposits                                           6,257          91,000                                                  97,257
  Note receivable                                                   42,573                                                  42,573
                                                --------------------------                                               ---------
                                                     6,257         133,573                                                 139,830
                                                --------------------------                                               ---------
                                                   $42,962        $383,765                                                $426,727
                                                ==========================                                               =========

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable                                     $60,000         $15,000                                                 $75,000
  Accounts payable                                 469,517                                                                 469,517
  Accrued business disposal costs/exp              513,016                                                                 513,016
  Other accrued liabilities                        110,361                                                                 110,361
                                                --------------------------                                               ---------
     TOTAL CURRENT LIABILITIES                   1,152,894          15,000                                               1,167,894
                                                --------------------------                                               ---------


REDEEMABLE PREFERRED STOCK
  Par value $.001; authorized
  2,500,000 shares
  issued 1999 - 24,959 shares                       52,913              --                                                  52,913
                                                --------------------------                                               ---------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock                                      7,610          822,169(a)   $   813,109                             16,670
  Paid-in capital                               1,321,472                 (b)     2,134,581(a)      $  813,109               (0)
  Contributed capital                                              166,000                                              166,000
  Accumulated other comprehensive (loss)                          (117,000)                                            (117,000)
 (Deficit) accumulated since inception         (2,491,927)        (502,404)                (b)       2,134,581         (859,750)
                                              ----------------------------       -----------         ----------------------------
                                               (1,162,845)         368,765        2,947,690          2,947,690         (794,080)
                                              ----------------------------      -----------         ----------------------------
                                              $    42,962        $ 383,765      $ 2,947,690         $2,947,690        $ 426,727
                                              ============================      ===========         ============================

PRO FORMA ADJUSTMENTS AS OF DECEMBER 31, 2000
Results of the stock exchange transaction

(a) 16,669,635 shares outstanding at a par value of $.001 per share or $16,670

(b) elimination of Rainwire's deficit to the extent of paid-in capital

                            PRO FORMA BALANCE SHEETS
                               SEPTEMBER 30, 2001

                  ASSETS
                                                                                PRO FORMA ADJUSTMENTS

                                                      RAINWIRE        OASIS                                             PRO FORMA
                                                      --------        -----                                             ---------


CURRENT ASSETS
  Cash                                               $898          $ 72,673                                             $  73,571
  Accounts receivable                                                10,137                 (c)           $10,137             --
  Available-for-sale securities                                     150,000                                               150,000
                                                ---------------------------                               -----------------------
    TOTAL CURRENT ASSETS                              898           232,810                                10,137         223,571
                                                ---------------------------                               -----------------------

OTHER ASSETS
  Deposits                                                           96,000                                                96,000
  Note receivable                                                    43,573                                                43,573
  Accrued interest                                                    1,453                                                 1,453
                                                ---------------------------                                             ---------
                                                                    141,026                                               141,026
                                                ---------------------------                                             ---------
                                                     $898          $373,836                               $10,137       $ 364,597
                                                ===========================                               =======================

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                              $ 475,105          $     --(c)        $10,137                            $464,968
   Accrued business disposal costs/expenses        509,612                                                                509,612
  Other accrued liabilities                        53,613                                                                  53,613
                                                ---------------------------           -------                           ---------
    TOTAL CURRENT LIABILITIES                   1,038,330                --            10,137                           1,028,193
                                                ---------------------------           -------                           ---------

REDEEMABLE PREFERRED STOCK
  Par value $.001; authorized 2,500,000 shares
  issued 1999 - 24,959 shares                      52,913                --                                                52,913
                                                ---------------------------                                             ---------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock                                       19,910        1,424,039(a)   $1,426,664                               17,285
  Paid-in capital                                 1,381,672                 (b)    2,808,336(a)        $1,426,664              --
  Contributed capital                                                166,000                                              166,000
  Accumulated other comprehensive (loss)                            (217,000)                                            (217,000)
  (Deficit) accumulated since inception          (2,491,927)        (999,203)               (b)         2,808,336        (682,794)
                                                ----------------------------      ----------           --------------------------
                                                 (1,090,345)         373,836       4,235,000            4,235,000        (716,509)
                                                ----------------------------      ----------           --------------------------
                                                $       898        $ 373,836      $4,245,137           $4,235,000       $ 364,597
                                                ============================      ==========           ==========================

PRO FORMA ADJUSTMENTS AS OF SEPTEMBER 30, 2001
Results of the stock exchange transaction
(a) 17,284,635 shares outstanding at a par value of $.001 per share or $17,285
(b) elimination of Rainwire's deficit to the extent of paid-in capital
(c) intercompany loan eliminated

THE ACQUISITION OF OASIS GROUP, INC.

BACKGROUND OF THE OFFER AND THE ACQUISITION

         On December 31, 2000, management of Rainwire adopted a plan to discontinue the operations of Rainwire, liquidate its assets and explore alternative plans for growth, which included the identification of companies in markets that had greater growth and profitability potential than the market for e-business solutions.

         Management of Oasis has periodically reviewed its long-term strategic plans and has periodically considered a wide range of options, including internal growth strategies, growth through various strategic alliances, investments, acquisitions or business combinations.

         In February, 2001, Rainwire and Oasis began discussions concerning the use of Rainwire as a reverse merger vehicle to position Oasis in the public market. These initial discussions did not result in any agreements. After unsuccessfully exploring similar agreements with other parties, Rainwire re-entered discussions with Oasis in July, 2001.

         On August 29, 2001, Rainwire and Oasis completed negotiations and a Share Exchange Agreement (the "Non-Binding Share Exchange Agreement") was signed and approved by Rainwire's and Oasis' respective Board of Directors subject to the completion of due diligence and exchange of Schedules as outlined in the Non-Binding Share Exchange Agreement.

         Upon execution of the Non-Binding Share Exchange Agreement, Walter H. Elliott resigned as a director and vice president of Rainwire, and Ronald A. Potts, Mike McLaughlin and John Hill were appointed to the Board of Directors of Rainwire. In addition, Ronald A. Potts was appointed President and Chief Executive Officer of Rainwire and Peggy Evans was appointed Chief Financial Officer of Rainwire.

         Shortly after August 29, 2001, Rainwire and Oasis exchanged due diligence requirements checklists and began to prepare each other's respective deliverables.

         On November 12, 2001, at the advice of corporate legal counsel, Ronald
A. Potts resigned as President, Chief Executive Officer, Chairman of the Board and as a director of Rainwire. In addition, Lyne Marchessault resigned as Secretary and a director of Oasis and John Hill and Michael Mc Laughlin resigned as directors of Oasis.

         During the period between August 29, 2001, and December 18, 2001, there were numerous telephone calls and meeting between members of senior management and their legal counsel regarding certain due diligence matters, including, most notably, the settlement of Rainwire's outstanding liabilities.

         On December 18, 2001, legal counsel distributed the final draft of the Share Exchange Agreement.

         On December 19, 2001, the Rainwire and Oasis Board of Directors held telephonic meetings to consider the proposed agreement, including the new terms from the Non - Binding Share Exchange Agreement. Prior to the meetings, the directors were provided with a draft of the Share Exchange Agreement and related documents. Both the Rainwire and Oasis Board of Directors determined that the transactions contemplated by the Share Exchange Agreement and related documents were advisable and in the best interest of their respective companies and stockholders.

         On December 19, 2001, the Share Exchange Agreement and related documents were executed by the parties.

         On December 20, 2001, the Share Exchange Agreement and related documents were approved by a majority of the shareholders of Rainwire by written consent.

APPROVAL OF THE RAINWIRE BOARD

         The Rainwire Board of Directors, on December 19, 2001, unanimously approved the Share Exchange Agreement and the transactions contemplated thereby, including the acquisition, and determined that the acquisition, and the transactions contemplated thereby are in the best interests of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

REASONS FOR THE APPROVAL OF THE RAINWIRE BOARD

         In approving the Share Exchange Agreement, the Rainwire Board considered a number of factors, including, but not limited to, the following:

         1. The familiarity of the Rainwire Board with the financial condition, results of operations, business and prospects of Rainwire.

         2. That Rainwire's financial condition, results of operations, business and prospects make it very doubtful that Rainwire is strong enough to sustain itself, if this acquisition is not consummated.

         3. That Rainwire could not reach an agreement during its discussions with another party concerning a similar transaction.

         4. The Share Exchange gives the shareholders of Rainwire the opportunity to participate in a unique market.

         5. A review by Rainwire's Management of a range of alternative strategies that might be pursued, the possible values that might be achieved through those strategies, and Rainwire Board's conclusion that these alternative strategies entailed increased risk and, in any event, were unlikely to result in greater value to Rainwire or its shareholders than the acquisition of Oasis on the terms specified in the Share Exchange Agreement. The Rainwire Board determined that such terms, including but not limited to, the number of Shares retained by Rainwire shareholders after the Share Exchange were fair and in the best interest of Rainwire's shareholders.

         6. The fact that Oasis could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay all fees and expenses associated with this registration statement.

         The foregoing discussion of the information and factors considered and given weight by Rainwire's Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Rainwire Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rainwire Board may have given different weights to different factors.

         The Board of Directors of Rainwire has not requested or received, and will not receive, an opinion of an independent investment banker as to whether the Share Exchange is fair from a financial point of view to Rainwire and its shareholders.

APPROVAL OF THE OASIS BOARD

         The Oasis Board of Directors, on December 19, 2001, unanimously approved the Share Exchange Agreement and the transactions contemplated thereby, including the acquisition of Oasis by Rainwire, and determined that the acquisition, and the transactions contemplated thereby are in the best interests of Oasis and its shareholders. On the Record Date, the Board of Directors as a
group held approximately    % of the voting stock of Oasis.

REASONS FOR THE APPROVAL OF THE OASIS BOARD

         In approving the Share Exchange Agreement, the Oasis Board considered a number of factors, including, but not limited to, the following:

         1. Investor, shareholder and management requests and desires for liquidity as soon as possible were in the long-term best interest of Oasis and its business.

         2. A reverse merger, and filing of a registration statement under the 1933 Act was in the best interest of its shareholders because such a structure is well known, universally accepted, and would treat all of its shareholders equally as they would be able to sell their shares without the expense and paperwork burden that would be imposed if their stock was not fully registered.

         3. The Share Exchange Agreement and its terms, including the fees and expenses associated with the filing of this registration statement and the number of shares retained by the Rainwire Shareholders after the Share Exchange, were in the best interest of the Oasis Shareholders.

         The foregoing discussion of the information and factors considered and given weight by Oasis' Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Oasis Board did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Oasis Board may have given different weights to different factors.

         The Board of Directors of Oasis has not requested or received, and will not receive, an opinion of an independent investment banker as to whether the Share Exchange is fair from a financial point of view to Oasis and its shareholders.

ACCOUNTING TREATMENT

         The transaction will be accounted for as a reverse acquisition of the fair market value of Rainwire's stock by Oasis in accordance with generally accepted accounting principles. The accounting treatment applied in the reverse transaction differs from the legal form of the transaction and the continuing legal parent is Rainwire.

REGULATORY MATTERS

         Rainwire does not believe that any material federal or state regulatory approvals, filings or notices are required by Rainwire or Oasis in connection with the Share Exchange other than such approvals, filings or notices required pursuant to federal and state securities laws. Under Delaware law, approval of the Share Exchange and related Amendments to Rainwire's Certificate of Incorporation, must be obtained from the shareholders of Rainwire that own a majority of the outstanding shares. Under Georgia law, approval of the Share Exchange must be obtained from the shareholders of Oasis that own a majority of the outstanding shares.

FEDERAL INCOME TAX CONSEQUENCES

         The Acquisition and the included transactions contemplated in connection therewith have been structured with the intent that they be tax-free to Rainwire Partners, Inc., Oasis Group, Inc. and holders of Rainwire Partners, Inc. stock for federal income tax purposes. Assuming that the Acquisition constitutes a tax-free reorganization for federal income tax purposes, the following are the general federal income tax consequences:

         No gain or loss will be recognized by Rainwire, current stockholders of Rainwire or Oasis in connection with the Acquisition and the included transactions contemplated in connection therewith.

         The receipt of one share of common stock for every twenty share of common stock held prior to the reverse split as a result of the reverse split by Rainwire's shareholders should not result in any taxable gain or loss to stockholders for federal income tax purposes.

         In addition, the acquisition may result in the limitation on the use of net operating losses or the loss of the use of net operating losses of Rainwire under section 382 of the Internal Revenue Code.

         The federal income tax discussion set forth above is included for general information and may not apply to particular categories of holders of Oasis stock or options subject to special treatment under the federal income tax laws, such as foreign holders and holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant foreign, state, local or other tax consequences, which are not described above. The Oasis shareholders are urged to consult their tax advisors to determine the specific tax consequences of the Acquisition, including the applicability and effect of foreign, state, local and other tax laws.

GENERAL TERMS OF SHARE EXCHANGE AGREEMENT

         The following is a summary of the material provisions of the Share Exchange Agreement by and between Oasis and Rainwire. This summary does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached hereto as Annex A.

         Exchange and Purchase of Shares

         On the terms and subject to the conditions set forth in the Share Exchange Agreement, at the closing Rainwire shall assign, transfer, and deliver to the Oasis shareholders, in their pro rata percentages based upon their percentage ownership of Oasis common stock pre-closing, one (1) share of Rainwire Common Stock for every 2.5 shares of Oasis common stock held by the Oasis shareholders. The pre-closing holders of Rainwire Common Stock shall retain their shares which, immediately following the issuance of Rainwire Common Stock to the Oasis shareholders in connection with the closing of the Acquisition shall constitute approximately 5.75% of the fully-diluted shares of Rainwire Common Stock post-closing. Prior to the Closing, Rainwire will effect a one-for-twenty reverse split of its issued and outstanding Common Stock and will subsequently increase its authorized shares of Common Stock of the Company to One Hundred Million (100,000,000).

         Closing

         The "Closing" shall mean the consummation of the exchange of shares of Rainwire Common Stock and shares of Oasis common stock, as well as the consummation of any other transactions which are included in the Share Exchange Agreement and required to occur at or before Closing. The Closing shall take place no later than within three business days following the date upon which all of the conditions precedent contained in the Share Exchange Agreement have occurred and all regulatory matters have been complied with.

         Representations and Warranties

         The Share Exchange Agreement contains various customary representations and warranties of the parties thereto, without limitation, representations (a) by Rainwire and Oasis as to their respective corporate status, capitalization, accuracy of financial statements, the authorization and the enforceability of the Share Exchange Agreement against each such party, absence of legal proceedings, the absence of certain changes or events concerning their respective businesses since September 30, 2001, certain tax matters, certain employee benefit and pension plan matters, certain environmental matters, quality of assets, certain labor matters, insurance matters and the absence of material adverse changes with respect to their material contracts, and (b) by Rainwire as to its compliance concerning SEC filings. The representations and warranties contained in the Share Exchange Agreement will survive the Closing.

         Covenants

         The Share Exchange Agreement contains various customary covenants of the parties thereto. A description of certain of these covenants follows.

         Conduct of Business Prior to Closing

         From December 19, 2001 until Closing, Oasis covenants to, among other things, except to the extent that Rainwire gives written consent to the contrary:

                  (a) operate its business substantially as previously operated and only in the regular ordinary course;

                  (b) maintain its assets and properties in good order and condition;

                  (c) pay all accounts payable and collect all accounts receivable in accordance with prudent business practice;

                  (d) comply with all laws applicable to the conduct of its business; and

                  (e) maintain its books and records in the usual, regular, and ordinary manner, on a basis consistent with past practices.

         From December 19, 2001 until Closing, Rainwire covenants that unless the prior written consent of Oasis shall have been obtained, and except as otherwise expressly contemplated herein, Rainwire shall and shall cause each of its Subsidiaries to:

                  (a) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers; and

                  (b) notify Oasis of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have an Rainwire Material Adverse Effect (as defined in the Exchange Agreement) or would cause or constitute, a breach of any of Rainwire's representations, warranties or covenants contained in the Exchange Agreement; or (ii) any material change in the normal course of business or in the operation of Rainwire's assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings.

         Actions Prior to Closing

         From December 19, 2001 until Closing, Oasis covenants not to, among other things, without prior written consent of Rainwire:

                  (a) take any action that affects the ability of any party to obtain its consents to or perform its covenants and agreements under the Share Exchange Agreement;

                  (b) amend any of its organizational or governing documents;

                  (c) incur any additional debt or other obligation except in the ordinary course of business;

                  (d) repurchase, redeem, or otherwise acquire or exchange Oasis common stock or issue, sell, pledge or otherwise permit to become outstanding any additional Oasis common stock;

                  (e) purchase, acquire, sell or dispose of any assets or properties, except in the ordinary course of business;

                  (f) grant any increase in compensation or benefits to the employees or officers of Oasis, enter into or amend any employment contract between Oasis and any person or entity, or adopt any new employee benefit plan or make a material change in or to any existing employee benefit plan;

                  (g) make any significant change in any tax or accounting methods;

                  (h) commence any litigation other than in accordance with post practice; or

                  (i) modify, amend or terminate any material contract.

         From December 19, 2001 until Closing, Rainwire covenants and agrees that neither Rainwire nor any of its Subsidiaries, will do any of the following without the prior written consent of Oasis:

                  (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents (as defined in the Exchange Agreement) to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

                  (b) take any action, or omit to take any action, which would cause any of the representations and warranties contained in the Share Exchange Agreement to be untrue or incorrect.

         Supplemental Disclosure

         From December 19, 2001 until Closing, Rainwire and Oasis covenant that they each have the continuing obligation to disclose in writing to the other party any matter or information hereafter arising or becoming known that, if known on the date of execution of the Agreement, would have been required to be set forth or listed in a Schedule thereto.

         Conditions Precedent

         Rainwire and Oasis shall each use its best efforts to satisfy its respective conditions precedent for Closing.

         Financial Statements

         Promptly upon completion of the audits referred to in the Share Exchange Agreement, Oasis shall deliver to Rainwire copies of its audited financial statements, at and through December 31, 2000, and copies of its unaudited financial statements for the period ended September 30, 2001 together with the notes thereto and the report thereon.

         Other Transactions

         Rainwire and Oasis shall deal exclusively and in good faith with each other with regard to the transactions contemplated by the Share Exchange Agreement and will not (a) solicit submission of proposals, (b) participate in any discussions or negotiations, or (c) enter into any agreement or understanding that would have the effect of preventing the consummation of the transactions contemplated by the Share Exchange Agreement.

         Conditions Precedent to Obligations of Rainwire and Oasis to Consummate the Share Exchange Agreement

         The obligation of Rainwire and Oasis to consummate the transactions as contemplated by the Share Exchange Agreement are subject to the fulfillment and satisfaction at Closing of, among others, each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by the other party.

                  (a) All information required to be furnished by the parties pursuant to the Share Exchange Agreement shall have been furnished as of the Closing Date and such representations and warranties shall be true and correct in all material respects on and as of the Closing Date;

                  (b) Rainwire and Oasis shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Share Exchange Agreement to be performed by them prior to or as of the Closing;

                  (c) The Share Exchange Agreement and all other documents and instruments to be delivered in connection therewith, shall have been approved by a majority of the Rainwire and Oasis shareholders; and

                  (d) The Form S-4 shall have been declared and effective and no stop order shall have been issued and no proceedings for that purpose shall have been initiated or threatened.

         Termination

         The Share Exchange Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing: (a) by mutual consent in writing of Rainwire and Oasis; (b) by either Rainwire or Oasis if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate the Share Exchange Agreement on this basis shall not be available to any party whose failure to fulfill any obligation under the Share Exchange Agreement has been the cause of, or resulted in, the failure of the Closing to occur; (c) by Rainwire if there has been a material breach of any covenant or agreement or of a representation or warranty on the part of Oasis which has not been cured, or adequate assurance (acceptable to Rainwire in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; (d) by Oasis if (i) there has been a material breach of any covenant or agreement or of a representation or warranty on the part of Rainwire which has not been cured, or adequate assurance (acceptable to Oasis in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (ii) at Closing shares of Rainwire Common Stock shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) (provided Oasis has made its best efforts to assist Rainwire in obtaining such listing); or (e) by either Rainwire or Oasis (and Oasis Shareholders) if either of such party's due diligence investigation has disclosed the existence of (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgment, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by the Share Exchange Agreement.

                BACKGROUND INFORMATION ON RAINWIRE PARTNERS, INC.

         You should read the following summary financial data together with the discussion in "Rainwire's Management's Discussion and Analysis of Financial Condition and Results of Operations" and Rainwire's consolidated financial statements and related notes contained elsewhere in this prospectus/proxy statement.

         The following operational data for the years ended December 31, 2000 and 1999 have been derived from Rainwire's audited consolidated financial statements, which are contained elsewhere in this prospectus/proxy statement. The operational data for the nine months ended September 30, 2001 and 2000 and the balance sheet data as of September 30, 2001 have been derived from Rainwire's accounting records and have not been audited. This interim data contains all adjustments, consisting only of those that are of a normal recurring nature, necessary to present fairly the financial position and results of operations for the interim reporting periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of results that may be expected for any future periods.


                                                                           Nine Months Ended                    Years Ended
                                                                              September 30,                      December 31,
                                                                         ------------------------          -----------------------
                                                                          2001             2000             2000              1999
                                                                         -------          -------          -------          -------
                                                                                   (in thousands, except per share data)
Statement of Operations Data:
   Revenue                                                               $     0          $     0          $     0          $     0
   Net (Loss) from Continuing Operations                                       0                0                0                0
Discontinued Operations:
   (Loss) from operations of discontinued business
                                                                               0             (551)          (1,495)            (419)
   Provision for (loss) on disposal of the business
                                                                               0                0             (578)               0
Net (Loss) Attributable to Shareholders                                        0             (561)          (2,073)            (419)
(Loss) Per Share (basic and diluted) (1)                                 $ (0.00)         $ (0.09)         $ (0.24)         $ (0.08)



                                                                   As of                          As of
                                                              September 30, 2001            December 31, 2000
                                                              ------------------            -----------------
                                                                               (in thousands)
Balance Sheet Data:
   Cash and cash equivalents                                       $     1                      $     2
   Working capital (deficiency)                                     (1,037)                      (1,116)
   Total assets                                                          1                           43
   Redeemable preferred stock                                           53                           53
   Shareholders' equity (deficit)                                  $(1,090)                     $(1,163)

(1) Loss per share has been calculated using the weighted average number of outstanding shares of Rainwire's common stock for the periods presented. The effect on the loss per share of the exercise of the outstanding stock options, and other common stock equivalents have not been included as their effect would be antidilutive.

DESCRIPTION OF BUSINESS

         Business Development

         The Company was incorporated on May 10, 1991 in Delaware for the purpose of consolidating the operations of Azimuth, Inc. (a fully accredited AIHA Industrial Hygiene Laboratory for testing asbestos, metals and organic vapors) and certain of its former environmental products businesses and acquiring the assets of four general partnerships which were then leasing real estate and laboratory and other equipment to Azimuth and the products businesses. The Company formerly had three operating subsidiaries: Trico Environmetrics, Inc. ("Trico"), Envirometrics Products Company ("EPC") and Azimuth, Inc.

         In 1996, the Company entered into a "Turnaround" phase, and all of the Company's former operations were divested by the year 2000.

         During the course of the Company's "Turnaround" phase, the Company explored alternative plans for growth that included the identification of companies in other markets which had greater growth potential than the Environmental, Health and Safety Market. In September, 1999, the Company was introduced to The Catapult Group, Inc., a Georgia corporation ("Catapult"), which was an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. In February 2000, the Company and Catapult reached terms that each felt were fair to the parties and entered into a non-binding agreement whereby the Company would acquire Catapult, which became binding on March 8, 2000.

         Prior to the closing of the Catapult Exchange Agreement, on July 26, 2000, the Company effected a 10:1 reverse split of its outstanding common stock, issued 5,555,064 shares of its common stock to purchase all of the outstanding common stock of Catapult, changed its name to The Catapult Group, Inc. and increased its authorized shares from Ten Million (10,000,000) to Twenty Million (20,000,000). An amendment to the Company's Certificate of Incorporation reflecting such changes was filed with the Secretary of State of Delaware on July 26, 2000. Upon completion of the Catapult Exchange Agreement, Catapult became a wholly owned subsidiary of the Company and the shareholders of Catapult became owners of approximately 90% of the outstanding shares of Common Stock of the Company. The Company subsequently changed its name to Rainwire Partners, Inc.

         On December 31, 2000, management adopted a plan to discontinue the operations of the Company and to liquidate its assets.

         Business of Rainwire

         Upon completion of the Share Exchange with The Catapult Group, Inc., Rainwire's business became that of an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. However, as of December 31, 2000, Rainwire adopted a plan to discontinue its operations and to liquidate its assets. Additionally, as of that date, Rainwire began to explore alternative plans for growth, which included the identification of companies in markets that had greater growth potential than the market for e-business solutions.

         On December 19, 2001, Rainwire entered into a Share Exchange Agreement with Oasis. Upon completion of the Share Exchange, Rainwire's business will consist of the business plan of Oasis, which includes the acquiring, owning, developing and selling of parcels of undeveloped property and a residential mortgage operation.

EMPLOYEES

         Presently, Rainwire has no full-time employees other than executive officers. The Company had 20 employees at December 31, 2000.

PROPERTIES

         The following includes each of the principal real properties owned or leased by Rainwire as of December 31, 2000.

         1.       9229 University Boulevard, Charleston, SC (1)
                  Monthly Base Rental:               $5,523.00

         2.       4940 Peachtree Boulevard, Suite 350, Norcross, GA (2)
                  Monthly Base Rental:               $3,695.69

         3.       4940 665 Pylant Street, Atlanta, GA (3)
                  Monthly Base Rental:               $21,921.00

         4.       418 King Street, Suite 301, Charleston, SC (4)
                  Monthly Base Rental:               $3,750.00
                  Lease Expiration Date:    August 31, 2005

(1) Subsequent to December 31, 2000, Rainwire no longer occupied this location. Rainwire is seeking to mitigate its outstanding lease liabilities.

(2)  This lease expired during fiscal year 2000.

(3)  Subsequent to December 31, 2000, Rainwire no longer occupied this location.

(4) Rainwire is seeking to mitigate the outstanding lease liability as the landlord had seized and/or sold some of the equipment in partial satisfaction of the past due lease rentals.

         Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis' offices on a rent free basis, although the parties have not entered into a formal agreement.

LEGAL PROCEEDINGS

         Rainwire is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of Rainwire including those of subsidiaries. Following are four such actions.

         A former landlord has alleged that Azimuth Laboratory, Inc., a subsidiary of EVRM, is responsible for a hazardous waste cleanup on the leased premises, and he is seeking recovery of approximately $130,000, including the cleanup and remaining payments due under the terms of the lease agreement which is to expire in December, 2001. A motion for summary judgment is expected to be heard by the end of 2001. Only the remaining lease obligation of $66,271 has been recorded as of December 31, 2000.

         As of December 31, 2000, a demand against Rainwire was made by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by Rainwire to redeem 8,333 of those shares and to pay dividends when due. Substantially all of that amount was recorded as of December 31, 2000. An action was filed against Rainwire on April 20, 2001, which was reduced to a judgment on June 25, 2001 in the amount of $21,665.96.

         IOS Capital, Inc. has made a demand to Rainwire for sums defaulted upon as a result of an equipment lease signed by Rainwire in February, 1997. IOS Capital indicated that they would compromise the amounts owed for the sum of $15,479.20 in full satisfaction of the claim; however, Rainwire failed to make the payment by the required date.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Market information

         Rainwire's Common Stock has been publicly traded and was initially quoted on the Nasdaq Smallcap Market ("Nasdaq") under the symbol "EVRM" on August 12, 1994. Upon the divestiture of the Trico subsidiary Rainwire fell below the listing requirements of Nasdaq. On December 3, 1996, the Rainwire's common stock and warrants were delisted from The Nasdaq SmallCap Market and were subsequently traded on Over the Counter Bulletin Board. On January 4, 1999, the Securities and Exchange Commission (SEC) approved amendments to NASD Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board(R) ("OTCBB") to the securities of companies that report their current financial information to the SEC. On November 18, 1999, Rainwire's common stock and warrants were delisted from the OTCBB because of failure to have the required SEC periodic filings submitted by that date. As of that date, price Quotations could be found on Electronic Pink Sheets (the "Pink Sheets"). On January 28, 2000 Rainwire brought its filings with the SEC current, thus meeting the requirements for re-listing on the OTCBB. On March 21, 2000, Rainwire's common stock began trading on OTCBB. On August 1, 2000, Rainwire received a new symbol from Nasdaq. As of that date, Rainwire was traded on the OTCBB under the symbol RNWR. In 2001, Rainwire's common stock was again delisted from the OTCBB because of Rainwire's failure to file its required SEC periodic filings. On December 19, 2001, the last sale price of a share of Rainwire's common stock on the Pink Sheets was $0.06.

         The following table sets forth the high and low bid prices for the Common Stock as reported in the trading media and for the periods reflected above for each fiscal quarter commencing January, 1999 through September 30, 2001. The quotations listed below reflect inter-dealer prices, without retail mark-up, mark-down or commissions and do not necessarily represent actual transactions.

                                         HIGH                LOW
        1999
               First Quarter             0.187              0.062
               Second Quarter            0.375              0.062
               Third Quarter             0.375              0.050
               Fourth Quarter            0.375              0.005

        2000
               First Quarter             0.35               0.08
               Second Quarter            0.375              0.06
               Third Quarter*            4.25               2.00
               Fourth Quarter            2.50               0.50

        2001
               First Quarter             0.50               0.10
               Second Quarter            0.10               0.01
               Third Quarter             0.15               0.03

         * The common stock of Rainwire was consolidated 10 for 1 in July, 2000.

         Holders

         On December 31, 2000 there were approximately 103 shareholders of record Rainwire's common stock, based on information provided by Rainwire's transfer agent. This number may not include individuals whose shares are held in "street names."

         Dividends

         Rainwire has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. For the foreseeable future any future earnings or funds otherwise available, if any, for the payment of dividends will be used to pay dividends on the outstanding Preferred Stock or for reinvestment in Rainwire's business. Any future determination to pay cash dividends on the Common Stock will be at the discretion of the Board of Directors and will reflect such other factors (including contractual requirements) as the Board of Directors deem relevant.

         As of December 31, 2000, there were 24,959 shares of Series C preferred stock outstanding valued at $52,913, including accretion of $2,995.

         On October 15, 2001, Rainwire's Board of Directors approved the creation, authorized the issuance, and fixed the designation of 500,000 shares of Series D Convertible Preferred Stock. On October 15, 2001, Rainwire's Board of Directors further approved the exchange of 500,000 shares of its Series D Convertible Preferred Stock for 10,000,000 shares of its common stock.

         The holders of the Series D Convertible Preferred Stock are entitled to receive a cumulative dividend at a rate of twelve percent (12%) per annum out of any assets of Rainwire legally available therefore, when, if and as declared by the Board of Directors. Dividends are payable on a quarterly basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto, included as Annexes D and E of this Information Statement/Proxy Statement/Prospectus.

         General Overview

         On July 26, 2000 the former company, Environmetrics, Inc. exchanged approximately ninety percent of newly issued restricted common stock for all of the outstanding common stock of The Catapult Group, Inc. On that date, the name was changed to Rainwire Partners, Inc. for both The Catapult Group, Inc. and the former company. As of the date of the exchange, the former company's net assets were written down to a fair market value, as required under generally accepted accounting principles. The previous historical financial data of The Catapult Group, Inc. was carried forward since Catapult is considered the accounting acquirer; therefore the following comments pertain to the historical financial statements of The Catapult Group, Inc. and i20, Inc., including the net assets acquired as mentioned above.

         Results of Operations

         Year ended December 2000 Compared to year ended December 1999

         The company lost $419,028 for 1999 compared to a loss of $1,494,708 in 2000. In addition, in 2000 the company recorded a loss on the disposal of the business of $578,191. The decision was made on December 31, 2000 to discontinue the operations of the company; accordingly the financial statements for 1999 reflect the operating loss as a discontinued loss for comparative purposes.

         The company commenced its operation in July, 1999 and acquired i20, Inc. in August, 1999. i20, Inc.'s planned operations for the period subsequent to its purchase was the basis for the company paying approximately $500,000 more than the fair value of the assets acquired at that date. The loss from discontinued operations in year 2000, includes not only a write off of the unamortized balance of Goodwill of approximately $460,000 but unsuccessful efforts to sustain the business during the period when dot.com companies were failing. The loss on the disposal of the business in 2000 consists mainly of forward looking expenses, which were obligation of the company as of December 2000 and obligation incurred as a result of that decision.

         Nine Months Ended September 30, 2001 and 2000 (unaudited)

         The Company has discontinued all operations as of December 31, 2000, therefore, the nine month periods for 2001 and 2000 are of discontinued operations only. As part of the presentation of discontinued operations for the year 2000, all anticipated expense to be incurred during 2001 with respect to the discontinuation of the business were included as part of the provision for loss on disposal of the business as of December 31, 2000, therefore, no discontinued operations for the nine months ended September 30, 2001 are applicable. During the same comparable period a year ago, the consolidated results of discontinued operations was $551,350, as a result of revenues of $809,345, costs and expenses of $1,364,112 and net financial income of $3,417.

         Nine Months Ended September 30, 2000 and 1999 (unaudited)

         The Company's operations began in the third quarter of 1999, and no operating results were previously presented for that short period from August 4, 1999 (date that 100% of i20, Inc. was acquired) to September 30, 1999. Although management of the Company may have anticipated that the Company would ultimately achieve profitability, at no time from inception to date of discontinued operations and disposal of the business were its operations profitable.

         Financial Condition

         The company's audit report for the year 2000 discloses a "going" concern paragraph in reference to the company's concern for continuing its existence in the future. This concern is highlighted by the fact that the company has negative working capital of approximately $1,100,000, a deficit since inception of approximately $2,500,000 and a deficit in stockholders equity of approximately $1,160,000. There are a number of legal actions against the company for failure to honor its commitments, which include an obligation of the company incurred by Environmetrics, Inc., Azimuth Laboratories, Inc.

         Nine Months Ended September 30, 2001 and 2000 (unaudited)

         As of September 30, 2001, the Company had a deficit in stockholders' equity of $1,090,345, comprised of total assets-cash of $898, total liabilities of $1,038,330, and redeemable preferred stock of $52,913. Substantially all liabilities are past due, and accrued business disposal costs and expenses included therein include the balance of outstanding lease obligations, some of which extend beyond 2001. The balance of redeemable preferred stock is also past due as a result of a demand made by the holder thereof in 2000 and a judgment awarded him in June, 2001.

         To date all obligations have been paid from funds advanced by Oasis Group, Inc., a company seeking to acquire the controlling interest in the Company pursuant to the Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire and Oasis, dated December 19, 2001.

         Nine Months Ended September 30, 2000 and 1999 (unaudited)

         As of September 30, 2000, the Company had total assets of $980,766 consisting of current assets of $319,099, substantially notes and accounts receivable, other assets of $484,676, principally goodwill with an amortized balance of $460,960 and property and equipment net of accumulated depreciation of $176,991. Goodwill resulted from the acquisition of i20, Inc. in August, 1999, based on the excess of the value of consideration paid over the fair market value of the acquired company's net assets.

         Total liabilities were $752,798 consisting of current liabilities of $599,532, including accounts payable of $390,403 and notes payable of $100,424, long term debt of $98,855 and redeemable preferred stock of $54,411. As of September 30, 2000 there was a negative working capital of $280,433, and a positive balance in stockholders equity of $227,968.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         Rainwire engaged the firm of Welch, Roberts & Amburn, LLP to conduct the audits of its financial statements for the years ended December 31, 1999, and 1998. Welch, Roberts & Amburn, LLP, resigned on May 31, 2001 due to outstanding and past due fees owed by Rainwire.

         In connection with Welch, Roberts & Amburn, LLP's audits of the financial statements of Rainwire, there were no disagreements with Welch, Roberts & Amburn, LLP on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit reports of Welch, Roberts & Amburn, LLP on the consolidated financial statements for the years ended December 31, 1999, and 1998 did not contain any adverse opinion or disclaimer of opinion; however, the unqualified opinion contained a fourth paragraph with respect to an emphasis of a paragraph discussing recurring losses from operations and decreases in working capital issues confronting Rainwire.

         Rainwire had also engaged the firm of Tauber & Balser, P.C. in connection with the audit of the consolidated balance sheet of The Catapult Group, Inc., and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from July 21, 1999 (inception) to December 31, 1999.

         In connection with the audit as of December 31, 1999, and for the period from July 21, 1999 (inception) to December 31, 1999, there was no disagreement with Tauber & Balser, P.C. on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreement if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit report of Tauber & Balser, P.C. on the consolidated financial statements for the year ended December 31, 1999 was issued with an unqualified opinion.

         On or about September 9, 2001, Rainwire notified Tauber & Balser, P.C. that it had engaged the firm of Braverman & Company, P.C., to conduct the audit of its financial statements for the year ended December 31, 2000.

RAINWIRE'S MANAGEMENT AND EXECUTIVE COMPENSATION

         Directors and Executive Officers

         The following table sets forth all the directors, executive officers and significant employees of Rainwire as of December 19, 2001. In March, 2001, Bryan M. Johns resigned as an officer and director of Rainwire. On August 29, 2001, Walter H. Elliott, III resigned as an officer and director of Rainwire. On August 29, 2001, Ronald A. Potts was appointed to the Board of Directors and as President and Chief Executive Officer. Mr. Potts resigned from all of these positions on November 12, 2001. On November 12, 2001, Lyne Marchessault was appointed President of Rainwire and Michael McLaughlin was appointed Assistant Secretary.

                  NAME                             AGE                   POSITION
         Lyne Marchessault                          43         President, Secretary and Director
         Peggy Evans                                54         Chief Financial Officer
         Michael McLaughlin                         58         Assistant Secretary and Director
         John Hill                                  55         Director

         Lyne Marchessault, President, Secretary and Director. Ms. Marchessault was elected to our Board of Directors and appointed Secretary in July, 2000. Ms. Marchessault was appointed President of Rainwire on November 12, 2001. In addition, in August, 2001, Ms. Marchessault was elected to the Oasis Board of Directors, a position which she resigned from in November, 2001. From 1996 until January, 1998 Ms. Marchessault was the Director of International Marketing and Public Relations for Ultimate Technographics. From January, 1998 until the present, Ms. Marchessault has been the managing member of Osprey Investments, LLC. Ms. Marchessault holds a Marketing degree from Concordia University and a Masters in Business Administration from McGill University.

         Peggy Evans, Chief Financial Officer. Ms. Evans was appointed as our Chief Financial Officer in August, 2001. Since October 1, 2000, Ms. Evans has been the Chief Financial Officer for Oasis Group, Inc. Prior to that time, Ms. Evans served as the President of Yakley Management, Inc. and the Chief Operating Officer of Eston Hospitality, LLC. Ms. Evans holds a B.S. degree in business from Pepperdine University.

         Michael McLaughlin, Director. Mr. McLaughlin was elected to our Board of Directors in August, 2001, and appointed Assistant Secretary in November, 2001. In addition, Mr. McLaughlin was elected to the Oasis Board of Directors in August, 2000, a position which he resigned from in November, 2001. For the last 14 years, Mr. McLaughlin has been the owner and President of American Flooring, Inc. Mr. McLaughlin holds a bachelors degree in business from Florida Atlantic University.

         John Hill, Director. Mr. Hill was elected to our Board of Directors in August, 2001. In addition, Mr. Hill was elected to the Oasis Board of Directors in July, 2000, a position which he resigned from in November, 2001. From 1996 until 1998, Mr. Hill was a Divisional Claims Superintendent with State Farm Fire & Casualty Company and from 1998 until the present, Mr. Hill has been a Section Manager with State Farm. Mr. Hill holds a B.S. in Business Administration degree from the University of Tennessee.

         Directors hold office until the next annual meeting of shareholders. Officers are elected by the Board of Directors following the Annual meeting of stockholders.

         Disposition of Current Operations

         On December 31, 2000, management adopted a plan to discontinue the operations of Rainwire and to liquidate its assets.

         Certain Relationships and Related Transactions

         In connection with the Non-binding Share Exchange Agreement executed in August, 2001, Rainwire issued 12,000,000 shares of its common stock to Osprey Investments, LLC (Lyne Marchessault, our President, Secretary and a director, is the sole member) in satisfaction of loans in the principal amount of $60,000. In addition, in October, 2001, Rainwire exchanged 500,000 of its Series D Convertible Preferred Stock for 10,000,000 shares of its common stock owned by Osprey. Ms. Marchessault abstained from the Board of Directors vote concerning this exchange of shares.

         Rainwire's officers and directors have ownership interests in Oasis. Lyne Marchessault, our President, Secretary and a director, beneficially owns approximately 4.6% of the outstanding common stock of Oasis. Additionally, Peggy Evans, our newly appointed Chief Financial Officer, owns approximately 4.3% of the outstanding common stock of Oasis and John Hill and Mike McLaughlin, newly appointed directors each own less than 1.0% of the outstanding common stock of Oasis.

         In 2001, Oasis has loaned Rainwire approximately $150,000 to date, of which Rainwire has paid $31,562.86. As of December 31, 2000, Rainwire had loaned Oasis $12,700.

         In connection with the Share Exchange Agreement, Rainwire moved its business address to the offices of Oasis. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis' offices on a rent free basis, although the parties have not entered into a formal agreement.

         Committees and Meetings

         The Board of Directors held     meetings during 2000. No director of
Rainwire during the last fiscal year failed to attend any of the meetings of Rainwire's Board of Directors.

         Executive Compensation

         The compensation paid in 1999 and 2000 to the Chief Executive Officer of Rainwire and to the President of Rainwire is set forth in the table below. No other executive officer or any officer of a subsidiary had total compensation that exceeded $100,000.

                         2000 SUMMARY COMPENSATION TABLE
                                    RAINWIRE

                                   ANNUAL
                                COMPENSATION                                LONG-TERM COMPENSATION
                                                                             AWARDS              PAYOUTS

    NAME AND                                        OTHER ANNUAL      RESTRICTED     OPTIONS      LTIP           ALL OTHER
    PRINCIPAL                SALARY      BONUS      COMPENSATION        STOCK         SARs       PAYOUT         COMPENSATION
    POSITION        YEAR       ($)        ($)           ($)             AWARDS         (#)         ($)              ($)
----------------------------------------------------------------------------------------------------------------------------
Bryan Johns         2000    $102,000       0           $7,200             0             0           0                0
President and       1999      $-0-         0             0                0             0           0                0
CEO (1)
Walter H. Elliott   2000     $91,249       0             0                0             0           0                0
President and       1999     $75,000       0             0            93,174(3)     150,000(4)      0                0
CEO (2)

(1) Mr. Johns entered into an employment agreement with Rainwire on July 26, 2000, which paid him an annual salary of $102,000 and an annual car allowance of $7,200. Mr. Johns resigned as President and Chief Executive Officer in March, 2001.

(2) Mr. Elliott resigned as President and Chief Executive Officer in July 2000. Mr. Elliott's salary was $85,000 per year until his resignation in July, 2000. On July 26, 2000, Mr. Elliott entered into an employment agreement with Rainwire that paid him an annual salary of $100,000. Mr. Elliott's year 2000 salary reflects a prorated salary for each portion of 2000.

(3) Represents shares of stock issued in lieu of salary for 1997 and 1998 when Mr. Elliott's salary was cut from $85,000 annually to $59,500. This number does not reflect the 10:1 reverse stock split that occurred in connection with the Catapult Share Exchange in July, 2000.

(4) Represents stock options granted in December, 1999. This number dos not reflect the 10:1 reverse stock split that occurred in connection with the Catapult Share Exchange in July, 2000.

         There were no options granted to the Executive Officers of Rainwire and its subsidiaries during the year ending December 31, 2000. The Company has no stock appreciation rights ("SARs") outstanding.

         Employment Agreements

         On July 26, 2000, Rainwire entered into employment agreements with Bryan M. Johns, President and Chief Executive Officer, and Walter H. Elliott, Vice President. Mr. Johns resigned in March, 2001, and Mr. Elliott resigned in August, 2001.

         Options Granted

         A number of options were granted during 2000 at $1.00 per share, post-split, however, that information is not presently available, but all options will expire within one year from the date of issuance, in the opinion of legal counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding shares of our Common Stock beneficially owned as of December 19, 2001. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. As used in the table below, a beneficial owner includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting, of such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within

60 days. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of Rainwire's principal executive office. Directors not included in the table below do not hold Rainwire securities.

                                                       SHARES BENEFICIALLY OWNED
                                                        AS OF DECEMBER 19, 2001
NAME AND ADDRESS                                     NUMBER                PERCENT

Lyne Marchessault (1)                              12,231,461               61.4%

Osprey Investments, LLC (2)                        12,231,461               61.4%
Monteith Commons, First Floor
2931 Piedmont Road, N.E.
Atlanta, GA  30305

Bryan M. Johns (3)                                  1,296,182                6.5%

Arnold Johns (4)                                    1,064,721                5.3%
320 Cameron Ridge Drive
Atlanta, GA  30328

Anguilla Equity Partners, Inc.                      1,481,350                7.4%
Keithley F.T. Lake
The Law Building,
The Valley Anguilla, BWI

(1) Includes 12,231,461 shares owned by Osprey Investments, LLC of which Ms. Marchessault is the Sole Member.

(2) Includes 2,231,461 shares of common stock and 500,000 shares of Series D Convertible Preferred Stock currently convertible into 10,000,000 shares of common stock.

(3)      Mr. Johns resigned as an officer and director in April, 2001.

(4)      Includes 648,091 shares owned by Cambridge Capital, LLC.

                   BACKGROUND INFORMATION ON OASIS GROUP, INC.

         You should read the following unaudited financial information with respect to Oasis Group, Inc., for the period ended September 30, 2001 together with the discussion in Oasis' "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Oasis' audited financial statements for the year ended December 31, 2000, included herein as Annex F.

                              THE OASIS GROUP, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (unaudited)
                                     ASSETS

Current Assets
     Cash                                                 $    72,673
     Advances to related party                                 10,137
     Available-for-sale securities                            150,000
                                                          -----------
         TOTAL CURRENT ASSETS                                 232,810
                                                          -----------

Other Assets
      Deposits/Advances                                        96,000
      Note receivable                                          43,573
      Accrued interest                                          1,453
                                                          -----------
                                                              141,026
                                                          -----------
                                                          $   373,836
                                                          ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

     TOTAL CURRENT LIABILITIES                            $        --
                                                          -----------
Commitments and Contingencies

Stockholders' Equity
    Common stock, no par value;
      50,000,000 shares authorized;
      33,100,500 shares outstanding                         1,424,039
    Contributed capital                                       166,000
    Accumulated other comprehensive (loss)                   (217,000)
    (Deficit) accumulated during the development stage       (999,203)
                                                          -----------
         TOTAL STOCKHOLDERS' EQUITY                           373,836
                                                          -----------
                                                          $   373,836
                                                          ===========


   The accompanying notes are an integral part of these financial statements.

                              THE OASIS GROUP, INC.
                          (A Development Stage Company)
                STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS)
                                   (unaudited)

                                                                     NINE MONTHS         NOVEMBER 16, 1999
                                                                        ENDED             (INCEPTION) TO
                                                                    SEPTEMBER 30,          SEPTEMBER 30,
                                                                 2001           2000            2001
                                                            -----------     -----------     -----------
Revenues                                                    $     2,453     $        --     $     2,453
                                                            -----------     -----------     -----------
General and administrative expenses                             499,252         419,404       1,001,656
                                                            -----------     -----------     -----------
NET (LOSS)                                                  $  (496,799)    $  (419,404)    $  (999,203)
OTHER COMPREHENSIVE (LOSS)

Unrealized holding loss on available-for-sale securities       (100,000)       (117,000)       (217,000)
                                                            -----------     -----------     -----------
COMPREHENSIVE (LOSS)                                        $  (596,799)    $  (536,404)    $(1,216,203)
                                                            ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              THE OASIS GROUP, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                        (DEFICIT)
                                                                                       ACCUMULATED     ACCUMULATED
                                                                                         OTHER         DURING THE
                                               COMMON STOCK            CONTRIBUTED    COMPREHENSIVE    DEVELOPMENT
                                          SHARES        AMOUNT           CAPITAL         (LOSS)            STAGE           TOTAL
                                          ------        ------           -------         ------            -----           -----
(AUDITED)
BALANCE, November 16, 1999                           $         --    $         --                     $         --    $         --

Issuance of stock July 15, 2000,
for:
    Cash                               2,250,000          309,169                                                          309,169
    Acquisition of securities            800,000          367,000                                                          367,000
    Services                              26,000           26,000                                                           26,000
Proceeds from sale of common
 stock, September 30, 2000               150,000          120,000                                                          120,000
Contributed services                                                      166,000                                          166,000
Net (loss) for the year                                                                  (117,000)        (502,404)       (619,404)
                                      ----------     ------------    ------------    ------------     ------------    ------------

BALANCE, December 31, 2000             3,226,600     $    822,169    $    166,000    $   (117,000)    $   (502,404)   $    368,765
(UNAUDITED)
Issuance of stock for cash:
    March 31, 2001                        26,000            2,500                                                            2,500
    June 30, 2001                        311,500           60,000                                                           60,000
    August 15, 2001                      600,000          250,000                                                          250,000
Issuance of stock for services        28,937,000          289,370                                                          295,310
Net (loss) for the nine months
ended September 30, 2001                                                                 (100,000)        (496,799)       (596,799)
                                      ----------     ------------    ------------    ------------     ------------    ------------

BALANCE, September 30, 2001
(unaudited)                           33,100,500     $  1,424,039    $    166,000    $   (217,000)    $   (999,203)   $    373,836
                                      ==========     ============    ============    ============     ============    ============


   The accompanying notes are an integral part of these financial statements.

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                NOVEMBER 16,
                                                                                    1999
                                                                               (INCEPTION) TO
                                                                                SEPTEMBER 30,
                                                NINE MONTHS ENDED SEPTEMBER 30,     2001
                                                ------------------------------- -------------
OPERATING ACTIVITIES
                                                     2001          2000
                                                 ---------       ---------
     Net (loss) from operations                  $(496,799)      $(496,799)      $(999,203)
     Adjustments to reconcile net (loss) to
       net cash used by operating
       activities:
       Issuance of stock for services              289,370          26,000         315,370
       Contributed Capital                                         115,000         166,000
       Increase in accrued interest                 (1,453)                         (1,453)
       Increase in note receivable                  (1,000)                         (1,000)
                                                 ---------       ---------       ---------

Net Cash Flow (To) Operating
Activities                                        (209,882)       (278,404)       (520,286)
                                                 ---------       ---------       ---------

INVESTING ACTIVITIES:
       Note receivable                                             (42,573)        (42,573)
       Deposits/Advances                           (15,137)        (66,000)       (106,137)
                                                 ---------       ---------       ---------

Net Cash Flows (To) Investing
Activities                                         (15,137)       (108,573)       (148,710)
                                                 ---------       ---------       ---------

FINANCING ACTIVITIES
     Proceeds from sale of common stock            312,500         429,169         741,669
     Increase (Decrease) in note payable           (15,000)         15,000
                                                 ---------       ---------       ---------

Net Cash Flows From Financing Activities           297,500         444,169         741,669
                                                 ---------       ---------       ---------

NET INCREASE IN CASH                                72,481          57,192          72,673

CASH, BEGINNING OF PERIOD
                                                       192              --              --
                                                 ---------       ---------       ---------

CASH, END OF PERIOD                              $  72,673       $  57,192       $  72,673
                                                 =========       =========       =========

SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING ACTIVITIES
   Acquisition of available-for-sale
     securities for common stock                                                 $ 367,000
                                                                                 =========

   The accompanying notes are an integral part of these financial statements.

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

COMPANY BACKGROUND

Oasis Group, Inc. (the Company or Oasis), formerly Oasis Communities, Inc. is a Georgia corporation formed November 16, 1999, to develop residential and commercial real estate projects. It has a fiscal year-end of December 31 and is a development stage company, as defined in SFAS No. 7, since its operations have not commenced and it has not earned any significant revenues. There were no transactions during 1999.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, note receivable and an unsecured related party loan, approximate fair values due to the short maturities of such instruments.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For financial reporting purposes, the Company has sustained a loss for 2000 of approximately $502,000. For income tax purposes approximately $312,000 is considered start-up costs, and the balance, comprised of $166,000 of contributed capital and meals and entertainment of $24,000, constitutes a non-deductible permanent difference. Start-up costs are not deductible until the Company commences operations, at which time they are amortized over a 60-month period, or permanently capitalized if no election is timely made to amortize them.

The Company's future utilization of the deferred tax benefit arising from the deferral of start-up costs of approximately $110,000 cannot be currently ascertained. Accordingly, a valuation allowance of approximately $110,000 has been provided resulting in no recorded tax benefit as of December 31, 2000.

For the nine months ended September 30, 2001, the Company incurred a net loss of $496000, of which $489,000 is considered deferred as start-up costs for income tax purposes and the balance a permanent difference. The tax benefit of this current loss of $171,000 has been offset by a valuation allowance of $171,000 since management believes it is more likely than not that the tax benefit accumulated to date is not currently usable by the Company.

BASIS OF PRESENTATION AND MANAGEMENT'S ACTIONS TO OVERCOME OPERATING AND LIQUIDITY PROBLEMS

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plan is to raise additional debt or equity financing and to begin operations in the near term, which are anticipated to be sufficient to provide the necessary cash flow requirements for the Company.

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 2 - DEPOSITS/ADVANCES

REAL ESTATE VIDEO PORTAL

An advance payment of $25,000 was made by the Company for the exclusive development of a web-based "real estate video portal" on a cost-plus 15 percent fixed-fee basis. An additional mobilization fee of $25,000 is required upon the execution of a formal agreement with the software developer. All funds advanced will be credited against the cost of the project and are non-refundable.

STOCK EXCHANGE TRANSACTIONS

The Company agreed to acquire all of the outstanding stock of Landmark Mortgage Corporation, a Louisiana corporation (Landmark) and Statewide Mortgage and Investment Corp., a Florida corporation (Statewide) for 1,370,000 shares of Oasis common stock and the sum of $50,000, which will be applied towards certain expenses pursuant to a non-binding letter of intent dated October 2000. Oasis agreed to make $50,000 available for the financing of additional property that Landmark anticipates acquiring at a purchase price of approximately $220,000. Oasis advanced $71,000 in connection with this stock exchange transaction as of September 30, 2001. The closing of this acquisition is expected to occur on or before January 31, 2002, pursuant to a binding amendment entered into on December 14, 2001.

PURCHASE OF REAL ESTATE

In February 2001 Oasis agreed to purchase from an unrelated party, undeveloped land located in California and Arizona for $4,000,000, including a promissory note for $3,000,000 for a 6 year term, with 6 percent interest for the first 12 months and at the prime rate thereafter not to exceed 8% or be less than 6%. If the property appraises for more than $12,000,000 within 60 days of closing, Oasis will issue an additional promissory note for the fair market value of the property exceeding $12,000,000 multiplied by a factor of 0.35. The additional note shall be for a term of six years, with interest at 4 percent per annum for the first 2 years and 6 percent per annum, thereafter. Brokerage commissions are payable in addition to the above purchase price.

NOTE 3 - AVAILABLE-FOR-SALE SECURITIES

Available-for-sale securities are recorded at fair value in investments on the balance sheet, with the change in fair value during the period excluded from results of operations, and recorded net of tax as a separate component of equity (accumulated other comprehensive income). The following summarizes the information relating to available-for-sale securities as of September 30, 2001:

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 4 - AVAILABLE-FOR-SALE SECURITIES (continued)

Market value at September 30, 2001                                        $        150,000
Market value at December 31, 2000                                                  250,000
                                                                          ----------------
Unrealized holding loss in 2001                                           $       (100,000)
                                                                          ================

The unrealized holding loss for the nine months ended September 30, 2000  $       (117,000)
                                                                          ================

The Company utilizes the specific identification method of computing realized gains and losses from the sales of its available-for-sale securities. Realized losses from the sale of securities are shown in the other income section of the income statement, and proceeds from the sale of securities are shown in the statement of cash flows.

NOTE 5 - ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The following is a summary of the activity from inception in accumulated other comprehensive income (loss):

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
   Balance, at inception                                                            $             0
OTHER COMPREHENSIVE (LOSS)
   unrealized holding losses on available-for-sale securities in 2000                      (117,000)

   unrealized holding losses on available-for-sale securities in 2001                      (100,000)
                                                                                    ---------------
ACCUMULATED OTHER COMPREHENSIVE (LOSS)
   Ending balance, September 30, 2001                                               $      (217,000)
                                                                                    ===============

NOTE 6 - CONTRIBUTED CAPITAL

Management of the Company has contributed its services to the Company during 2000 with an assigned value of $158,500 ($112,000 as of September 30, 2000). It also contributed the value of rent, utilities and related overhead during 2000 amounting to $7,500 ($3,000 as of September 30, 2000).

NOTE 7 - SUBSEQUENT EVENTS

PURCHASE OF REAL ESTATE

On November 27, 2001, the Company executed a restated first amendment to the February 2001 agreement for the purchase of real estate from an unrelated party, resulting in the payment to the escrow agent of $10,000 by Oasis.

                              THE OASIS GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

NOTE 7 - SUBSEQUENT EVENTS (continued)

STOCK EXCHANGE TRANSACTION

On December 19, 2001, the Oasis Board of Directors approved a share exchange with Rainwire Partners, Inc. (Rainwire) in which all of the outstanding shares of the Company would be exchanged for 16,289,141 newly issued shares of Rainwire, representing 94.25% of the outstanding shares of Rainwire on a fully diluted basis. The share exchange transaction would be exempt from income taxes pursuant to the reorganization provisions of the Internal Revenue Code. After the exchange, the Oasis shareholders would own the majority of the outstanding shares of Rainwire. For legal purposes, Rainwire, a public company, would be the parent, for accounting purposes the acquirer would be Oasis. The share exchange is subject to shareholder approval among other conditions.

BINDING LETTER OF INTENT

In December 2001, the Company entered into a binding letter of intent to form a joint investment for the development of a Florida real estate project in which the Company is to receive a 55 percent member interest in a newly formed limited liability company, Oasis Lost Key Island Resort, LLC in exchange for funding of $25,000,000. A bridge loan for $3,500,000 is expected to be obtained by the Company in January 2002.

DESCRIPTION OF BUSINESS

         Oasis is a privately-held Georgia corporation, which was formed in November, 1999. Oasis business plan includes the acquiring, owning, developing and selling of parcels of undeveloped property. Upon obtaining undeveloped property, Oasis activities may consist of selling the undeveloped land to other developers or investors, selling improved land to residential or commercial builders, or participating in joint ventures with other developers, investors or residential or commercial builders to finance and construct infrastructure, homes and other buildings. Oasis intends for its niche to include golf course residential communities and resort developments. Oasis' business plan also includes a residential mortgage operation.

REAL ESTATE DEVELOPMENT

         To date, Oasis' real estate development activities have included only the negotiation of and entering into of various agreements for the purchase of real estate in various stages of development. A description of the agreements to which Oasis is a party are included herein under "Background Information on Oasis Group, Inc. - Oasis Group, Inc. Agreements."

RESIDENTIAL MORTGAGE OPERATIONS

          On December 14, 2001, Oasis entered into a binding letter of intent to acquire all of the outstanding stock of Landmark Mortgage Corporation, a fully licensed wholesale mortgage lender based in New Orleans, Louisiana, and all of the outstanding stock of Statewide Mortgage and Investment Corp., a fully licensed wholesale mortgage lender based in Pensacola, Florida. A description of the terms of the letter of intent is included herein under "Background Information on Oasis Group, Inc. - Oasis Group, Inc. Agreements."

OASIS GROUP, INC. AGREEMENTS

         In connection with Oasis' business plan, Oasis is in the various stages of negotiation concerning the purchase of undeveloped property and other agreements. The following is a summary of the material terms and provisions of two agreements to which Oasis is a party.

REAL ESTATE SALE AND PURCHASE AGREEMENT -- HORNAK

         In February 2001, Oasis entered into an agreement with Mrs. Libuse Hornak for the purchase of undeveloped land located in California and Arizona. The parties executed a Restated First Amendment to this Agreement on November 27, 2001.

         Purchase Price

         In consideration for the Property, Oasis agreed to pay Hornak the sum of Four Million Dollars ($4,000,000) as follows: (a) At the Closing, Oasis shall pay Hornak the sum of One Million Dollars ($1,000,000) less the Earnest Money, and (b) at the Closing, Oasis shall deliver to Hornak a Promissory Note in the amount of Three Million Dollars ($3,000,000), which will be secured by a Deed of Trust covering certain parcels of property to be identified prior to the Closing and shall be for a term of six (6) years and bear interest at a rate of 6% for the first 12 months and at the prime rate thereafter not to exceed 8% or be less than 6%.

         Within 60 days after the Closing, Oasis shall obtain an appraisal to determine the fair market value of the entire Property. If the fair market value exceeds $12,000,000, Oasis shall issue to Hornak an additional Promissory Note equal to the amount by which the fair market value exceeds $12,000,000 multiplied by a factor of 0.35. The Note will be secured by a Deed of Trust and shall be for a term of six years and shall bear interest at a rate of 4% for the first two years and 6% thereafter.

         Feasibility Period

         The Feasibility Period begins upon receipt of all of the Due Diligence Information by Purchaser and lasts for the greater of (a) ninety (90) days; or
(b) thirty days from the expiration of any appeal periods after the execution of a development agreement.

         Earnest Money

         On the Effective Date of Agreement, Oasis deposited $10,000 with the Escrow Agent. Upon expiration of the Feasibility Period, Oasis shall deposit an additional $90,000 with the Escrow Agent.

         Survey

         During the Feasibility Period, Oasis had the right to enter onto the Property and to have a new survey of the prepared or to have Hornak's survey of the Property updated at Oasis' expense.

         Title

         Hornak shall convey to Oasis at the Closing good and marketable fee simple title in and to the Property.

         Property Inspection

         Oasis and its agents have the right during the Feasibility Period to enter the Property at reasonable times for the purpose of inspecting the Property.

         Representations and Warranties of Hornak

         The Agreement contains various customary representations and warranties by Hornak concerning Hornak's right, title and interest in the property and the absence of any litigation, assessments or liens against the Property.

         Representations and Warranties of Oasis

         The Agreement contains various customary representations and warranties of Oasis concerning its corporate status and authority to enter into the Agreement.

         Covenants

         From the Effective Date of the Agreement until the Closing, Hornak covenants to:

         (a)      Maintain the Property and any existing insurance coverage;

         (b) Not contract to convey or voluntarily encumber the Property or enter into any contract that will be an obligation affecting the Property; and

         (c) Cooperate with, and assist Oasis, in obtaining access to governmental agencies having authority concerning the development of the Property.

         Brokerage Commissions

         The parties shall pay all Brokerage Commissions at the Closing.

STOCK ACQUISITION AGREEMENT WITH LANDMARK MORTGAGE CORPORATION AND STATEWIDE MORTGAGE AND INVESTMENTS CORP.

         In October, 2000, Oasis entered into a non-binding letter of intent to acquire all of the shares of outstanding stock of Landmark Mortgage Corporation, a Louisiana corporation ("Landmark") and Statewide Mortgage and Investments Corp., a Florida corporation ("Statewide"). On December 14, 2001, the parties executed a binding Amendment to the non-binding letter of intent.

         Closing

         The Closing of the Stock Acquisition Agreement is expected to occur on or before January 31, 2002.

         Refinancing

         Oasis agrees to use its best efforts to refinance, within a commercially reasonable time after the Closing and on terms acceptable to Oasis, certain real property owned by Landmark and Statewide located in Louisiana and Florida. The total current outstanding balance on the two properties is approximately $335,000 and the estimated total fair market value for the two properties is approximately $530,000. In addition, Oasis agrees to make $50,000 available for the financing of additional property that Landmark anticipates acquiring at a purchase price of approximately $220,000.

         Debt and Third Party Guarantees

         At the Closing, Oasis shall pay $50,000 to a third party in partial satisfaction of a Promissory Note entered into by Landmark.

         It is expressly understood by the parties that, except to the extent specifically contemplated with respect to the mortgage liabilities, Oasis shall not acquire any of the debts, liabilities or obligations arising out of the operation of Landmark or Statewide.

         Purchase Price

         Oasis shall issue to the shareholders of Landmark and Statewide on the Closing Date a total of 1,370,000 shares of Oasis common stock and the sum of $50,000, which will be applied towards certain expenses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          Market Information

          There is no public trading market for Oasis' common stock.

          Holders

          On December 19, 2001 there were approximately 77 shareholders of record of Oasis' common stock.

          Dividends

          Oasis has never paid dividends on its common stock and does not anticipate that it will do so in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          General Overview

          Oasis is a privately-held, development stage, Georgia corporation, formed in November 1999. Its business plan includes acquiring, owning, developing and selling undeveloped property either through direct ownership of the properties, or through the acquisition of entities owning such properties. From inception through September 30, 2001, Oasis provided substantially all of its resources through the sale or issuance of its own common stock, of which 3,337,500 shares were issued for cash of $741,669; 800,000 shares in exchange for securities valued at $367,000; and the balance of 28,963,000 for services valued by the Board of Directors at $315,370, for a total capitalization as of September 30, 2001 of 33,100,500 shares outstanding, with total consideration of $1,424,039.

          During 2001 the Company investigated numerous business opportunities including the pending stock exchange transaction with Rainwire Partners, Inc. (Rainwire), a public company, all of whose operations were discontinued as of December 31, 2000. If the Rainwire stock exchange is completed, Oasis will own the majority of its outstanding common stock. Oasis had advanced $10,137 as of September 30, 2001, to Rainwire to meet some of the obligations of Rainwire, and continues to advance Rainwire funds to enable it to meet its financial reporting obligations to the Securities and Exchange Commission.

          Several of the other businesses investigated by Oasis resulted in pre-merger agreements which provide for the potential acquisition of undeveloped real estate in several states, and two companies owned by the same interests, which are involved in making mortgage loans secured by real estate, which in turn are brokered to permanent lenders.

          Results of Operations

          Year Ended December 31, 2000

          The year ended December 31, 2000 was the first year the Company had any operations although it was incorporated in 1999. During 2000, the Company incurred a loss (start-up expenses) of approximately $502,000 of which travel accounted for 49%, and services provided by management, which were contributed to the Company, accounted for 33%. The balance, attributed to several classifications, included consulting, 12% and legal fees, 3%. There was a decline in the value of securities acquired in July 2000 of $117,000, which was classified as an other comprehensive loss and was excluded from the determination of the above net loss since the decline in value was attributed to an unrealized holding loss which is classified as a separate account, accumulated other comprehensive loss, in the accompanying balance sheet as of December 31, 2000.

          Nine Months Ended September 30, 2001 and 2000

          During the nine months ended September 30, 2001, Oasis generated a loss of approximately $497,000, which was incurred pursuing the development stage activities of Oasis, principally for the search for viable real estate projects, operating companies and the near finalization of the stock exchange agreement with Rainwire. Included in this loss were approximately 40% for outside services, 40% for management services, and the balance of 20% for mostly travel. In addition, the value of the securities acquired in July 2000, decreased $100,000 to a value of $150,000. Except for $2,453 of interest earned on a note receivable there were no other earned revenues.
          During the same nine-month period in 2000, Oasis incurred a loss of $419,000, of which management services contributed to the company totaled 27%, and travel totaled 45%. The balance, attributed to several classifications, included consulting, 16% and legal fees, 4%.

OASIS' MANAGEMENT AND EXECUTIVE CORPORATION

          Directors and Executive Officers

         The following table sets forth all the directors, executive officers and significant employees of the Company as of December 19, 2001.

NAME                          AGE                    POSITION

Ronald Potts                  54       President, CEO and Chairman of the Board
Jack DiFranco                 61       Director
Peggy Evans                   54       Chief Financial Officer

         Ronald A. Potts, Chairman, President and Chief Executive Officer. Mr. Potts was elected to our Board of Directors and appointed Chairman and Chief Executive Officer of Oasis in March, 2000, and President in August, 2000. In addition, in August, 2001, Mr. Potts was elected to the Rainwire Board of Directors and appointed Rainwire's President and Chief Executive

Officer, all positions which he resigned from in November, 2001. From 1996 until March, 2000, Mr. Potts was President of Londott Investments. Mr. Potts holds an Economics degree from the University of Western Ontario.

         Jack DiFranco, Director. Mr. DiFranco was appointed to our Board of Directors on December 14, 2001. Since 1985, Mr. DiFranco has been the Chairman and President of Landmark Mortgage Corporation, and since 1988, Mr. DiFranco has been the Chairman and President of Statewide Mortgage and Investments Corp. Mr. DiFranco holds a degree in Law Enforcement from Delgado College.

         Peggy Evans, Chief Financial Officer. Ms. Evans was appointed as our Chief Financial Officer in August, 2001. Since October 1, 2000, Ms. Evans has been the Chief Financial Officer for Oasis Group, Inc. Prior to that time, Ms. Evans served as the President of Yakley Management, Inc. and the Chief Operating Officer of Eston Hospitality, LLC. Ms. Evans holds a B.S. degree in business from Pepperdine University.

         Certain Relationships and Related Transactions

         Oasis' officers and directors have ownership interests in Rainwire. Ronald A. Potts owns approximately 1.5% of the outstanding common stock of Rainwire on a fully-diluted basis.

         In 2001, Oasis has loaned Rainwire approximately $150,000 to date, of which Rainwire has paid $31,562.86. As of December 31, 2000, Rainwire had loaned Oasis $12,700.

         In connection with the Share Exchange Agreement, Rainwire has moved its business address to the offices of Oasis. Until the closing of the Share Exchange, Oasis has agreed to allow Rainwire to use Oasis' offices on a rent free basis, although the parties have not entered into a formal agreement.

         Executive Compensation

         In 1999 and 2000, the Chief Executive Officer and President of Oasis was paid no compensation for his services. No executive officers or any officer of a subsidiary had total compensation that exceeded $100,000.

         Employment Agreements

         To date, Oasis has not entered into any employment agreements with its executive officers.

         Options Granted

         No options were granted to any directors, officers or employees of Oasis in 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding shares of our Common Stock beneficially owned as of December 19, 2001. Beneficial ownership is calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. As used in the table below, a beneficial owner includes any person who directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting, of such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities.

                                                                                   SHARES BENEFICIALLY OWNED
                                                                                    AS OF DECEMBER 19, 2001
NAME AND ADDRESS                                                                 NUMBER                PERCENT

Ronald A. Potts                                                                 9,000,000               24.2%
2931 Piedmont Road, N.E.
Monteith Commons, First Floor
Atlanta, GA  30305

Peggy Evans                                                                     1,600,000                4.3%
2931 Piedmont Road, N.E.
Monteith Commons, First Floor
Atlanta, GA  30305

Cambridge Investments                                                           3,000,000                8.1%
Keithley F.T. Lake
The Law Building, The Valley
Anguilla, BWI

Anguilla Equity Partners                                                        2,500,000                6.7%
Keithley F.T. Lake
The Law Building, The Valley
Anguilla, BWI

Sonoma Investments                                                              2,500,000                6.7%
AXA Offshore Management Limited
The Law Building, The Valley
Suite 100
P.O. Box 687
Angville, BWI

                                THE REVERSE SPLIT

         Pursuant to the Reverse Split, every twenty shares of the common stock of Rainwire issued and outstanding (the "Prior Common") will be reclassified as, and exchanged for, one share of newly issued Common Stock, par value $.001 ("New Common").

         After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, stockholders holding a number of shares of Prior Common not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of stock in lieu of fractional shares of New Common.

         The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Prior Common or the relative rights, preferences, privileges or priorities of any such stockholder, and the par value per share of the Common Stock will not changed. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

APPROVAL OF THE RAINWIRE BOARD

         In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Reverse Split and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

REASONS FOR THE APPROVAL OF THE RAINWIRE BOARD

         In approving the Reverse Split, the Rainwire Board considered factors, including, but not limited to, the following:

                  1. The Reverse Split will allow Rainwire to effect the Share Exchange without significantly increasing the total number of issued and outstanding Shares.

                  2. A fewer number of issued and outstanding shares should enhance the acceptability of the common stock by the financial community and the investing public and is also anticipated to initially increase proportionally the per share market price of the common stock.

                  3. The proposed Reverse Stock Split may result in a broader market for the common stock after the Share Exchange than would exist if the Reverse Stock Split did not occur because the expected price level will be greater as a result of the Reverse Stock Split, which may encourage interest and trading in the common stock and possibly promote greater liquidity for Rainwire's shareholders.

                          THE AUTHORIZED SHARE INCREASE

APPROVAL OF THE RAINWIRE BOARD

         In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Authorized Share Increase and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

REASONS FOR THE APPROVAL OF THE RAINWIRE BOARD

         In approving the Authorized Share Increase, the Rainwire Board considered factors, including, but not limited to, the following:

                  1. The Share Increase will give Rainwire additional shares to effect the Share Exchange Agreement.

                  2. The Share Increase will allow the Board of Directors to (a) react without further Stockholder approval to the Company's capital needs, (b) pursue strategic opportunities that may arise in the future,
         (c) respond to business opportunities and pursue objectives that may arise in the future including financings, acquisitions, strategic business relationships or stock dividends or stock splits, and (d) enable management to attract and retain talented employees through a grant of stock options and other stock based incentives.

                                 THE NAME CHANGE

APPROVAL OF THE RAINWIRE BOARD

         In connection with the Share Exchange, the Rainwire Board of Directors, on December 19, 2001, unanimously approved the Name Change and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the Board of Directors as a group held approximately 48.5% of the voting power of Rainwire.

REASONS FOR THE APPROVAL OF THE RAINWIRE BOARD

         The Rainwire Board approved the Name Change because upon completion of the Share Exchange, the business of Rainwire will be that of Oasis. The Board believes that name "Oasis Group, Inc." will more accurately convey the scope of our business after the Share Exchange and will capitalize on the recognition of Oasis in the business community in which it operates.

                 RAINWIRE PARTNERS, INC. 2000 STOCK OPTION PLAN

APPROVAL OF THE RAINWIRE BOARD

         On        , 2000, the Rainwire Board of Directors unanimously approved the Rainwire Partners, Inc. 2000 Stock Option Plan and determined that it was in the best interest of Rainwire and its shareholders. On the Record Date, the
Board of Directors as a group held approximately   % of the voting stock of
Rainwire.

REASONS FOR THE APPROVAL OF THE RAINWIRE BOARD

         The Rainwire Board approved the Rainwire Partners, Inc. 2000 Stock Option Plan for the purpose of advancing our interests and those of our Stockholders by providing a means of attracting and retaining key employees, directors and consultants. The Rainwire Board believes that this Plan serves this purpose by encouraging and enabling key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success.

         The foregoing discussions of the information and factors considered and given weight by Rainwire's Board for the Reverse Split, Authorized Share Increase, Name Change and Stock Option Plan are not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the foregoing, the Rainwire Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Rainwire Board may have given different weights to different factors.

                     CERTAIN SECURITIES LAWS CONSIDERATIONS

         The common stock to be issued in the Share Exchange will be registered under the Securities Act of 1933, as amended (the "Securities Act"). These shares will be freely transferable under the Securities Act, except for common stock issued to any person who is deemed to be an affiliate of Oasis. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Oasis and include officers and directors, as well as principal stockholders.

         Oasis' affiliates may not sell their Rainwire common stock acquired in the Share Exchange except pursuant to:

         - an effective registration statement under the Securities Act covering the resale of those shares;

         -        under paragraph (d) of Rule 145 under the Securities Act; or

         -        any other applicable exemption under the Securities Act.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of any class of equity securities of Rainwire to file certain reports concerning their ownership of Rainwire's equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to Rainwire with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of any class of Rainwire's securities which failed to make the requisite filings on a timely basis are set forth below.

         In the years prior to December 31, 2000, various officers, directors and control persons have failed to timely report under section 16(a) of the Exchange Act. Bryan M. Johns, Lyne Marchessault and Anguilla Equity Partners, Inc., who were Directors, Officers and/or 10% stockholders, failed to timely file reports under Section 16 of the Exchange Act with respect to the Company during the Company's 2000 fiscal year. In February 2001, Mr. Johns and

Ms. Marchessault each filed a Form 5 under Section 16 of the Exchange Act with respect to their holdings of relevant equity securities of the Company as of the end of the Company's 2000 fiscal year. Walter H. Elliott III, the Company's other officer and director as of December 31, 2000, had no transactions during the Company's 2000 fiscal year subject to Section 16 reporting.

                     Outstanding Stock and Appraisal Rights

RAINWIRE PARTNERS INC.

         Rainwire presently has two classes of voting stock outstanding, its common stock, which has a par value of $0.001, and its Series D Convertible Preferred Stock, which has a par value of $0.01. As of the Record Date, there were 20,000,000 shares authorized and 9,909,886 shares of common stock outstanding, and 500,000 shares authorized and 500,000 shares of Series D Convertible Preferred Stock outstanding. The Majority of Stockholders held approximately 3,712,811 shares of Common Stock, or approximately 37.5% of Rainwire's issued and outstanding Common Stock, and 500,000 shares of Series D Convertible Preferred Stock, which equals 100% of Rainwire's issued and outstanding Series D Convertible Preferred Stock and which are entitled to 10 votes per share, for a total of 5,000,000 votes.

         Each holder of Common Stock would normally be entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of Rainwire, as of the Record Date, on any matter submitted to the vote of stockholders. However, under Section 228(a) of the Delaware Corporation Law, any action which may be taken at a stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The approval of the Amendments to the Certificate of Incorporation and the Stock Exchange require the affirmative vote or written consent of a majority of Rainwire's outstanding Common Stock. On December 19, 2001, the Board of Directors and on December 20, 2001 the majority of stockholders, consented to the Amendments and Share Exchange.

         This Information Statement is being provided for your information purposes only. This Information Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Section 262 of the Delaware Corporation Law.

         Under Section 262 of the Delaware Corporation Law, holders of record of Shares who do not wish to accept the terms of the Share Exchange have the right to seek an appraisal of the fair value of their Shares in the Delaware Court of Chancery (the "Delaware Court"). Holders of Shares wishing to assert this right must, on or before the twentieth day after the mailing of this Information Statement, make a written demand for the appraisal of their Shares to: Rainwire Partners, Inc., Attention: President, 2931 Piedmont Road, N.E., Monteith Commons, First Floor, Atlanta, GA 30305. The demand must reasonably inform the Corporation of the identity of the Stockholder making the demand as well as the intention of the Stockholder to demand an appraisal of the fair value of the Shares held by the Stockholder.

         Only a holder of record of Shares, or a person duly authorized and explicitly purporting to act on his behalf, is entitled to assert an appraisal right for the Shares registered in his name. Beneficial owners who are not record holders and who wish to exercise appraisal are advised to consult promptly with the appropriate record holders as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds Shares as a nominee for others may exercise appraisal rights with respect to the Shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of Shares as to which the demand is made. Where no Shares are expressly mentioned, the demand will be presumed to cover all Shares held in the name of such record holder.

         A demand for the appraisal of Shares owned of record by two or more joint holders must identify and be signed by, or on behalf of, all of the holders. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

         An appraisal demand may be withdrawn by a Stockholder within 60 days after the Effective Time by written withdrawal of his demand for an appraisal and an acceptance of the terms of the Share Exchange, or may be withdrawn thereafter with the written approval of the Corporation.

         Only a holder of record of Shares on the date of the making of an appraisal demand with respect to such Shares who continuously holds such Shares through the Effective Time, who has otherwise complied with the requirements of
Section 262 of the Delaware Corporation Law shall be entitled to an appraisal.

         Within 120 days after the Effective Time (the "120-Day Period"), any remaining Stockholder who has properly demanded an appraisal and who has not withdrawn his demand as provided above (such Stockholders being referred to collectively as the "Dissenting Stockholders") and the Corporation each have the right to file in the Delaware Court a petition (the "Petition") demanding a determination of the fair value of the Shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will ascertained as of the date of the Share Exchange that throw any light on future prospects of the corporation.
Section 262 of the Delaware Corporation Law provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The costs of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. Upon application, the Delaware Court may also order that all or a portion of the expenses incurred by any former holder of Shares in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expense of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Shares entitled to an appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

         Dissenting Stockholders generally are permitted to participate in the appraisal proceedings. No appraisal proceeding in the Delaware Court shall be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just.

         From and after the Effective Time, Stockholders are not entitled to vote the Shares for any purpose and are not entitled to receive payment of dividends or other distributions on the Shares payable to stockholders of record thereafter.

         The foregoing description is not, and does not purport to be, a complete summary of the applicable provisions of Section 262 of the Delaware Corporation Law and is qualified in its entirety by reference to the text of this provision which is set forth in its entirety in Annex B hereto. Any Former Stockholder considering demanding appraisal is advised to consult its own legal counsel.

OASIS GROUP, INC.

         Oasis presently has only one class of voting stock outstanding, namely its common stock, no par value. As of the Record Date, there were 50,000,000 shares authorized and [ ] shares of common stock outstanding.

         Oasis is soliciting the written consent of a majority of the shareholders of Oasis in favor of the Share Exchange. This Proxy Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Article 13 of the Georgia Business Corporation Code.

         Under Georgia law, our shareholders have the right to dissent from the Share exchange and to receive instead the fair value of their shares if the Share exchange is completed. Shareholders who dissent, however, will not receive the amount distributed to our shareholders in connection with the Share exchange and will forfeit their shares of our common stock for a value that may be higher or lower than the aggregate per share amount to be distributed in connection with the Share exchange. To exercise their dissenters' rights, shareholders must strictly adhere to the provisions of Georgia law governing dissenters' rights. The following is a summary of the procedures, that must be followed to exercise dissenters' rights, but we encourage all shareholders to read the full text of the relevant Georgia statutes, which are attached to this proxy statement as Annex B.

         To exercise dissenters' rights, shareholders must deliver to us, before the vote on the Share Exchange is taken, a written notice of their intent to demand payment for their shares if the Share Exchange closes. In addition, shareholders exercising their dissenters' rights may not vote their shares in person or by proxy in favor of the Share Exchange Agreement and the related Share Exchange. A failure to vote on the Share Exchange Agreement and related Share Exchange will not in itself by a waiver of a shareholder's dissenters' rights. If the Share Exchange Agreement is approved at the annual meeting, we will send a written notice to all shareholders who exercised their dissenters' rights, which will include information on where shareholders must send their demands for payment and by when the demands must be received. After receiving this notice, dissenting shareholders must send timely written notice to us demanding payment and their share certificates. Any dissenting shareholders who do not timely send a demand to us will not be entitled to receive the fair value of their shares.

         Within 10 days of the closing of the Share Exchange, we will send an offer to pay each dissenting shareholder who properly submitted a demand notice and his or her share certificates the amount we estimate to be the fair value of his or her shares, plus accrued interest from the date of the closing of the Share Exchange. Shareholders who accept our written offers or who fail to respond to our offers will receive payment for their shares as set forth in our written offer within 60 days of our offer letter. Shareholders who believe that our payment offers do not represent the fair value of their shares or that the interest is incorrectly calculated may, within 30 days of receiving our offers, send us written notice of their own estimates of the fair value of their shares and the amount of interest due. If we are not able to reach agreement with any dissenting shareholder as to the fair value of his or her shares or the interest due, we will file a proceeding in the Fulton County Superior Court, and the court will decide the fair value of those shares and the interest due. Shareholders who elect to exercise their dissenters' rights and who receive the fair value of their shares will no longer be shareholders of our company after payment is made.

         The fair value that a dissenting shareholder receives for each of his or her shares may be higher or lower than the aggregate per share amount distributed in connection with the Share Exchange, and dissenting shareholders will forfeit their shares of our common stock.

                COMPARISON OF RIGHTS OF RAINWIRE STOCKHOLDERS AND
                               OASIS STOCKHOLDERS

         After the Share Exchange, Oasis shareholders will become Rainwire shareholders. The following summary, which is not a complete statement of all differences between right of the holders of Oasis common stock and Rainwire common stock, discussing differences between Rainwire's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Oasis Articles of Incorporation and Amended and Restated Bylaws, as well as differences between the Delaware General Corporation Law and the Georgia Business Corporation Code.

                                 CAPITALIZATION

                                      OASIS

The authorized Capital Stock of Oasis consists of:

-        50,000,000 shares of stock, no par value.


                                    RAINWIRE

The authorized Capital Stock of Rainwire consists of:

-        20,000,000 shares of Common Stock, par value $0.001;

-        2,500,000 shares of Preferred Stock, par value $0.01, of which:

         -        70,000 shares have been designated Series A Preferred Stock;

         -        208,640 shares have been designated Series B Preferred Stock;

         -        74,878 shares have been designated Series C Preferred Stock;
                  and

         - 500,000 shares have been designated Series D Convertible Preferred Stock.

                POWER TO CALL SHAREHOLDERS/STOCKHOLDERS MEETINGS

- Special meetings of the shareholders may be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors or of the shareholders owning 10% of the Capital Stock of Oasis issued, outstanding and entitled to vote.

- Special meetings of the stockholders, unless otherwise prescribed by law, may not be called at any time by the stockholders but may be at any time by the Chairman of the Board, by the President or by order of the Board of Directors.


                               BOARD OF DIRECTORS

- The number of directors shall be as fixed from time to time by resolution of the Board of Directors or stockholders.

- The number of directors constituting the Board of Directors shall be determined from time to time by the Board of Directors, but such number shall not be less than three nor more than nine.

                        Shareholders/Stockholders Quorum

- The holders of record of a majority of the issued and outstanding stock of Oasis shall constitute a quorum.

- The holders of record of one-third of the outstanding stock entitled to vote shall constitute a quorum.

             ACTION BY WRITTEN CONSENT OF SHAREHOLDERS/STOCKHOLDERS

                                     OASIS



- Any action permitted or required to be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing shall be signed by all of the shareholders of the capital stock entitled to vote.

                                    RAINWIRE

- Any action may be taken without a meeting if a consent or consents in writing shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action.

              SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

         Under Delaware and Georgia law, "business combinations" by corporations with "interested shareholders" are subject to a moratorium of three or five years, respectively, unless specified conditions are met. The prohibited transactions include a merger with, disposition of assets to, or the issuance of stock to, the interested shareholder, or specified transactions that have the effect of increasing the proportionate amount of the outstanding securities held by the interested shareholders. Under Delaware and Georgia law, interested shareholders are those shareholders who own 15% and 10% of the voting stock of a corporation, respectively. Interested shareholders may avoid the prohibitions against significant transactions with corporations in Delaware and Georgia under the following circumstances:

                                    DELAWARE

- Prior to becoming an interested stockholder, the board of directors approves the transaction or transactions by which the stockholder becomes an interested stockholder;

- the interested stockholder owned at least 85% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the stockholder becoming an interested stockholder; or

- if at, or subsequent to, the time the stockholder becomes an interested stockholder, the board of directors and at least 66 2/3% of the stockholders, excluding shares held by the interested stockholder, approve the transaction.

                                    GEORGIA

- Prior to becoming an interested shareholder, the board of directors approves the transaction or transactions by which the shareholder becomes an interested shareholder;

- the interested shareholder owns at least 90% of the voting stock, excluding specified shares, upon consummation of the transaction that results in the shareholder becoming an interested shareholder; or

- subsequent to becoming an interested shareholder, the interested shareholder holds 90% of the outstanding voting stock, excluding specified shares, and the transaction is approved by a majority of the shareholders of the voting stock entitled to vote thereon, excluding specified shares.

         Georgia law also includes "fair price requirements" that would apply to any business combinations between Oasis and any interested shareholder. Business combinations with interested shareholders must be unanimously approved by at least three "continuing directors" of Oasis or recommended by at least 66-2/3% of such continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder. This vote is not required if: (1) the fair market value of the aggregate cash or securities to be received by the shareholders is as high as the fair market value of their shares; (2) the shareholders receive the same form of consideration as the interested shareholder previously paid for shares of the same class or series; (3) there are no changes with respect to dividends; and (4) the interested shareholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by eshare.

                                  LEGAL MATTERS

         The validity of the common stock to be issued in the Share Exchange will be passed upon by Kutak Rock LLP, Atlanta, Georgia.

                                     EXPERTS

         The audited consolidated balance sheet of Rainwire Partners, Inc. and subsidiary as of December 31, 2000 and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the year then ended included in this Information Statement/Proxy Statement/Prospectus and elsewhere in the registration statement have been audited by Braverman & Company, P.C., independent certified public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

         The audited consolidated balance sheet of Rainwire Partners, Inc. and subsidiary as of December 31, 1999 and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the year then ended included in this Information Statement/Proxy Statement/Prospectus and elsewhere in the registration statement have been audited by Tauber & Balser, P.C., independent certified public accountants as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

         The Financial Statements of Oasis Group, Inc. included in this Information Statement/Proxy Statement/Prospectus have been audited by Powell & Booth, PC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Rainwire has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Rainwire's common stock to be issued to Oasis shareholders in the Share Exchange. This Information Statement/Proxy Statement/Prospectus constitutes the prospectus of Rainwire filed as part of the registration statement. This Information Statement/Proxy Statement/Prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov. If you have any questions about the Share Exchange, please call Rainwire at (404) 842-1510.

THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rainwire pursuant to the foregoing provisions or otherwise, Rainwire has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                      PLAN AND AGREEMENT TO EXCHANGE STOCK

                                 BY AND BETWEEN

                            RAINWIRE PARTNERS, INC.,

                                      AND

                               OASIS GROUP, INC.

                         DATED AS OF DECEMBER 19, 2001

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
                                    ARTICLE I
                                THE SHARE EXCHANGE
Section 1.01.   The Share Exchange..........................................   A-
Section 1.02.   Time and Place of Closing...................................   A-
Section 1.03.   Effective Time..............................................   A-
Section 1.04.   Amendment to Certificate of Incorporation...................   A-

                                    ARTICLE II
                           MANNER OF CONVERTING SHARES
Section 2.01.   Share Exchange Consideration................................   A-
Section 2.02.   Conversion of Shares........................................   A-
Section 2.03.   Adjustments to Exchange Ratio...............................   A-
Section 2.04.   Shares Held by Oasis........................................   A-
Section 2.05.   Fractional Shares...........................................   A-

                                   ARTICLE III
                                EXCHANGE OF SHARES
Section 3.01.   Exchange Agent..............................................   A-
Section 3.02.   Instructions to Exchange Agent..............................   A-
Section 3.03.   Exchange Procedures.........................................   A-
Section 3.04.   Rights of Former Oasis Owners...............................   A-
Section 3.05.   No Further Ownership Rights in Oasis Stock..................   A-
Section 3.06.   No Liability................................................   A-
Section 3.07.   Lost Certificates...........................................   A-
Section 3.08.   Withholding Rights..........................................   A-
Section 3.09.   Further Assurances..........................................   A-
Section 3.10.   No Fractional Shares........................................   A-

                                    ARTICLE IV
                           FURTHER TERMS AND COVENANTS
Section 4.01.   Preparation of Registration Statement.......................   A-
Section 4.02.   Oasis Shareholder Approval..................................   A-
Section 4.03.   Rainwire Shareholder Approval...............................   A-
Section 4.04.   New Officers and Directors..................................   A-

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF OASIS
Section 5.01.   Organization, Authority and Capacity........................   A-
Section 5.02.   Authorization and Validity..................................   A-
Section 5.03.   Absence of Conflicting Agreements or Required Consents......   A-
Section 5.04.   Governing Documents of Oasis................................   A-
Section 5.05.   Outstanding and Authorized Capitalization...................   A-
Section 5.06.   Financial Statements........................................   A-
Section 5.07.   Absence of Changes..........................................   A-
Section 5.08.   No Undisclosed Liabilities..................................   A-

                                                                              PAGE
                                                                              ----
Section 5.09.   Litigation, Etc. ...........................................   A-
Section 5.10.   No Violation of Law.........................................   A-
Section 5.11.   Real and Personal Property..................................   A-
Section 5.12.   Contracts and Commitments...................................   A-
Section 5.13.   Employment and Labor Matters................................   A-
Section 5.14.   Employee Benefit Matters....................................   A-
Section 5.15.   Insurance Policies..........................................   A-
Section 5.16.   Taxes.......................................................   A-
Section 5.17.   Interested Transactions.....................................   A-
Section 5.18.   Intellectual Property.......................................   A-
Section 5.19.   Required Vote of Oasis Shareholders.........................   A-
Section 5.20.   Brokerage...................................................   A-
Section 5.21.   Statements True and Correct.................................   A-

                                    ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF RAINWIRE
Section 6.01.   Organization, Authority and Capacity........................   A-
Section 6.02.   Authorization and Validity..................................   A-
Section 6.03.   Absence of Conflicting Agreements or Required Consents......   A-
Section 6.04.   Governing Documents.........................................   A-
Section 6.05.   Outstanding and Authorized Capitalization...................   A-
Section 6.06.   Reports and Financial Statements............................   A-
Section 6.07.   Absence of Changes..........................................   A-
Section 6.08.   No Undisclosed Liabilities..................................   A-
Section 6.09.   Litigation, Etc. ...........................................   A-
Section 6.10.   No Violation of Law.........................................   A-
Section 6.11.   Real and Personal Property..................................   A-
Section 6.12.   Contracts and Commitments...................................   A-
Section 6.13.   Employment and Labor Matters................................   A-
Section 6.14.   Employee Benefit Matters....................................   A-
Section 6.15.   Insurance Policies..........................................   A-
Section 6.16.   Taxes.......................................................   A-
Section 6.17.   Interested Transactions.....................................   A-
Section 6.18.   Intellectual Property.......................................   A-
Section 6.19.   Brokerage...................................................   A-
Section 6.20.   Subsidiaries................................................   A-
Section 6.21.   Statements True and Correct.................................   A-

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS
Section 7.01.   Access to Information.......................................   A-
Section 7.02.   No-Shop.....................................................   A-
Section 7.03.   Affirmative Covenants of Oasis..............................   A-
Section 7.04.   Negative Covenants of Oasis.................................   A-
Section 7.05.   Affirmative Covenants of Rainwire...........................   A-

                                                                              PAGE
                                                                              ----
Section 7.06.   Negative Covenants of Rainwire..............................   A-
Section 7.07.   Confidentiality.............................................   A-
Section 7.08.   Public Announcements........................................   A-
Section 7.09.   Filings with State Offices..................................   A-
Section 7.10.   Conditions to Closing.......................................   A-

                                   ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS OF RAINWIRE
Section 8.01.   Representations and Warranties..............................   A-
Section 8.02.   Performance; Covenants......................................   A-
Section 8.03.   Necessary Consents and Approvals............................   A-
Section 8.04.   No Material Adverse Change..................................   A-
Section 8.05.   No Injunction, Etc. ........................................   A-
Section 8.06.   Oasis Shareholder Approval..................................   A-
Section 8.07.   Effectiveness of the Form S-4...............................   A-
Section 8.08.   Certificate of Share Exchange...............................   A-
Section 8.09.   Tax-Free Share Exchange.....................................   A-

                                    ARTICLE IX
            CONDITIONS TO OBLIGATIONS OF OASIS AND OASIS SHAREHOLDERS
Section 9.01.   Representations and Warranties..............................   A-
Section 9.02.   Performance; Covenants......................................   A-
Section 9.03.   Necessary Consents and Approvals............................   A-
Section 9.04.   No Material Adverse Change..................................   A-
Section 9.05.   No Injunction, Etc. ........................................   A-
Section 9.06.   Effectiveness of Form S-4...................................   A-
Section 9.07.   Certificate of Share Exchange...............................   A-
Section 9.08.   Tax-Free Share Exchange.....................................   A-
Section 9.09.   OTC Bulletin Board Listing..................................   A-
Section 9.10.   Rainwire Shareholder Approval...............................   A-

                                    ARTICLE X
                                   TERMINATION
Section 10.01.  Right of Termination........................................   A-
Section 10.02.  Effect of Termination.......................................   A-

                                    ARTICLE XI
                        SURVIVAL OF TERMS; INDEMNIFICATION
Section 11.01.  Indemnification by Rainwire.................................   A-
Section 11.02.  Indemnification by Oasis and the Oasis Shareholders.........   A-

                                   ARTICLE XII
                             MISCELLANEOUS PROVISIONS
Section 12.01.  Notices.....................................................   A-
Section 12.02.  Expenses....................................................   A-
Section 12.03.  Further Assurances..........................................   A-
Section 12.04.  Waiver......................................................   A-

                                                                              PAGE
                                                                              ----
Section 12.05.  Assignment..................................................   A-
Section 12.06.  Binding Effect..............................................   A-
Section 12.07.  Headings....................................................   A-
Section 12.08.  Entire Agreement............................................   A-
Section 12.09.  Governing Law; Severability.................................   A-
Section 12.10.  Counterparts................................................   A-
Section 12.11.  Brokers and Finders.........................................   A-
Section 12.12.  Schedules and Exhibits......................................   A-
Section 12.13.  Enforcement of Agreement....................................   A-

                                   ARTICLE XIII
CERTAIN DEFINITIONS.........................................................   A-

                      PLAN AND AGREEMENT TO EXCHANGE STOCK

     THIS AMENDED AND RESTATED PLAN AND AGREEMENT TO EXCHANGE STOCK (this "Agreement") is made and entered into as of December 19, 2001, by and between RAINWIRE PARTNERS, INC., a Delaware corporation ("Rainwire"), and OASIS GROUP, INC., a Georgia corporation ("Oasis").

     WHEREAS, Oasis and Rainwire intend to effect a reorganization pursuant to
Section 368(a)(1)(B) of the Code (as hereinafter defined) whereby Rainwire will acquire all of the outstanding shares of stock of Oasis from the Oasis Shareholders in exchange for newly issued shares of common stock of Rainwire.

     NOW, THEREFORE, for and in consideration of these premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Rainwire and Oasis hereby agree as follows:

                                   ARTICLE I

                               THE SHARE EXCHANGE

     SECTION 1.01. THE SHARE EXCHANGE. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code ("GBCC") and the General Corporation Law of the State of Delaware ("DGCL"), Rainwire will acquire all of the outstanding shares of stock of Oasis from the Oasis Shareholders in exchange for validly issued, fully paid and nonassessable shares of common stock of Rainwire, and, after giving effect to all of the transactions contemplated by this Agreement, (a) the Rainwire shareholders and the Oasis Shareholders will jointly own all of the issued and outstanding shares of Rainwire and (b) Oasis will be a wholly-owned subsidiary of Rainwire (the "Share Exchange").

     SECTION 1.02. TIME AND PLACE OF CLOSING. The "Closing" shall mean the consummation of the exchange of Rainwire Shares and the Oasis Shares, as set forth in Article III, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later than within three business days following the date upon which all of the conditions precedent contained in Articles VIII and IX of this Agreement have occurred and all regulatory matters have been complied with, at 10:00 a.m., local time, at the offices of Kutak Rock, LLP, Suite 2100, 225 Peachtree Street, N.E. Atlanta, Georgia 30303, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

     SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall file a Certificate of Share Exchange in such form as is required by, and executed in accordance with, the relevant provisions of the GBCC, including sec. 14-2-1105, and shall make all other filings or recordings required under the GBCC as soon as practicable on or after the Closing Date. The Share Exchange and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Share Exchange reflecting the Share Exchange is duly filed with the Secretary of State of the State of Georgia, or at such other time and date as Oasis, Rainwire, and the Oasis Shareholders shall agree and as specified in the Certificate of Share Exchange (the "Effective Time").

     SECTION 1.04. AMENDMENT TO CERTIFICATE OF INCORPORATION. Prior to the Closing, Rainwire will effect a twenty-for-one reverse split of its authorized and outstanding common stock so that Rainwire will have approximately 495,495 shares of authorized common stock after the Reverse split (the "Reverse Split"), and after the Reverse Split shall amend its Amended and Restated Certificate of Incorporation to increase its authorized shares of common stock to 100,000,000 (the "Amendment"). Rainwire shall use its best efforts to obtain the written consent of the majority of the Rainwire Shareholders in favor of the Reverse Split and Amendment, and shall timely comply with all applicable state and federal laws in connection with the shareholder consent, including the filing and mailing of a Schedule 14C (or Registration

Statement on Form S-4) pursuant to the Securities Exchange Act of 1934 to all shareholders as of the record date that did not provide Rainwire with their written consent to the Reverse Split and Amendment.

                                   ARTICLE II

                          MANNER OF CONVERTING SHARES

     SECTION 2.01. SHARE EXCHANGE CONSIDERATION. Upon the terms and subject to the conditions of this Agreement, the Oasis Shareholders shall receive, as consideration for the Share Exchange of all of the issued and outstanding shares of Oasis's Common Stock, no par value ("Oasis Common Stock"), shares of the Common Stock, par value $.001, of Rainwire ("Rainwire Common Stock"), such shares of Rainwire Common Stock to be issuable at the Closing in accordance with the terms of this Agreement. At the Effective Time, all such shares of Rainwire Common Stock shall be duly and validly issued, fully paid and nonassessable.

     SECTION 2.02.  CONVERSION OF SHARES. Subject to the provisions of this
Article II, at the Effective Time, by virtue of the Share Exchange and without any action on the part of the parties hereto or the shareholders of any of the parties, each 2.5 shares of the Fully Diluted Shares of Oasis Common Stock issued and outstanding at the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the holder thereof, automatically be converted into one (1) share of Rainwire Common Stock (the "Exchange Ratio"). "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Oasis Common Stock calculated on a fully diluted, fully converted basis as though any and all convertible debt and equity securities (including any Oasis Preferred Stock and any outstanding warrants and outstanding options (whether vested or unvested)) had been converted or exercised into Common Stock. The Exchange Ratio shall not change as a result of fluctuations in the market price of Rainwire Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Rainwire Common Stock issued pursuant to this Section 2.02 shall be referred to as "Share Exchange Shares."

     SECTION 2.03. ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Rainwire Common Stock or Oasis Common Stock), reorganization, recapitalization or other like change with respect to Rainwire Common Stock or Oasis Common Stock occurring after the date of this Agreement and prior to the Effective Time. Any such change for which a record date is established shall be deemed for the purposes of this Section 2.03 to have occurred on the record date. Notwithstanding the foregoing, the Exchange Ratio shall not be adjusted for any effects that the Stock Dividend and Amendment shall have on the Rainwire Common Stock.

     SECTION 2.04. SHARES HELD BY OASIS. Each share of Oasis Common Stock held in treasury by Oasis, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     SECTION 2.05. FRACTIONAL SHARES. No certificates representing fractional shares of Rainwire Common Stock will be issued as a result of the Share Exchange. Any fractional share interest to which an Oasis Shareholder would otherwise be entitled to receive shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     SECTION 3.01. EXCHANGE AGENT. Rainwire's transfer agent shall serve as the exchange agent (the "Exchange Agent") in the Share Exchange.

     SECTION 3.02. INSTRUCTIONS TO EXCHANGE AGENT. At or prior to the Effective Time, Rainwire shall give instructions to the Exchange Agent concerning the issuance of such certificates representing the aggregate number of shares of Rainwire Common Stock issuable pursuant to Section 2.02 in exchange for outstanding shares of Oasis Common Stock.

     SECTION 3.03. EXCHANGE PROCEDURES. Upon surrender of a certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor a Rainwire certificate representing that number of whole shares of Rainwire Common Stock that such holder has the right to receive pursuant to the provisions of this Article III, and the certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.03, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Share Exchange Consideration that the holder thereof has right to receive pursuant to the provisions of this Article III. No interest will be paid or will accrue on any cash payable to holders of certificates pursuant to the provisions of this Article.

     Rainwire shall not be obligated to deliver the consideration to which any Oasis Shareholder is entitled as a result of the Share Exchange until such holder surrenders his or her certificate or certificates representing the shares of Oasis Common Stock for exchange as provided in this Article III or such holder provides an appropriate affidavit regarding loss of such certificate or agreement and an indemnification in favor of Rainwire pursuant to Section 3.07 hereof.

     SECTION 3.04. RIGHTS OF FORMER OASIS OWNERS. At the Effective Time, the stock transfer books of Oasis shall be closed and no transfer of Oasis Common Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of Section 3.03 of this Agreement, each certificate theretofore representing shares of Oasis Common Stock (other than shares to be canceled pursuant to Section 2.04 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.01 of this Agreement in exchange therefor.

     SECTION 3.05. NO FURTHER OWNERSHIP RIGHTS IN OASIS STOCK. All shares of Rainwire Common Stock issued upon the surrender for exchange of shares of Oasis Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Oasis Common Stock, and there shall be no further registration of transfers on the records of Oasis of shares of Oasis Common Stock which were outstanding immediately prior to the Effective Time.

     SECTION 3.06. NO LIABILITY. None of Rainwire, Oasis, the Exchange Agent or any party hereto shall be liable to any Person in respect of any shares of Rainwire Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 3.07. LOST CERTIFICATES. If any certificate representing Oasis Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Rainwire, the posting by such Person of a bond in such reasonable amount as Rainwire may direct as indemnity against any claim that may be made against either of them with respect to such certificate, the transfer agent will issue in exchange for such lost, stolen or destroyed certificate the Share Exchange Consideration and unpaid dividends and distributions on shares of Rainwire Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     SECTION 3.08. WITHHOLDING RIGHTS. Rainwire shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Rainwire Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Rainwire such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Oasis Common Stock in respect of which such deduction and withholding was made by Rainwire.

     SECTION 3.09. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of Rainwire shall be authorized to execute and deliver, in the name and on behalf of Oasis, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Oasis, any other actions and things to vest, perfect or confirm of record or otherwise in Oasis any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Oasis as a result of, or in connection with, the Share Exchange.

     SECTION 3.10. NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Rainwire Common Stock shall be issued upon the surrender for exchange of certificates, no dividend or distribution of Rainwire Common Stock shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights as a Stockholder of Rainwire. The procedure with respect to fractional shares is set forth in Section 2.05 hereof.

                                   ARTICLE IV

                          FURTHER TERMS AND COVENANTS

     SECTION 4.01. PREPARATION OF REGISTRATION STATEMENT. As promptly as reasonably practicable following the date of this Agreement, Rainwire and Oasis shall prepare and file with the SEC a mutually acceptable Information Statement/Proxy Statement (the "Information/Proxy Statement") and Rainwire shall prepare and file with the SEC a Registration Statement on Form S-4 in which the Information/ Proxy Statement will be included as a prospectus (such Registration statement, and any amendments or supplements thereto, the Form "S-4"). Rainwire agrees to provide Oasis with a reasonable opportunity to review and comment on the Form S-4 before filing with the SEC. Each of Rainwire and Oasis shall use commercially reasonable efforts (a) to request, within twenty-four (24) hours of receiving oral or written notification by the SEC that it has no further comments on the Form S-4, that the effective date of the Form S-4 be accelerated so that the Form S-4 become effective as promptly and as practicable thereafter,
(b) to otherwise have the Form S-4 declared effective by the SEC as promptly as practicable, (c) to keep the Form S-4 effective as long as is necessary to consummate the Share Exchange and the transactions contemplated thereby. Rainwire and Oasis shall, as promptly as practicable after receipt thereof, (i) provide the other party copies of any written comments and advise the other party of any oral comments received from the SEC relating to matters being considered by the SEC in connection with its review, if any, of the Form S-4 and
(ii) respond to such comments by filing with the SEC a proper response and, if necessary or desirable, an amendment to the Form S-4. Rainwire and its counsel shall be responsible for the preparation and filing of the Form S-4, provided, however, that Oasis and its counsel shall promptly provide such information, draft and provide to Rainwire such portions of the Form S-4 and provide such other assistance with respect to the preparation and filing of the Form S-4 as Rainwire may from time to time reasonably request. Notwithstanding any other provision herein to the contrary, no portion of the Form S-4 or any amendment or supplement thereto nor any response to comments relating thereto may be filed with the SEC, and no document or portion thereof may be incorporated by reference into the Form S-4, without the prior approval of both Rainwire and Oasis, which approval shall not be unreasonably withheld or delayed. Oasis will use commercially reasonable efforts to cause the Form S-4 to be mailed to Oasis' stockholders as soon as practicable after the Form S-4 is declared effective by the SEC. Rainwire shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of the shares of Rainwire Common Stock to be issued in the Share Exchange (the "Share Issuance") and Oasis shall furnish all information concerning Oasis and the holders of Oasis Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has been declared effective by the SEC, the issuance by the SEC or any state securities regulatory authority of any stop order or threatened stop order relating to the Form S-4, the suspension of the qualification of the Rainwire Common Stock issuable in connection with the Share Exchange for offering or sale in any jurisdiction, any request by the SEC or any state securities regulatory authority to respond to an inquiry, to provide any information on a supplemental basis, to amend or supplement any document incorporated by reference into the Form S-4 (regardless of whether the document which is the subject of such request was filed by the party who is to receive notice as provided above), or any request by the SEC to amend or supplement the Form S-4; in each case, together with all of the facts and circumstances known to the notifying party relating to the event or events which has or have given rise to the obligation to provide such notification. If at any time prior to the Effective Time either Rainwire or Oasis becomes aware that any information including, without limitation, information relating to Rainwire or Oasis, or any of their respective affiliates, officers or directors, has either been misstated in, or omitted from, the Form S-4, the party who has become aware of such misstatement or omission shall promptly advise the other party and Rainwire and Oasis shall cooperate with one another in the preparation and filing, as soon as reasonably practicable, of an amendment or supplement to the Form S-4 so that following the filing of such amendment or supplement, the Form S-4 (including any documents incorporated by reference therein) would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.02.  OASIS SHAREHOLDER APPROVAL.

          (a) As soon as reasonably practicable after the date on which the Form S-4 has been declared effective by the SEC, Oasis shall take all actions required by the GBCC and Regulations 14A and 14C promulgated under the Exchange Act to call, give notice of, solicit proxies with respect to, convene and hold a meeting of its stockholders for the purpose of obtaining the Required Oasis Vote (the "Oasis Stockholder Meeting").

          (b) In connection with obtaining the Required Oasis Vote, the Board of Oasis will not withdraw, modify or qualify the Oasis Recommendation in a manner adverse to Rainwire (any such withdrawal, modification or qualification, a "Change") or take any action in connection with or make any statement at the Oasis Stockholder Meeting which is inconsistent with the Oasis Recommendation or would reasonably be expected to diminish the likelihood of obtaining the Required Oasis Vote.

          (c) Oasis shall also take all action required under the GBCC with respect to the holders of Dissenting Shares, if any; and

          (d) Oasis shall cooperate with Rainwire in mailing to Oasis' shareholders a transmittal letter to be used by such shareholders in forwarding their certificates for surrender and exchange.

     SECTION 4.03. RAINWIRE SHAREHOLDER APPROVAL. Rainwire shall take all actions required by the DGCL and Regulations 14A and 14C promulgated under the Exchange Act to obtain the consent of a majority of its shareholders in favor of the Share Exchange and Amendments and to notify the remaining shareholders of the actions taken by the majority.

     SECTION 4.04. NEW OFFICERS AND DIRECTORS. Upon Closing, Lyne Marchessault will resign as President of Rainwire, and Ronald A. Potts will be appointed President and Chief Executive Officer of Rainwire. Additionally, upon Closing, Ronald A. Potts will be appointed to the Board of Directors of Rainwire, and the number of directors constituting Rainwire's Board of Directors will be increased to a total of five (5) directors.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF OASIS

     Oasis represents and warrants the following to Rainwire:

          SECTION 5.01. ORGANIZATION, AUTHORITY AND CAPACITY. Oasis is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has the full corporate power and authority necessary to (a) execute, deliver and perform its obligations under this Agreement and the other documents and instruments to be executed and delivered by Oasis pursuant to this Agreement (collectively, the "Share Exchange Documents") and (b) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Oasis is duly qualified to do business and is in good standing in the jurisdictions set forth in Schedule 5.01, which includes every state of the United States in which the conduct of the business and the ownership of such properties and assets requires it to be so qualified.

          SECTION 5.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents to be executed and delivered by Oasis have been duly authorized by all necessary corporate action on the part of Oasis, and the Board of Directors has recommended that the Stockholders of Oasis approve this Agreement and the transactions contemplated hereby be submitted for consideration to its shareholders. The Share Exchange Documents to be executed and delivered by Oasis have been or will be, as the case may be, duly executed and delivered by Oasis and constitute or will constitute the legal, valid and binding obligations of Oasis, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

          SECTION 5.03.  ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED
     CONSENTS. Except as set forth on Schedule 5.03, the execution, delivery and performance by Oasis of the Share Exchange Documents to be executed and delivered by Oasis: (a) do not require the consent of or notice to any Authority or any other third party (except for those required under or in relation to state securities or "blue sky" laws, the Securities Act, and the GBCC with respect to the filing of the Certificate of Share Exchange);
     (b) do not conflict with any provision of Oasis's articles or certificate of incorporation or bylaws; (c) do not violate any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Oasis is subject or by which Oasis or any of its respective properties are bound; (d) do not conflict with, constitute grounds for termination of, result in a breach of, or constitute a default under the terms of any agreement, instrument, license or permit to which Oasis is a party or by which Oasis or any of its properties are bound; and (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of Oasis.

          SECTION 5.04. GOVERNING DOCUMENTS OF OASIS. True and correct copies of the organizational documents and all amendments thereto of Oasis in effect on the date hereof have been or will be provided to Rainwire. Rainwire has been or will be provided with access to the minutes of Oasis, and such minutes accurately reflect all proceedings of the board of directors of Oasis (and all committees thereof) required to be reflected in such records through the date hereof.

          SECTION 5.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. All authorized and outstanding shares of Oasis Common Stock are accurately described on Schedule 5.05. All outstanding shares of Oasis Common Stock are listed and held of record as indicated on Schedule 5.05 and all shares of outstanding Oasis Common Stock have been duly and validly issued, and are fully paid and nonassessable. No shares of Oasis Common Stock were issued in violation of preemptive rights of any past or present holder of any Oasis Common Stock. Except as set forth on Schedule 5.05, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to Oasis Common Stock and there are no outstanding securities of Oasis Convertible into or exchangeable for any Oasis Common Stock. Except as set forth on Schedule 5.05, Oasis is not obligated to issue or repurchase any Oasis Common Stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued Oasis Common Stock.

          SECTION 5.06. FINANCIAL STATEMENTS. Attached hereto as Schedule 5.06(a), is the audited financial statements of Oasis for the year ended December 31, 2000, and the unaudited financial statements for the period ended September 30, 2001, which reflect the results of operation and financial condition of Oasis for such periods and at such dates (the "Oasis Financial Statements"). Except as disclosed in Schedule 5.06(b), to the best of Oasis's or the Oasis Shareholders' knowledge, as of their respective dates (or if amended or superseded by a subsequent report created prior to the date of this Agreement, then as of the date of such subsequent report), the Oasis Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 5.06(b), to the best of Oasis's or the Oasis Shareholders' knowledge, the Oasis Financial Statements present fairly the financial position of Oasis as of the dates indicated and present fairly the results of operations of Oasis for the periods then ended, and are in accordance with the books and records of Oasis, which are complete and correct in all material respects.

          SECTION 5.07. ABSENCE OF CHANGES. Since September 30, 2001, Oasis has conducted its business only in the ordinary course and has not, except as set forth in Schedule 5.07:

             (a) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

             (b) paid, discharged or satisfied any material liability other than in the ordinary course of business;

             (c) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset (or is aware of any facts that would result in such write-off or impairment);

             (d) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

             (e) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

             (f) made any material change in any method of accounting or accounting practice;

             (g) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

             (h) hired, committed to hire or terminated any employee other than in the ordinary course of business;

             (i) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of Oasis Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any Oasis Common Stock;

             (j) terminated or amended any material contract, license or other instrument to which Oasis is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Oasis Material Adverse Effect;

             (k) effected any change in its capital structure;

             (l) (i) incurred, assumed or refinanced any Indebtedness other than in the ordinary course of business consistent with past practice, or
        (ii) made any loans, advances or capital contributions to, or investments in, any Person other than an Oasis Subsidiary or any employee or officer as a cash advance, in each case in the ordinary course of business and consistent with past practice;

             (m) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and become due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

             (n) changed any of the accounting or tax principles, practices or methods used by Oasis, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

             (o) (i) entered into any employment contract or other arrangement or made any change in the compensation payable or to become payable to any of the officers of Oasis or Persons acting in a similar capacity or Affiliates in the ordinary course consistent with past practice, (ii) terminated or entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan, and except for cash advances made in the ordinary course of business consistent with past practice, (iii) paid any bonuses payable or to become payable to any of the officers of Oasis or Persons acting in a similar capacity or (iv) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

             (p) (i) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity, or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, (ii) granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present or (iii) or amended in any material respect any such existing plan, agreement or arrangement to effect any of the foregoing;

             (q) made any payments (other than regular compensation and cash advances payable to officers and employees or Persons acting in a similar capacity of Oasis in the ordinary course consistent with past practice), loans, advances or other distributions, or enter into any transaction, agreement or arrangement with, the Oasis Shareholders, any Oasis Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

             (r) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

             (s) (i) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

             (t) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

             (u) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or any existing agreements set forth on Schedule
        5.19 or as may be reasonably necessary to secure or protect intellectual or other property rights of Oasis, provided any confidential information to any Person other than Rainwire; or

             (v) agreed, whether in writing or otherwise, to take any action described in this Section 5.07.

          SECTION 5.08. NO UNDISCLOSED LIABILITIES. To the best of Oasis's or the Oasis Shareholders' knowledge, Oasis does not have any liabilities, other than those liabilities which have been adequately reflected in or provided for in the Oasis Financial Statements or as shown on Schedule 5.08 hereto.

          SECTION 5.09. LITIGATION, ETC. Except as listed on Schedule 5.09 hereto and except for matters that are covered by Oasis's insurance (taking into account any applicable limits on coverage), (a) there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending (a "Claim") against Oasis, or to the knowledge of Oasis, no such matter is threatened, and there is no basis for any such action, (b) to the knowledge of Oasis, there are no governmental or administrative investigations or inquiries pending that involve Oasis, (c) there are no judgments against or consent decrees binding on Oasis or its assets or which may have an adverse effect on, the business or goodwill of Oasis; and
     (d) all Claims have been reported to the appropriate insurance carrier and, to the knowledge of Oasis, Oasis has not received a notice of denial of coverage or a reservation of rights. A list of all outstanding Claims against Oasis is set forth on Schedule 5.15.

          SECTION 5.10. NO VIOLATION OF LAW. Oasis has not been or is not currently in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a Oasis Material Adverse Effect.

          SECTION 5.11.  REAL AND PERSONAL PROPERTY.

          (a) Schedule 5.11(a) sets forth a list of all items of material personal and mixed, tangible and intangible property, rights and assets owned or leased by Oasis. Except as set forth on Schedule 5.11(a), Oasis
     (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Oasis Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes).

          (b) Schedule 5.11(b) contains a true and correct description of all real property owned or leased by Oasis, including all improvements located thereon. Except as set forth on Schedule 5.11(b), Oasis has good and marketable title to all real property owned by it, free and clear of any Liens, encumbrances or restrictions of any nature whatsoever. Rainwire has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 5.11(b). No condemnation or similar actions are currently in effect or pending against any part of any real property owned or leased by Oasis or, to the knowledge of Oasis, no such action is threatened against any such real property. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) The assets owned or leased by Oasis (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets (together with any assets leased by Oasis) include all rights, properties, interests in properties, and assets necessary to permit Oasis to carry on its business as presently conducted following the Share Exchange.

SECTION 5.12.  CONTRACTS AND COMMITMENTS.

          (a) Schedule 5.12 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of Oasis of or concerning the following matters which involve (i) payments by or to Oasis in excess of $5,000, (ii) performance by or for Oasis of services or obligations the value of which is in excess of $5,000, or

     (iii) performance by or for Oasis of services or obligations for greater than 90 days (the "Oasis Agreements"):

             (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

             (ii) the employment or engagement of any officer, director, employee, consultant or agent;

             (iii) any relationship with any Oasis Shareholder, or any person or entity affiliated with or related to any Oasis Shareholder or any officer, director, employee, consultant or agent of Oasis;

             (iv) any arrangement limiting the freedom of Oasis to compete in any manner in any line of business;

             (v) any arrangement that could reasonably be anticipated to have a Oasis Material Adverse Effect;

             (vi) any arrangement not in the ordinary course of business;

             (vii) any power of attorney, whether limited or general, granted by or to Oasis;

             (viii) any agreements relating to the making of any loan or advance by Oasis;

             (ix) any agreements providing for the indemnification by Oasis of any Person;

             (x) any agreements with any Authority except those entered into in the ordinary course of business which are not material to Oasis;

             (xi) any broker, distributor, dealer or representative or agency agreements pursuant to which Oasis made payments in excess of $25,000 during the preceding fiscal year;

             (xii) any agreements (including settlement agreements) currently in effect pursuant to which Oasis licenses the right to use any Intellectual Property to any Person or from any Person (other than license agreements related to off-the-shelf software products);

             (xiii) any confidentiality agreements entered into by Oasis during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which Oasis was restricted from providing information to third parties, other than confidentiality agreements entered into in the normal course of business;

             (xiv) any voting trust or similar agreements relating to any of the ownership interests in Oasis to which any of the Oasis Shareholders or Oasis is a party;

             (xv) any joint venture, partnership or similar documents or agreements; and

             (xvi) any agreement that materially limits or purports to materially limit the ability of Oasis to own, operate, sell, transfer, pledge or otherwise dispose of any assets.

          (b) Oasis has delivered or will deliver to Rainwire true and complete copies of all Oasis Agreements. Except as indicated on Schedule 5.12, the Oasis Agreements are valid and enforceable in accordance with their terms (except to the extent limited by equitable principles or bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) and there is not under any of such contracts (i) any existing or claimed default by Oasis or event which with the notice or lapse of time, or both, would constitute a default by Oasis or (ii) to the knowledge of Oasis, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except as indicated on Schedule 5.12, the continuation validity and enforceability of the Oasis Agreements will not be affected by the Share Exchange and the Share Exchange will not result in a breach of, or default under, or require the consent of any other party to any of the Oasis Agreements. Except as set forth on Schedule 5.12, there is no actual or, to the knowledge of Oasis, threatened termination, cancellation or limitation of any Oasis Agreements that would have a Oasis Material Adverse Effect. To the knowledge of Oasis, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Oasis Agreements.

          SECTION 5.13.  EMPLOYMENT AND LABOR MATTERS.

          (a) Schedule 5.13(a) sets forth (i) the number of full-time and part-time employees of Oasis and (ii) the name and compensation paid to each employee of or consultant to Oasis who currently receives or has received salary, benefits and bonuses for the two most recently ended fiscal years in excess of $50,000.

          (b) Oasis is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including the National Labor Relations Act, the Immigration Reform and Control Act of 1986, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act, the Fair Labor Standards Act, ERISA, the Occupational Safety and Health Act, the Family Medical Leave Act, and any other law, ordinance or regulation respecting the terms and conditions of employment, including authorization to work in the United States, equal employment opportunity (including prohibitions against discrimination, harassment, and retaliation), payment of wages, hours of work, occupational safety and health, and labor practices.

          (c) Except as disclosed on Schedule 5.13(c),

             (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning Oasis's employment practices pending or, to the knowledge of Oasis, threatened before any federal, state or local agency or court, and, to the knowledge of Oasis, no basis for any such matter exists;

             (ii) Oasis is not a party to any union or collective bargaining agreement, and, to the knowledge of Oasis, no union attempts to organize the employees of Oasis have been made, nor are any such attempts now threatened; and

             (iii) there are no pending or, to the knowledge of Oasis, threatened material claims by any current or former employee of Oasis or any employment-related claims or investigations by any Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

          SECTION 5.14. EMPLOYEE BENEFIT MATTERS. Schedule 5.14 attached hereto sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by Oasis. Except as listed on Schedule 5.14, Oasis does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of Oasis, whether pursuant to contract, arrangement, custom or informal understanding, which do not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which Oasis may have any ongoing material liability after Closing. Oasis does not maintain nor has it ever contributed to any Multi-Employer Plan as defined by Section 3(37) of ERISA. Oasis does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by Oasis as to which Oasis has been a party. As to any employee pension benefit plan listed on Schedule 5.14 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in Section 4043 of ERISA).

          SECTION 5.15. INSURANCE POLICIES. Attached hereto as Schedule 5.15 is a list of all insurance policies of Oasis setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 5.15 is in full force and effect, is valid and enforceable, and Oasis is not in breach of or in default under any such policy. All policies listed on Schedule 5.15 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid or will be paid in full prior to the closing date, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Oasis. Oasis has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. Oasis has not since inception (a) been denied or had revoked, canceled or rescinded any policy of insurance, or (b) self insured against any risk ordinarily insured against by similar businesses. Schedule 5.15 contains a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. Oasis has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

          SECTION 5.16. TAXES. Except as set forth on Schedule 5.16, Oasis has filed or obtained filing extensions for all tax returns, federal, state, county, and local, including payroll taxes, required to be filed by it, and Oasis has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Oasis is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Oasis have never been audited by the Internal Revenue Service and no state income or sales tax returns of Oasis have been audited. No deficiency assessment with respect to or proposed adjustment of Oasis's federal, state, county, or local taxes, including payroll taxes, is pending or, to the best of Oasis's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Oasis (other than liens for taxes not yet due and payable). Neither Oasis nor any of its shareholders have ever filed a consent pertaining to Oasis pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

          SECTION 5.17.  INTERESTED TRANSACTIONS.  Except as provided on
     Schedule 5.17, Oasis is not a party to any contract, loan or other transaction with any Oasis Shareholder nor does Oasis have any direct or indirect interest in or affiliation with any Oasis Shareholder to any such contract, loan or other transaction. No Oasis Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of Oasis.

          SECTION 5.18.  INTELLECTUAL PROPERTY.

          (a) Attached hereto as Schedule 5.18 is a true, correct and complete list of all of Oasis's patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of Oasis's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Oasis has not infringed upon and are not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

          (b) No trade secret or confidential know-how material to the business of Oasis as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Oasis's proprietary interests in and to such trade secrets and confidential know-how, and other than disclosures to employees, officers, directors, agents, attorneys, accountants, consultants, independent contractors or other representatives of Oasis, each of whom is obligated (by contract, employment policy, cannons of ethics or the like) to maintain the confidentiality of such information.

          (c) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Rainwire or any of its successors to own, use, license or sublicense any of the Intellectual Property currently owned, used, licensed or sublicensed by Oasis nor will it require the consent of any Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of Oasis has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

          SECTION 5.19. REQUIRED VOTE OF OASIS SHAREHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Oasis Common Stock to adopt this Agreement and approve the Share Exchange is the only vote of the holders of any class or series of Oasis Capital Stock necessary to adopt this Agreement and approve the Share Exchange and the other transactions contemplated hereby.

          SECTION 5.20. BROKERAGE. Except as disclosed on Schedule 5.20, neither Oasis, nor any Oasis Shareholder has employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Oasis, or from Rainwire or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Such fee shall be borne by the Oasis Shareholders and not by Oasis or Rainwire.

          SECTION 5.21.  STATEMENTS TRUE AND CORRECT.

          (a) No representation or warranty made herein by Oasis or any of the Oasis Shareholders, nor in any statement, certificate or instrument to be furnished to Rainwire by Oasis or any of the Oasis Shareholders pursuant to any Share Exchange Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary, in light of the circumstances under which it was made, to make these statements contained herein and therein not misleading.

          (b) None of the information supplied or to be supplied by Oasis for inclusion or incorporation by reference into the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time the Form S-4 is amended or supplemented, at the time the Form S-4 becomes effective under the Securities Act and the Exchange Act or on the date it is first mailed to holders of Oasis Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.

          (c) Notwithstanding the foregoing provisions of Section 5.21(b), no representation or warranty is made by Oasis with respect to information supplied or to be supplied by Rainwire for inclusion or incorporation by reference into the Form S-4 nor with respect to any statements made or incorporated by reference in the Form S-4 based in whole or in part upon such information.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF RAINWIRE

     Rainwire hereby represents and warrants to Oasis as follows:

          SECTION 6.01. ORGANIZATION, AUTHORITY AND CAPACITY. Rainwire is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Rainwire has the full power and authority necessary to (a) execute, deliver and perform its obligations under the Share Exchange Documents to be executed and delivered by it, and (b) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Rainwire is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.01, which includes every state of the United States in which the conduct of the business and the ownership of such properties and assets requires it to be so qualified.

          SECTION 6.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance of the Share Exchange Documents to be executed and delivered by Rainwire have been duly authorized by all necessary corporate action by Rainwire, and the Board of Directors has recommended that the Shareholders of Rainwire approve the Share Exchange and the transactions contemplated thereby be submitted for consideration to its shareholders. The Share Exchange Documents to be executed and delivered by Rainwire have been or will be, as the case may be, duly executed and delivered by Rainwire and constitute or will constitute the legal, valid and binding obligations of Rainwire, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

          SECTION 6.03. ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS. Except as set forth on Schedule 6.03, the execution, delivery and performance by Rainwire of the Share Exchange Documents to be executed and delivered by it: (a) do not require the consent of or notice to any Authority or any other third party (except for those required under or in relation to State Securities or "blue sky" laws, the Securities Act, and the GCDL with respect to the filing of the Certificate of Share Exchange);
     (b) will not conflict with any provision of Rainwire's articles or certificate of incorporation or bylaws; (c) do not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Rainwire is a party or by which Rainwire or any of its respective properties are bound; (d) do not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any Rainwire Material Agreement; and
     (e) will not create any lien, encumbrance or restriction upon any of the assets or properties of Rainwire.

          SECTION 6.04. GOVERNING DOCUMENTS. True and correct copies of the organizational documents and all amendments thereto of Rainwire and copies of the bylaws of Rainwire have been provided to Oasis. Oasis has previously been provided with access to Rainwire's minutes, and such minutes accurately reflect all proceedings of the shareholders and board of directors of Rainwire (and all committees thereof).

          SECTION 6.05. OUTSTANDING AND AUTHORIZED CAPITALIZATION. The authorized capital stock of Rainwire consists of 20,000,000 shares of Rainwire Common Stock and 2,500,000 shares of Rainwire Preferred Stock. As of the date of this Agreement, Rainwire has 9,909,886 shares of Rainwire Common Stock issued and outstanding, 24,960 shares of Series C Preferred Stock issued and outstanding, and 500,000 Shares of Series D Convertible Preferred Stock issued and outstanding. All issued and outstanding shares of Rainwire Common and Preferred Stock have been duly and validly issued, and are fully paid and non-assessable. Except as set forth in Schedule 6.05, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of Rainwire, no outstanding securities convertible into or exchangeable for shares of capital stock of Rainwire, and, Rainwire is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares of capital stock of Rainwire. Except as set forth in Schedule 6.05 or the Certificate of Incorporation, as amended, Rainwire has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in
     Schedule 6.05, there are no voting trusts or agreements nor any preemptive rights relating to any outstanding securities of Rainwire (whether or not Rainwire is a party thereto). No shares of Rainwire Common Stock are held in Rainwire's treasury. All outstanding securities of Rainwire were issued in compliance with all applicable federal and state securities laws. All Rainwire Common Stock to be issued in connection with the Share Exchange will be duly and validly issued, fully paid and nonassessable.

          SECTION 6.06. REPORTS AND FINANCIAL STATEMENTS. Rainwire shall complete, file and make available to Oasis (including through the SEC's EDGAR system) true and complete copies of: (a) Rainwire's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ending December 31, 2000; (b) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended March 31, 2001; (c) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended June 30, 2001; and (d) Rainwire's Quarterly Report on Form 10-QSB filed with the SEC for the quarter ended September 30, 2001 (individually a "SEC Report" and collectively, the "SEC Reports"). To the best of Rainwire's knowledge, the audited consolidated financial statements and unaudited consolidated interim financial statements included in Rainwire SEC Reports (including any related notes and schedules) complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto, and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-QSB of the Exchange Act) and fairly presented the financial position of Rainwire and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end adjustments).

          SECTION 6.07. ABSENCE OF CHANGES. Since September 30, 2001, Rainwire has conducted its business only in the ordinary course and has not, except as set forth in the SEC Reports or Schedule 6.07:

             (a) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

             (b) paid, discharged or satisfied any material liability other than in the ordinary course of business;

             (c) written off as uncollectible any account receivable other than in the ordinary course of business or suffered an impairment of any other asset (or is aware of any facts that would result in such write-off or impairment);

             (d) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

             (e) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $25,000 or made aggregate capital expenditures or commitments in excess of $25,000;

             (f) made any material change in any method of accounting or accounting practice;

             (g) subjected any of its assets, tangible or intangible, to any Lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

             (h) hired, committed to hire or terminated any employee other than in the ordinary course of business;

             (i) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of Rainwire Common Stock or purchased, redeemed or otherwise acquired, directly or indirectly, any Rainwire Common Stock;

             (j) terminated or amended any material contract, license or other instrument to which Rainwire is a party or suffered any loss or termination or threatened loss or termination of any existing business arrangement or material supplier, the termination or loss of which, in the aggregate, would have a Rainwire Material Adverse Effect;

             (k) effected any change in its capital structure;

             (l) (i) incurred, assumed or refinanced any Indebtedness other than in the ordinary course of business consistent with past practice, or
        (ii) made any loans, advances or capital contributions to, or investments in, any Person other than an Rainwire Subsidiary or any employee or officer as a cash advance, in each case in the ordinary course of business and consistent with past practice;

             (m) paid, discharged or satisfied any liability, obligation, or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and become due and payable or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

             (n) changed any of the accounting or tax principles, practices or methods used by Rainwire, except as required by changes in applicable Tax Laws or changed reserve amounts or policies;

             (o) (i) entered into any employment contract or other arrangement or made any change in the compensation payable or to become payable to any of the officers of Rainwire or Persons acting in a similar capacity or Affiliates in the ordinary course consistent with past practice, (ii) terminated or entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan, and except for cash advances made in the ordinary course of business consistent with past practice, (iii) paid any bonuses payable or to become payable to any of the officers of Rainwire or Persons acting in a similar capacity or (iv) made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

             (p) (i) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any Affiliate, officer, employee or Person acting in a similar capacity, or paid or agreed to pay or made any accrual or arrangement for payment to any Affiliate, officers, employees or Persons acting in a similar capacity of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, (ii) granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Affiliate, officer, employee, agent or consultant or Person acting in a similar capacity, whether past or present or (iii) or amended in any material respect any such existing plan, agreement or arrangement to effect any of the foregoing;

             (q) made any payments (other than regular compensation and cash advances payable to officers and employees or Persons acting in a similar capacity of Rainwire in the ordinary course consistent with past practice), loans, advances or other distributions, or enter into any transaction, agreement or arrangement with, the Rainwire Shareholders, any Rainwire Affiliates, officers, employees, agents, consultants or Persons acting in a similar capacity, stockholders of their Affiliates, associates or family members;

             (r) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes;

             (s) (i) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) failed to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

             (t) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any policy of insurance;

             (u) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law or as may be reasonably necessary to secure or protect intellectual or other property rights of Rainwire, provided any confidential information to any Person other than Rainwire; or

             (v) agreed, whether in writing or otherwise, to take any action described in this Section 6.07.

          SECTION 6.08. NO UNDISCLOSED LIABILITIES. To the best of Rainwire's knowledge, neither Rainwire nor any of its Subsidiaries have any Liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) Liabilities or obligations reflected in any of the SEC Reports, (b) Liabilities incurred in the ordinary course of business since the date of the most recent SEC Reports, or (c) Liabilities or obligations that would not, individually or in the aggregate, have an Rainwire Material Adverse Effect.

          SECTION 6.09. LITIGATION, ETC. Except as listed on Schedule 6.09 hereto and except for matters that are covered by Rainwire's insurance (taking into account any applicable limits on coverage), (a) there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending (a "Claim") against Rainwire, or to the knowledge of Rainwire, no such matter is threatened, and there is no basis for any such action, (b) to the knowledge of Rainwire, there are no governmental or administrative investigations or inquiries pending that involve Rainwire,
     (c) there are no judgments against or consent decrees binding on Rainwire or its assets or which may have an adverse effect on, the business or goodwill of Rainwire; and (d) all Claims have been reported to the appropriate insurance carrier and, to the knowledge of Rainwire, Rainwire has not received a notice of denial of coverage or a reservation of rights. A list of all outstanding Claims against Rainwire is set forth on Schedule 6.15.

          SECTION 6.10. NO VIOLATION OF LAW. The business of Rainwire and its Subsidiaries have not been and are not currently in violation of no local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body except (a) as described in any of the SEC Reports and (b) for violations that would not, individually or in the aggregate, have an Rainwire Material Adverse Effect.

          SECTION 6.11.  REAL AND PERSONAL PROPERTY.

          (a) Schedule 6.11(a) sets forth a list of all items of material personal and mixed, tangible and intangible property, rights and assets owned or leased by Rainwire. Except as set forth on Schedule 6.11(a), Rainwire (i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Rainwire Financial Statements; and (ii) owns such rights, assets and personal property free and clear of all Liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes).

          (b) Schedule 6.11(b) contains a true and correct description of all real property owned or leased by Rainwire, including all improvements located thereon. Except as set forth on Schedule 6.11(b), Rainwire has good and marketable title to all real property owned by it, free and clear of any Liens, encumbrances or restrictions of any nature whatsoever. Oasis has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the matters listed on Schedule 6.11(b). No condemnation or similar actions are currently in effect or pending against any part of any real property owned or leased by Rainwire or, to the knowledge of Rainwire, no such action is threatened against any such real property. There are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any owned or leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

          (c) The assets owned or leased by Rainwire (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted, and such assets (together with any assets leased by Rainwire) include all rights, properties, interests in properties, and assets necessary to permit Rainwire to carry on its business as presently conducted following the Share Exchange.

        SECTION 6.12.  CONTRACTS AND COMMITMENTS.

          (a) Schedule 6.12 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of Rainwire of or concerning the following matters which involve (i) payments by or to Rainwire in excess of $5,000, (ii) performance by or for Rainwire of services or obligations the value of which is in excess of $5,000, or (iii) performance by or for Rainwire of services or obligations for greater than 90 days (the "Rainwire Agreements"):

             (i) the lease (as lessee or lessor) or license (as licensee or licensor) of any real or personal property (tangible or intangible);

             (ii) the employment or engagement of any officer, director, employee, consultant or agent;

             (iii) any relationship with any Rainwire Shareholder, or any person or entity affiliated with or related to any Rainwire Shareholder or any officer, director, employee, consultant or agent of Rainwire;

             (iv) any arrangement limiting the freedom of Rainwire to compete in any manner in any line of business;

             (v) any arrangement that could reasonably be anticipated to have a Rainwire Material Adverse Effect;

             (vi) any arrangement not in the ordinary course of business;

             (vii) any power of attorney, whether limited or general, granted by or to Rainwire;

             (viii) any agreements relating to the making of any loan or advance by Rainwire;

             (ix) any agreements providing for the indemnification by Rainwire of any Person;

             (x) any agreements with any Authority except those entered into in the ordinary course of business which are not material to Rainwire;

             (xi) any broker, distributor, dealer or representative or agency agreements pursuant to which Rainwire made payments in excess of $25,000 during the preceding fiscal year;

             (xii) any agreements (including settlement agreements) currently in effect pursuant to which Rainwire licenses the right to use any Intellectual Property to any Person or from any Person (other than license agreements related to off-the-shelf software products);

             (xiii) any confidentiality agreements entered into by Rainwire during the period commencing three years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which Rainwire was restricted from providing information to third parties, other than confidentiality agreements entered into in the normal course of business;

             (xiv) any voting trust or similar agreements relating to any of the ownership interests in Rainwire to which any of the Rainwire Shareholders or Rainwire is a party;

             (xv) any joint venture, partnership or similar documents or agreements; and

             (xvi) any agreement that materially limits or purports to materially limit the ability of Rainwire to own, operate, sell, transfer, pledge or otherwise dispose of any assets.

          (b) Rainwire has delivered or will deliver to Oasis true and complete copies of all Rainwire Agreements. Except as indicated on Schedule 6.12, the Rainwire Agreements are valid and enforceable in accordance with their terms (except to the extent limited by equitable principles or bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) and there is not under any of such contracts (i) any existing or claimed default by Rainwire or event which with the notice or lapse of time, or both, would constitute a default by Rainwire or (ii) to the knowledge of Rainwire, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a default by any such party. Except as indicated on Schedule 6.12, the continuation validity and enforceability of the Rainwire Agreements will not be affected by the Share Exchange and the Share Exchange will not result in a breach of, or default under, or require the consent of any other party to any of the Rainwire Agreements. Except as set forth on
     Schedule 6.12, there is no actual or, to the knowledge of Rainwire, threatened termination, cancellation or limitation of any Rainwire Agreements that would have a Rainwire Material Adverse Effect. To the knowledge of Rainwire, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Rainwire Agreements.

          SECTION 6.13.  EMPLOYMENT AND LABOR MATTERS.

          (a) Schedule 6.13(a) sets forth (i) the number of full-time and part-time employees of Rainwire and (ii) the name and compensation paid to each employee of or consultant to Rainwire who currently receives or has received salary, benefits and bonuses for the two most recently ended fiscal years in excess of $50,000.

          (b) Rainwire is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including the National Labor Relations Act, the Immigration Reform and Control Act of 1986, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act, the Fair Labor Standards Act, ERISA, the Occupational Safety and Health Act, the Family Medical Leave Act, and any other law, ordinance or regulation respecting the terms and conditions of employment, including authorization to work in the United States, equal employment opportunity (including prohibitions against discrimination, harassment, and retaliation), payment of wages, hours of work, occupational safety and health, and labor practices.

          (c) Except as disclosed on Schedule 6.13(c),

             (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning Rainwire's employment practices pending or, to the knowledge of Rainwire, threatened before any federal, state or local agency or court, and, to the knowledge of Rainwire, no basis for any such matter exists;

             (ii) Rainwire is not a party to any union or collective bargaining agreement, and, to the knowledge of Rainwire, no union attempts to organize the employees of Rainwire have been made, nor are any such attempts now threatened; and

             (iii) there are no pending or, to the knowledge of Rainwire, threatened material claims by any current or former employee of Rainwire or any employment-related claims or investigations by any Authority, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding compliance with federal, state or local wage and hour laws, audits by the Office of Federal Contractor Compliance Programs, complaints of sexual harassment or any other form of unlawful harassment, discrimination, or retaliation.

          SECTION 6.14. EMPLOYEE BENEFIT MATTERS. Schedule 6.14 attached hereto sets forth a description of all "Employee Welfare Benefit Plans" and "Employee Pension Benefit Plans" (as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) existing on the date hereof that are or have been maintained or contributed to by Rainwire. Except as listed on Schedule 6.14, Rainwire does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of Rainwire, whether pursuant to contract, arrangement, custom or informal understanding, which do not constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which Rainwire may have any ongoing material liability after Closing. Oasis does not maintain nor has it ever contributed to any Multi-Employer Plan as defined by Section 3(37) of ERISA. Rainwire does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan maintained by Rainwire as to which Rainwire has been a party. As to any employee pension benefit plan listed on Schedule 6.14 and subject to Title IV of ERISA, there have been no reportable events (as such term is defined in Section 4043 of ERISA).

          SECTION 6.15. INSURANCE POLICIES. Attached hereto as Schedule 6.15 is a list of all insurance policies of Rainwire setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 6.15 is in full force and effect, is valid and enforceable, and Rainwire is not in breach of or in default under any such policy. All policies listed on Schedule
     6.15 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid or will be paid in full prior to the closing date, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of Rainwire. Rainwire has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. Rainwire has not since inception (a) been denied or had revoked, canceled or rescinded any policy of insurance, or (b) self insured against any risk ordinarily insured against by similar businesses.
     Schedule 6.15 contains a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. Rainwire has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

          SECTION 6.16. TAXES. Except as set forth on Schedule 6.16, Rainwire has filed or obtained filing extensions for all tax returns, federal, state, county, and local, including payroll taxes, required to be filed by it, and Rainwire has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Rainwire is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Rainwire have never been audited by the Internal Revenue Service and no state income or sales tax returns of Rainwire have been audited. No deficiency assessment with respect to or proposed adjustment of Rainwire's federal, state, county, or local taxes, including payroll taxes, is pending or, to the best of Rainwire's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Rainwire (other than liens for taxes not yet due and payable). Neither Rainwire nor any of its shareholders have ever filed a consent pertaining to Rainwire pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

          SECTION 6.17.  INTERESTED TRANSACTIONS.  Except as provided on
     Schedule 6.17, Rainwire is not a party to any contract, loan or other transaction with any Rainwire Shareholder nor does Rainwire have any direct or indirect interest in or affiliation with any Rainwire Shareholder to any such contract, loan or other transaction. No Rainwire Shareholder is an employee, consultant, partner, principal, director or owner of, or has any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of Rainwire.

          SECTION 6.18.  INTELLECTUAL PROPERTY.

          (a) Attached hereto as Schedule 6.18 is a true, correct and complete list of all of Rainwire's patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of Rainwire's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Rainwire has not infringed upon and are not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

          (b) No trade secret or confidential know-how material to the business of Rainwire as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects Rainwire's proprietary interests in and to such trade secrets and confidential know-how, and other than disclosures to employees, officers, directors, agents, attorneys, accountants, consultants, independent contractors or other representatives of Rainwire, each of whom is obligated (by contract, employment policy, cannons of ethics or the like) to maintain the confidentiality of such information.

          (c) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Rainwire or any of its successors to own, use, license or sublicense any of the Intellectual Property currently owned, used, licensed or sublicensed by Rainwire nor will it require the consent of any Authority or third party in respect of any such Intellectual Property and no present or former employee, or officer of Rainwire has any right, title or interest, directly or indirectly, in whole or in part, in any Intellectual Property.

          SECTION 6.19. BROKERAGE. Except as disclosed on Schedule 6.20, Rainwire has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transactions contemplated by this Agreement who is or might be entitled to any fee, commission or other compensation from Rainwire, or from Oasis or its Affiliates, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Such fee shall be borne by Rainwire.

          SECTION 6.20. SUBSIDIARIES. Except as set forth on Schedule 6.20, Rainwire does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture or other entity.

          SECTION 6.21.  STATEMENTS TRUE AND CORRECT.

          (a) No representation or warranty made herein by Rainwire, nor in any statement, certificate or instrument to be furnished to Oasis or the Oasis Shareholders by Rainwire pursuant to any Share Exchange Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary, in light of the circumstances under which it was made, to make these statements contained herein and therein not misleading.

          (b) None of the information supplied or to be supplied by Rainwire for inclusion or incorporation by reference into the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time the Form S-4 is amended or supplemented, at the time the Form S-4 becomes effective under the Securities Act and the Exchange Act or on the date it is first mailed to holders of Rainwire Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading.

          (c) Notwithstanding the foregoing provisions of this Section 6.21(b), no representation or warranty is made by Rainwire with respect to information supplied or to be supplied by Oasis for inclusion or incorporation by reference into the Form S-4 nor with respect to any statements made or incorporated by reference in the Form S-4 based in whole or in part upon such information.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.01. ACCESS TO INFORMATION. From the date of this Agreement through the Closing Date, Oasis will afford the officers and authorized representatives of Rainwire access during regular business hours and upon reasonable notice to Oasis's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of Oasis as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Oasis in connection with such investigation of the properties and business of Oasis. In addition, from the date of this Agreement through the Closing Date, Rainwire will afford the officers and authorized representatives of Oasis access during regular business hours and upon reasonable notice to all of Rainwire's properties, books and records that may relate to or concern the Share Exchange and will furnish such parties with such additional financial, operating and other information as to the business and properties of Rainwire as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of Rainwire in connection with such investigation of the properties and business of Rainwire. In each case, such access or investigation shall be subject to
Section 7.07.

     SECTION 7.02. NO-SHOP. Unless and until this Agreement is terminated pursuant to Article X hereof, Oasis shall not directly or indirectly, through any officer, director, shareholder, employee, agent, or otherwise: (a) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of any acquisition or business combination of all or a material amount of the assets of, or an equity interest in Oasis, or approve or undertake any such transaction; (b) participate in any discussions or negotiations regarding, or furnish to any other person, corporation or other entity, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person, corporation or other entity to do, any of the foregoing; or
(c) enter into any contract, agreement or understanding, whether oral or written, that would prevent the consummation of the Share Exchange. Notwithstanding the foregoing, in the event Oasis or any Oasis Shareholder shall directly or indirectly receive a proposal relating to any acquisition or business combination involving Oasis, Oasis or such Oasis Shareholder shall immediately notify Rainwire in writing of the terms of such proposal. Oasis agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any acquisition, business combination, equity interest or similar transaction with respect to Oasis.

     If either Oasis or the Oasis Shareholders signs a letter of intent or other agreement in breach of this Section 7.02, and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, Oasis shall pay Rainwire the sum of $10,000. The Parties agree that this amount is in consideration for Rainwire's expenses and lost opportunities in connection with a breach of this Section 7.02 by Oasis and shall not be construed as a penalty.

     SECTION 7.03. AFFIRMATIVE COVENANTS OF OASIS. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Oasis covenants and agrees that, unless the prior written consent of Rainwire shall have been obtained, and except as otherwise expressly contemplated herein, Oasis shall:

          (a) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

          (b) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

          (c) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

          (d) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

          (e) pay all accounts payable of Oasis in accordance with past practice and collect all accounts receivable in accordance with past practice;

          (f) consult with Rainwire prior to undertaking any new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of Rainwire;

          (g) make available to Rainwire true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to Oasis and furnished to management of Oasis;

          (h) cause all tax returns that have not been filed prior to the date hereof to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by Rainwire;

          (i) as soon as reasonably practicable after they become available, but in no event more than 30 days following the end of each calendar month, deliver to Rainwire true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof on the format historically utilized by Oasis;

          (j) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights;

          (k) keep in full force and effect present insurance policies or other comparable insurance coverage; and

          (l) notify Rainwire of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have a Oasis Material Adverse Effect or would cause or constitute, a breach of any of the representations, warranties or covenants contained herein by Oasis or the Oasis Shareholders; or (ii) any material change in the normal course of business or in the operation of the assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving Oasis or any material property of Oasis. Oasis agrees to keep Rainwire fully informed of such events and to permit Rainwire's representatives prompt access to all materials prepared in connection therewith.

     SECTION 7.04. NEGATIVE COVENANTS OF OASIS. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Oasis covenants and agrees that it will not do any of the following without the prior written consent of Rainwire:

          (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or

     (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) amend any of its organizational or governing documents;

          (c) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Oasis consistent with past practices, or impose, or suffer the imposition, on any asset of Oasis of any lien or permit any such lien to exist;

          (d) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any Oasis Common Stock, or declare or pay any dividend or make any other distribution in respect of Oasis Common Stock;

          (e) other than pursuant to the Share Exchange Documents, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional Oasis Common Stock or any rights with respect to any Oasis Common Stock;

          (f) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

          (g) adjust, split, combine or reclassify any Oasis Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for Oasis Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration;

          (h) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

          (i) grant any increase in compensation or benefits to the employees or officers of Oasis, except in accordance with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto; enter into or amend any severance agreements with officers of Oasis; or grant any material increase in fees or other increases in compensation or other benefits to directors of Oasis except in accordance with past practice;

          (j) other than as contemplated by this Agreement or as set forth on
     Schedule 7.04, enter into or amend any employment contract between Oasis and any person or entity (unless such amendment is required by law) that Oasis does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

          (k) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

          (l) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

          (m) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of Oasis for material money damages or restrictions upon the operations of Oasis;

          (n) except as set forth on Schedule 7.04, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

          (o) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $25,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

          (p) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article V to be untrue or incorrect;

          (q) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person; and

          (r) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action that would result in any of the conditions to the Share Exchange not being satisfied, or, except as otherwise allowed hereunder, that could reasonably be expected to prevent, impede, interfere with or significantly delay the transactions contemplated hereby.

     SECTION 7.05. AFFIRMATIVE COVENANTS OF RAINWIRE. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Rainwire covenants and agrees that, unless the prior written consent of Oasis shall have been obtained, and except as otherwise expressly contemplated herein, Rainwire shall and shall cause each of its Subsidiaries to:

          (a) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers; and

          (b) notify Oasis of (i) any event or circumstance which has caused or constituted, or is reasonably likely to have an Rainwire Material Adverse Effect or would cause or constitute, a breach of any of Rainwire's representations, warranties or covenants contained herein; or (ii) any material change in the normal course of business or in the operation of Rainwire's assets, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings.

     SECTION 7.06. NEGATIVE COVENANTS OF RAINWIRE. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, Rainwire covenants and agrees that neither Rainwire nor any of its Subsidiaries, will do any of the following without the prior written consent of Oasis:

          (a) take any action which would (i) adversely affect the ability of any party to the Share Exchange Documents to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements under the Share Exchange Documents;

          (b) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article VI to be untrue or incorrect.

     SECTION 7.07. CONFIDENTIALITY. Rainwire and Oasis agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless
(a) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information or (b) the recipient of such information independently develops or is aware of such information.

     SECTION 7.08. PUBLIC ANNOUNCEMENTS. Rainwire, Oasis and the Oasis Shareholders will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

     SECTION 7.09. FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Oasis and Rainwire shall execute and file a Certificate of Share Exchange with the Secretary of State of the State of Georgia in connection with the Closing.

     SECTION 7.10. CONDITIONS TO CLOSING. The Oasis Shareholders, Oasis and Rainwire agree to use their commercially reasonable best efforts to satisfy the closing conditions set forth in Articles VIII and IX of this Agreement within three (3) business days after all regulatory matters have been complied with.

                                  ARTICLE VIII

                     CONDITIONS TO OBLIGATIONS OF RAINWIRE

     The obligation of Rainwire to consummate the Share Exchange is subject to the satisfaction or written waiver, at or prior to Closing, of each of the following conditions:

          SECTION 8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Oasis and the Oasis Shareholders set forth in this Agreement, or any document or instrument delivered to Rainwire hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified; provided, however, that Oasis and the Oasis Shareholders shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon Rainwire becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

          SECTION 8.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of the Share Exchange Documents to be complied with or performed by Oasis or the Oasis Shareholders at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

             (a) A good standing certificate regarding Oasis, certified by the Secretary of State of the respective state of incorporation and all states where such entity is qualified to do business, dated within 30 business days of the Closing;

             (b) A certificate dated as of the Closing Date signed by the duly authorized officers of Oasis certifying that the representations and warranties of Oasis set forth herein are true and correct in all material respects as of the Effective Time and that Oasis and each of the Oasis Shareholders have fulfilled all of the conditions of this
        Article VIII;

             (c) Written consents of all third parties necessary for the consummation of the transactions contemplated by the Share Exchange Documents;

             (d) Resolutions duly adopted by Oasis (Board and shareholder) approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of Oasis; and

             (e) All books and records of Oasis, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by Rainwire, which the parties acknowledge will at the Closing be located at the corporate offices of Oasis.

          SECTION 8.03. NECESSARY CONSENTS AND APPROVALS. Rainwire, Oasis and the Oasis Shareholders shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law, shall have expired, necessary in order for Rainwire and Oasis to consummate the Share Exchange.

          SECTION 8.04. NO MATERIAL ADVERSE CHANGE. There shall not have occurred a Oasis Material Adverse Effect between the date hereof and the Effective Time or a material change in the financial condition of Oasis as represented in the Oasis Financial Statements and the Schedules attached to this Agreement.

          SECTION 8.05. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business or operations of Oasis, if such action, proceeding, investigation or legislation, in the reasonable judgment of Rainwire or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          SECTION 8.06. OASIS SHAREHOLDER APPROVAL. This Agreement and all other documents and instruments to be delivered in connection herewith, shall have been approved by the Oasis Shareholders.

          SECTION 8.07. EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          SECTION 8.08. CERTIFICATE OF SHARE EXCHANGE. Oasis shall have executed and delivered to Rainwire the Certificate of Share Exchange to be filed with the Secretary of State of the State of Georgia in connection with the Share Exchange.

          SECTION 8.09. TAX-FREE SHARE EXCHANGE. The Parties are reasonably satisfied that as of the Closing Date, the transactions contemplated by the Share Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IX

           CONDITIONS TO OBLIGATIONS OF OASIS AND OASIS SHAREHOLDERS

     The obligations of Oasis and the Oasis Shareholders to close the Share Exchange are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

          SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rainwire set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct in all material respects as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately in all material respects the state of facts existing on the date so specified; provided, however, that Rainwire shall have five days to cure any such material breach of a representation or warranty (it being agreed that such five day period shall commence as to such breach upon Oasis becoming aware thereof and that disclosure of a matter subsequent to the date hereof shall not constitute a cure).

          SECTION 9.02. PERFORMANCE; COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Rainwire at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

             (a) A good standing certificate regarding Rainwire certified by the Secretary of State of the State of Delaware, dated within 30 days prior to Closing;

             (b) A certificate dated as of the Closing Date signed by a duly authorized officer of Rainwire certifying that the representations and warranties of Rainwire set forth herein are true and correct in all material respects as of the Effective Time and that Rainwire has fulfilled all of the conditions of this Article; and

             (c) Resolutions duly adopted by the Board of Directors of Rainwire approving the execution, delivery and performance of this Agreement and the consummation of the Share Exchange, certified by an appropriate officer of Rainwire;

          SECTION 9.03. NECESSARY CONSENTS AND APPROVALS. Rainwire, Oasis and the Oasis Shareholders shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law, shall have expired, necessary in order for Rainwire and Oasis to consummate the Share Exchange, including the waiting period associated with the Form S-4 filed, or to be filed, by Rainwire in connection with the Amendment.

          SECTION 9.04. NO MATERIAL ADVERSE CHANGE. There shall not have occurred an Rainwire Material Adverse Effect between the date hereof and the Effective Time.

          SECTION 9.05. NO INJUNCTION, ETC. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Share Exchange, or which is related to or arises out of the business or operations of Rainwire, if such action, proceeding, investigation or legislation, in the reasonable judgment of Oasis or its counsel, would make it inadvisable to consummate such transactions. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          SECTION 9.06. EFFECTIVENESS OF FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          SECTION 9.07. CERTIFICATE OF SHARE EXCHANGE. Rainwire shall have executed and delivered to Oasis the certificate of share exchange to be filed with the Secretary of State of the State of Georgia in connection with the Share Exchange.

          SECTION 9.08. TAX-FREE SHARE EXCHANGE. The Parties are reasonably satisfied that as of the Closing Date, the transactions contemplated by the Share Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          SECTION 9.09. OTC BULLETIN BOARD LISTING. The shares of Rainwire Common Stock to be issued in the Share Exchange shall have been approved for listing on the OTC Bulletin Board, unless the failure to have such shares approved for listing on the OTC Bulletin Board is waived in writing by Oasis.

          SECTION 9.10. RAINWIRE SHAREHOLDER APPROVAL. Rainwire shall have taken all steps required by the DGCL and the federal securities laws to obtain the consent of a majority of its shareholders in favor of the Amendment and to notify the remaining shareholders of the Amendment.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.01. RIGHT OF TERMINATION. This Agreement and the Share Exchange may be terminated at any time prior to the Closing Date:

          (a) By the mutual written consent of Rainwire and Oasis.

          (b) by either Rainwire or Oasis if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the completion of the Closing to occur on or before such date; or

          (c) by Rainwire if there has been (i) a material breach of any covenant or agreement or of a representation or warranty herein on the part of Oasis which has not been cured, or adequate assurance (acceptable to Rainwire in its sole discretion) of cure given, in either case, within fifteen (15) business days following receipt of notice of such breach; or

          (d) by Oasis if (i) there has been a material breach of any covenant or agreement or of a representation or warranty herein on the part of Rainwire which has not been cured, or adequate assurance (acceptable to Oasis in its sole discretion) of cure given, in either case, within fifteen
     (15) business days following receipt of notice of such breach or (ii) at Closing Rainwire shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) exchange; or

          (e) by either Rainwire or Oasis (and the Oasis Shareholders) if either of such party's due diligence investigation has disclosed the existence of
     (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgment, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by this Agreement.

     SECTION 10.02. EFFECT OF TERMINATION. In the event of termination in accordance with this Article X, this Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by any such party with respect to his or its particular representations, warranties, covenants or agreements, as to his or its particular actions or inactions, contained in the Share Exchange Documents.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

     SECTION 11.01. INDEMNIFICATION BY RAINWIRE. Rainwire shall defend, indemnify and hold harmless Oasis and the Oasis Shareholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from or in connection with any misrepresentation or omission or breach by Rainwire of any representation or warranty contained in this Agreement.

     SECTION 11.02. INDEMNIFICATION BY OASIS AND THE OASIS SHAREHOLDERS. Oasis and the Oasis
Shareholders shall defend, indemnify and hold harmless Rainwire and its respective representatives, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with any misrepresentation or omission or breach by Oasis or the Oasis Shareholders or any representation or warranty contained in this Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION 12.01.  NOTICES.

          (a) Any notice sent in accordance with the provisions of this Section
     12.01 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

If to Oasis:         Oasis Group, Inc.
                     First Floor, Monteith Commons
                     2931 Piedmont Road, N.E.
                     Atlanta, GA 30305
                     Attention: Ronald A. Potts
                     Facsimile: (404) 842-1583

If to Rainwire:      Rainwire Partners, Inc.
                     First Floor, Monteith Commons
                     2931 Piedmont Road, N.E.
                     Atlanta, GA 30305
                     Attention: Lyne Marchessault
                     Facsimile: (404) 842-1583

          (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
     Section 12.01.

     SECTION 12.02. EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including any fees of brokers, finders investment bankers or other agents or incurred to obtain a fairness opinion; provided, however, for all legal, accounting, investment banking and other fees and expenses incurred by Oasis and the Oasis Shareholders as a result of the transactions contemplated hereby, Oasis shall pay from its own funds the fees and expenses of the Oasis Shareholders prior to the Closing, or to the extent not so paid, then Oasis shall pay such fees and expenses after the Closing when due.

     SECTION 12.03. FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     SECTION 12.04. WAIVER. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     SECTION 12.05. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties.

     SECTION 12.06. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. This Agreement shall survive the Closing and not be merged therein.

     SECTION 12.07. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 12.08. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     SECTION 12.09. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     SECTION 12.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 12.11. BROKERS AND FINDERS. Except as set forth on Schedule 12.11, neither Oasis nor the Oasis Shareholders on the one hand, or Rainwire on the other hand, has employed or otherwise incurred in any manner any liability for any brokerage fees, agents commissions or finder's fees concerning the transactions contemplated hereby.

     SECTION 12.12. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. All Schedules will be attached to this Agreement prior to the Closing. All Exhibits will be attached to this Agreement within five (5) after this Agreement is signed by all parties.

     SECTION 12.13. ENFORCEMENT OF AGREEMENT. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Oasis hereto agrees that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to Rainwire, Rainwire shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                                  ARTICLE XIII

                              CERTAIN DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Affiliate" shall mean, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

          "Agreement" shall mean the Amended and Restated Agreement and Plan of Share Exchange.

          "Authority" shall mean any governmental, regulatory or administrative body, agency, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory agency, arbitrator authority, whether international, national, federal, state or local.

          "Claim" shall have the meaning set forth in Section 5.09.

          "Closing Date" shall have the meaning set forth in Section 1.02.

          "Closing" shall mean the meaning set forth in Section 1.02.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "Effective Time" shall have the meaning set forth in Section 1.03.

          "ERISA" shall mean the Employee Retirement Security Act of 1974, as amended.

          "Exchange Agent" shall have the meaning set forth in Section 3.01.

          "Exchange Ratio" shall have the meaning set forth in Section 2.02.

          "GBCC" shall mean the Georgia Business Corporation Code, as amended.

          "Intellectual Property" shall mean all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, owned, possessed or used by Borrower.

          "Knowledge" or "known," "to the knowledge of," or similar references shall mean the actual knowledge of any of the directors, officers or managerial personnel of Oasis with respect to the matter in question, and such knowledge as any of the directors, officers or managerial personnel of Oasis reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

          "Oasis" shall mean Oasis Group, Inc., a Georgia corporation.

          "Oasis Agreements" shall have the meaning set forth in Section 5.12.

          "Oasis Common Stock" shall mean the Common Stock, no par value, of Oasis.

          "Oasis Material Adverse Effect" shall have mean a material adverse effect on (a) Oasis's ability to perform its obligations under the Share Exchange Documents to be executed and delivered by it or (b) the assets, results of operations or prospects of Oasis taken as a whole.

          "Oasis Shareholders" shall mean those persons listed on Schedule 1 of this Agreement.

          "Person" shall mean any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, joint stock company, unincorporated organization, Authority or natural person.

          "Rainwire" shall mean Rainwire Partners, Inc., a Delaware corporation.

          "Rainwire Common Stock" shall mean the common stock, $.001 par value, of Rainwire.

          "Rainwire Material Adverse Effect" shall mean a material adverse effect on (a) Rainwire's ability to perform its obligations under the Share Exchange Documents to be executed and delivered by it or, (b) the assets, results of operations or prospects of Rainwire and its Subsidiaries taken as a whole.

          "SEC Reports" shall have the meaning set forth in Section 6.06.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Share Exchange" shall have the meaning set forth in Section 1.01.

          "Share Exchange Documents" shall have the meaning set forth in Section 5.01.

          "Subsidiary" shall mean any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly.

          "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

          "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and "Taxes" means any or all of the foregoing collectively.

     Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  [Remainder of page intentionally left blank]

 [Signature page to Amended and Restated Agreement and Plan of Share Exchange]

     IN WITNESS WHEREOF, each of the Parties has caused this Amended and Restated Agreement and Plan of Share Exchange to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                          RAINWIRE PARTNERS, INC.

                                          By
                                            ------------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                             -----------------------------------

                                          OASIS GROUP, INC.

                                          By
                                            ------------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                             -----------------------------------

                                                                         ANNEX B

                       DELAWARE APPRAISAL RIGHTS STATUTE

SECTION 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, sec. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, sec. 24;
57 Del. Laws, c. 148, secs. 27-29; 59 Del. Laws, c. 106, sec. 12; 60 Del. Laws,
c. 371, secs. 3-12; 63 Del. Laws, c. 25, sec. 14; 63 Del. Laws, c. 152,
secs. 1, 2; 64 Del. Laws, c. 112, secs. 46-54; 66 Del. Laws, c. 136, secs.
30-32; 66 Del. Laws, c. 352, sec. 9; 67 Del. Laws, c. 376, secs. 19, 20; 68 Del.
Laws, c. 337, secs. 3, 4; 69 Del. Laws, c. 61, sec. 10; 69 Del. Laws, c. 262,
secs. 1-9; 70 Del. Laws, c. 79, sec. 16; 70 Del. Laws, c. 186, sec. 1; 70 Del.
Laws, c. 299, secs. 2, 3; 70 Del. Laws, c. 349, sec. 22; 71 Del. Laws, c. 120,
sec. 15; 71 Del. Laws, c. 339, secs. 49-52.)

                       GEORGIA DISSENTER'S RIGHTS STATUTE

SECTION 14-2-1301.

     As used in this article, the term:

          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 14-2-1302.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

SECTION 14-2-1303.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

SECTION 14-2-1320.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

SECTION 14-2-1321.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

SECTION 14-2-1322.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

SECTION 14-2-1323.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

SECTION 14-2-1324.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 14-2-1325.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

SECTION 14-2-1326.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

SECTION 14-2-1327.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

             (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

             (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

SECTION 14-2-1330.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

SECTION 14-2-1331.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

SECTION 14-2-1332.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                         ANNEX C

               [FORM OF PROXY FOR HOLDERS OF OASIS COMMON STOCK]

                               OASIS GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON           , 2002

THE UNDERSIGNED HEREBY APPOINTS [          ] AND [          ], EACH WITH POWER
TO ACT WITHOUT THE OTHER AND WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, AS PROXIES TO VOTE, AS DESIGNATED HEREIN, ALL STOCK OF OASIS GROUP, INC. OWNED BY THE UNDERSIGNED AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT THE OFFICES OF OASIS GROUP, INC. LOCATED AT MONTEITH COMMONS, FIRST FLOOR, 2931
PIEDMONT ROAD, N.E., ATLANTA, GA 30305 ON           ,           , 2002, AT
          A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, UPON THE MATTER SET FORTH ON THE REVERSE SIDE OF THIS PROXY, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, AND ANY SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                               OASIS GROUP, INC.

    PLEASE MARK VOTE IN THE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSAL:

1.   To adopt the Amended and Restated Plan and Agreement to       For   Against   Abstain
     Exchange Stock by and between Rainwire Partners, Inc. and     [ ]     [ ]       [ ]
     Oasis Group, Inc., dated as of December 19, 2001, and
     approve the transaction contemplated thereby in which all of the outstanding shares of Oasis common stock will be
     converted into the right to receive a number of Shares of
     Rainwire common stock based on the exchange ratio as defined in the Agreement.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE SHARE EXCHANGE AGREEMENT AND APPROVAL OF THE SHARE EXCHANGE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.

     If you plan to attend the Special Meeting, please mark this box:  [ ]

                                          Date:
                                         ---------------------------------, 2002


                                          --------------------------------------
                                          (SIGNATURE)

                                          --------------------------------------
                                          (SIGNATURE)

Please sign exactly as your name appears hereon and mail this proxy in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in the partnership name by an authorized person.

NAME & ADDRESS                                 --------------------------------------------------------
                                                                  [CONTROL NUMBER]
PRINT HERE
                                               --------------------------------------------------------

TO VOTE BY MAIL:

     -- Mark, sign and date your proxy card.
     -- Return your proxy card in the postage-paid envelope provided.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                                                         ANNEX D
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                  FORM 10-KSB

    [X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED: DECEMBER 31, 2000

                        COMMISSION FILE NUMBER: 0-23892

                             ---------------------

                            RAINWIRE PARTNERS, INC.
             (Exact Name of Registrant as specified in its Charter)

                   DELAWARE                                      57-0941152
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                     Identification Number)

                         MONTEITH COMMONS, FIRST FLOOR
                            2931 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
(Address of principal executive offices of Incorporation or organization and zip code)

                   ISSUER'S TELEPHONE NUMBER: (404) 842-1510
              (Registrants telephone number, including area code)

         SECURITIES REGISTERED UNDER SECTION 12(b) OF THE EXCHANGE ACT:
                                     NONE.

         SECURITIES REGISTERED UNDER SECTION 12(g) OF THE EXCHANGE ACT:

           COMMON STOCK, PAR VALUE                            $0.001 PER SHARE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such
filing requirements for the last 90 days.  Yes [ ]     No [X]

     At December 31, 2000, 7,609,886 shares of the Registrant's Common Stock were issued outstanding and the estimated aggregate market value of the Registrant's outstanding common stock held by non-affiliates of the Registrant was approximately $226,876.

     Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

DESCRIPTION OF BUSINESS.

  RECENT DEVELOPMENTS

     In February, 2001, Rainwire Partners, Inc. ("Rainwire" or the "Company") and Oasis Group, Inc., a Georgia corporation ("Oasis"), began discussions concerning the use of Rainwire as a reverse merger vehicle to position Oasis in the public market. These initial discussions did not result in any agreements. After exploring similar agreements with other parties, the Company re-entered discussions with Oasis in July, 2001.

     On August 29, 2001, Rainwire and Oasis completed negotiations and the Oasis Share Exchange Agreement was signed. It is a non-binding agreement subject to the completion of due diligence and exchange of Schedules outlined in the Oasis Share Exchange Agreement. Prior to the Closing, Rainwire plans to increase its authorized common stock and reverse split its present outstanding shares.

     The Company is seeking shareholder approval of the Oasis Share Exchange Agreement and the transactions contemplated by it. The consent of persons holding a simple majority (over 50%) of the outstanding Company common stock is needed to approve the closing of the transaction and authorization of the other transactions identified. Because current management owns greater than 50% of the outstanding Company common stock, the Company expects to receive the necessary shareholder approval and intends to prepare an Information Statement on Form 14C to inform the remaining shareholders of the majority's decision. The Company expects to mail the Information Statement to its shareholders on or about November 25, 2001, and believes that the transaction will close on or about December 15, 2001.

     Upon execution of the Oasis Share Exchange Agreement, Walter H. Elliott, the President and a director of the Company resigned, and Ronald A. Potts was elected to the Board of Directors of the Company and was appointed President and Chief Executive Officer of the Company. Additionally, Mike McLaughlin and John Hill were elected to the Board of Directors and Peggy Evans was appointed Chief Financial Officer.

     Furthermore, upon execution of the Share Exchange Agreement, the Company issued 12,000,000 shares of its common stock to Osprey Investments, LLC (of which Lyne Marchessault is the sole member) in satisfaction of loans in the principal amount of $60,000.

  BUSINESS DEVELOPMENT.

     The Company was incorporated on May 10, 1991 in Delaware for the purpose of consolidating the operations of Azimuth, Inc. (a fully accredited AIHA Industrial Hygiene Laboratory for testing asbestos, metals and organic vapors) and certain of its former environmental products businesses and acquiring the assets of four general partnerships which were then leasing real estate and laboratory and other equipment to Azimuth and the products businesses. The Company formerly had three operating subsidiaries: Trico Environmetrics, Inc. ("Trico"), Envirometrics Products Company ("EPC") and Azimuth, Inc.

     In 1996, the Company entered into a "Turnaround" phase, and all of the Company's former operations were divested by the year 2000.

     During the course of the Company's "Turnaround" phase, the Company explored alternative plans for growth that included the identification of companies in other markets which had greater growth potential than the Environmental, Health and Safety Market. In September, 1999, the Company was introduced to The Catapult Group, Inc., a Georgia corporation ("Catapult"), which was an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. In February 2000, the Company and Catapult reached terms that each felt were fair to the parties and entered into a non-binding agreement whereby Rainwire would acquire Catapult, which became binding on March 8, 2000.

     Prior to the closing of the Catapult Exchange Agreement, on July 26, 2000, Registrant effected a 10:1 reverse split of its outstanding common stock, issued 5,555,064 shares of its common stock to purchase all of the outstanding common stock of Catapult, changed its name to The Catapult Group, Inc. and increased its authorized shares from Ten Million (10,000,000) to Twenty Million (20,000,000). An amendment to Registrant's Certificate of Incorporation reflecting such changes was filed with the Secretary of State of Delaware on July 26, 2000. Upon completion of the Catapult Exchange Agreement, Catapult became a wholly owned subsidiary of the Company and the shareholders of Catapult became owners of approximately 90% of the outstanding shares of Common Stock of the Company. The Company subsequently changed its name to Rainwire Partners, Inc.

     On December 31, 2000, management adopted a plan to discontinue the operations of the Company and to liquidate its assets.

  BUSINESS OF ISSUER.

     Upon completion of the Share Exchange with The Catapult Group, Inc., Rainwire's business became that of an Internet integration firm offering intelligent end-to-end e-business solutions to large and middle-market organizations. However, as of December 31, 2000, Rainwire adopted a plan to discontinue the operations of the Company and to liquidate its assets. Additionally, as of that date, Rainwire began to explore alternative plans for growth, which included the identification of companies in markets that had greater growth potential than the market for e-business solutions.

     On August 29, 2001, Rainwire entered into a Share Exchange Agreement with Oasis. Upon completion of the Share Exchange, Rainwire's business will consist of the business plan of Oasis, which includes the acquiring, owning and developing of parcels of undeveloped property and a residential mortgage operation.

  EMPLOYEES.

     Presently, the Company has no full-time employees other than executive officers. The Company had 20 employees at December 31, 2000.

DESCRIPTION OF PROPERTY.

     The following includes each of the principal real properties owned or leased by the Company as of December 31, 2000.

        9229 University Boulevard, Charleston, SC(1)
           Monthly Base Rental:       $5,523.00

        4940 Peachtree Boulevard, Suite 350, Norcross, GA(2)
           Monthly Base Rental:       $3,695.69

        665 Pylant Street, Atlanta, GA(3)
           Monthly Base Rental:       $21,921.00

        418 King Street, Suite 301, Charleston, SC(4)
           Monthly Base Rental:       $3,750.00
           Lease Expiration Date:      August 31, 2005
---------------

(1) Subsequent to December 31, 2000, the Company no longer occupied this location. The Company is seeking to mitigate its outstanding lease liabilities.

(2) This lease expired during fiscal year 2000.

(3) Subsequent to December 31, 2000, the Company no longer occupied this location.

(4) The Company is seeking to mitigate the outstanding lease liability as the landlord had seized and/or sold some of the equipment in partial satisfaction of the past due lease rentals.

LEGAL PROCEEDINGS.

     The Company is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of the Company including those of subsidiaries. Following are four such actions.

     Azimuth Laboratory, Inc., a subsidiary of EVRM, generated hazardous waste during the time of its operations which ceased in April, 2000. According to a former landlord, Azimuth was responsible for a hazardous waste cleanup on the leased premises, and he is seeking recovery of approximately $130,000, including the cleanup and remaining payments due under the terms of the lease agreement which is to expire in December, 2001. A motion for summary judgment is expected to be heard by the end of 2001. Only the remaining lease obligation of $66,271 has been recorded as of December 31, 2000.

     As of December 31, 2000, a judgment against the Company was obtained by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by the Company to redeem 8,333 of those shares and to pay dividends when due. Substantially all of that amount was recorded as of December 31, 2000.

     IOS Capital, Inc. has made a demand to Rainwire for sums defaulted upon as a result of an equipment lease signed by Rainwire in February, 1997. IOS Capital indicated that they would compromise the amounts owed for the sum of $15,479.20 in full satisfaction of the claim; however, Rainwire failed to make the payment by the required date.

     An action has been filed and reduced to a judgment against Rainwire Partners, Inc. by H.E. Igoe in the amount of $21,665.96 filed on June 25, 2001. This matter involved a share purchase agreement between Rainwire and Igoe.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     On May 18, 2000 the Company filed a definitive Information Statement soliciting consents from its shareholders concerning four (4) matters:

     1.  Reverse split of the outstanding shares 10:1;

     2.  Increase of the Authorized Shares from 10 million to 20 million;

     3.  Corporate name change to the Catapult Group, Inc.; and

     4.  Consent to consummate the share exchange with the Catapult Group.

On June 8, 2000 the Company's transfer agent, Continental Stock Transfer & Trust Company suspended the consent count because a majority (approximately 60%) of the consents had been returned. The transfer agent then issued the Company a confirmation letter tabulating the consent count, 3,264,363 votes were received with greater than 99% giving consent to the transactions outlined in the Information Statement.

     No other matters were submitted to our security holders for a vote during the fiscal year ending December 31, 2000.

                                    PART II

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

  MARKET INFORMATION.

     The Company's Common Stock has been publicly traded separately and was initially quoted on the Nasdaq Smallcap Market ("Nasdaq") under the symbol "EVRM" on August 12, 1994. Upon the divestiture of the Trico subsidiary the Company fell below the listing requirements of Nasdaq. On December 3, 1996, the Company's common stock and warrants were delisted from The Nasdaq SmallCap Market and were subsequently traded on Over the Counter Bulletin Board. On January 4, 1999, the

Securities and Exchange Commission (SEC) approved amendments to NASD Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board(R) ("OTCBB") to the securities of companies that report their current financial information to the SEC. On November 18, 1999, the Company's common stock and warrants were delisted from the OTCBB because of failure to have the required SEC periodic filings submitted by that date. As of that date, price Quotations could be found on Electronic Pink Sheets (the "Pink Sheets"). On January 28, 2000 the Company brought its filings with the SEC current, thus meeting the requirements for re-listing on the OTCBB. On March 21, 2000 the Company's common stock began trading on OTCBB. On August 1, 2000, the Company received a new symbol from NASDAQ. As of that date, Rainwire was traded on the OTCBB under the symbol RNWR. In 2001, the Company's common stock was again delisted from the OTCBB because of the Company's failure to file its required SEC periodic filings. On October 19, 2001, the last sale price of a share of the Company's common stock on the Pink Sheets was $0.08.

     The following table sets forth the high and low bid prices for the Common Stock as reported in the trading media and for the periods reflected above for each fiscal quarter commencing January, 1999 through December, 2000. The quotations listed below reflect inter-dealer prices, without retail mark-up, mark-down or commissions and do not necessarily represent actual transactions.

                                                              HIGH     LOW
                                                              -----   -----
1999
  First Quarter.............................................  0.187   0.062
  Second Quarter............................................  0.375   0.062
  Third Quarter.............................................  0.375   0.050
  Fourth Quarter............................................  0.375   0.005
2000
  First Quarter.............................................   0.35    0.08
  Second Quarter............................................  0.375    0.06
  Third Quarter*............................................   4.25    2.00
  Fourth Quarter............................................   2.50    0.50

---------------

* The common stock of the Company was consolidated 10 for 1 in July, 2000.

  HOLDERS.

     On December 31, 2000 there were approximately 103 shareholders of record the Company's common stock, based on information provided by the Company's transfer agent. This number may not include individuals whose shares are held in "street names."

  DIVIDENDS.

     The Company has never paid dividends on its Common Stock and does not anticipate that it will do so in the foreseeable future. For the foreseeable future any future earnings or funds otherwise available, if any, for the payment of dividends will be used to pay dividends on the outstanding Preferred Stock or for reinvestment in the Company's business. Any future determination to pay cash dividends on the Common Stock will be at the discretion of the Board of Directors and will reflect such other factors (including contractual requirements) as the Board of Directors deem relevant.

     In April, 2000, all of the Series A and B preferred shares, and 2/3 of the Series C preferred shares were converted into common stock of the Company, including accrued dividends. Total common shares issued to effect the conversion was 167,605, valued at $670,420 or $4.00 per share. As of December 31, 2000, there were 24,959 shares of Series C preferred stock outstanding valued at $52,913, including accretion of $2,995.

  RECENT SALES OF UNREGISTERED SECURITIES.

     In April, 2000, the Registrant issued an aggregate of 186,288 shares of its common stock in settlement of prior accounts payable. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In July, 2000, the Registrant issued an aggregate of 5,555,064 shares of its common stock to the shareholders of The Catapult Group, Inc. in exchange for all of the outstanding common shares of The Catapult Group, Inc. These Shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In September, 2000, the Registrant issued an aggregate of 900,000 shares of its common stock to four individuals in exchange for $700,000 or at a price of $0.78 per share. All four individuals were accredited investors, and these shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In September, 2000, the Registrant issued an aggregate of 120,000 shares of its common stock in settlement of a note payable in the principal amount of $150,000. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In August, 2001, the Registrant issued 12,000,000 shares of its common stock in settlement of loans in the principal amount of $60,000. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In August, 2001, the Registrant issued 100,000 shares of its common stock to an individual for services provided and to be provided to the Registrant. The services were valued at $2,500 or $0.025 per share. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In September, 2001, the Registrant issued 200,000 shares of its common stock to an individual in exchange for $10,000 or at a price of $0.05 per share. The individual was an accredited investor, and these shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In October, 2001, the Registrant issued 500,000 shares of its Series D Convertible Preferred Stock to Osprey Investments, LLC in exchange for 10,000,000 shares of the Registrant's common stock. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted".

  SERIES D CONVERTIBLE PREFERRED STOCK ("SERIES D")

     Our Amended and Restated Certificate of Incorporation authorizes 2,500,000 shares of preferred stock and provides that the Board of Directors may, by resolution, fix the rights and limitations of our preferred stock. The Board of Directors had previously utilized this authority to authorize 70,000 shares of Series A Preferred Stock, 208,640 shares of Series B Preferred Stock and 74,878 shares of Series C Preferred Stock.

     On October 15, 2001, our Board of Directors approved the creation, authorized the issuance, and fixed the designation of 500,000 share of Series D Convertible Preferred Stock. On October 15, 2001, our Board of Directors further approved the exchange of 500,000 shares of our Series D Convertible Preferred Stock for 10,000,000 of our common stock owned by Osprey Investments, LLC. Ms. Marchessault abstained from the latter director vote. On or about October 26, 2001, we filed a Certificate of Designation of Series D Convertible Preferred Stock with the Delaware Division of Corporations. Described below is a summary of the terms of the Series D Convertible Preferred Stock.

     Convertability

     The Series D is immediately convertible at the option of the holder into Ten Million (10,000,000) shares of the common stock of the Company. If the Company shall fail to pay a dividend to the holders of the Series D for two consecutive quarters, the Series D shall be convertible into fifty million (50,000,000) shares of the common stock of the Company so long as such dividends remain unpaid.

     Redemption

     The Company may redeem the Series D, in whole or in part, at any time, at a redemption price equal to the sum of any accrued but unpaid dividends and $1.00 per share redeemed.

     Dividends

     The holders of the Series D shall be entitled to receive a cumulative dividend at a rate of twelve percent (12%) per annum out of any assets of the Company legally available therefore, when, if and as declared by our Board of Directors. Dividends on Series D shall be payable on a quarterly basis.

     Liquidation Preference

     If the Company were dissolved or liquidated, voluntarily or involuntarily, the holders of the Series D would be entitled to receive, prior and in preference to any distribution of our assets to the holders of any of our other equity securities, other than our Series C Convertible Preferred Stock, an amount equal to $1.00 per share.

     Voting Rights

     On all matters on which the holders of our common stock are entitled to vote, each holder of Series D shall be entitled to ten (10) votes for each share of Series D standing in his or her name on the books of the Company. In addition, the holders of the Series D shall be entitled to elect the majority of the Company's Board of Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     This 10-KSB contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this 10-KSB are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the closing of the Oasis transaction described herein, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved.

     The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and Notes thereto, appearing elsewhere in this Form 10-KSB.

  GENERAL OVERVIEW

     On July 26, 2000 the former company, Environmetrics, Inc. exchanged approximately ninety percent of newly issued restricted common stock for all of the outstanding common stock of The Catapult Group, Inc. On that date, the name was changed to Rainwire Partners, Inc. for both The Catapult Group, Inc. and the former company. As of the date of the exchange, the former company's net assets were written down to a fair market value, as required under generally accepted accounting principles. The previous historical financial data of The Catapult Group, Inc. was carried forward since Catapult is considered the accounting acquirer; therefore the following comments pertain to the historical financial statements of The Catapult Group, Inc. and i20, Inc., including the net assets acquired as mentioned above.

  RESULTS OF OPERATIONS.

     Year ended December 2000 Compared to year ended December 1999

     The company lost $419,028 for 1999 compared to a loss of $1,494,708 in 2000. In addition, in 2000 the company recorded a loss on the disposal of the business of $578,191. The decision was made on

December 31, 2000 to discontinue the operations of the company; accordingly the financial statements for 1999 reflect the operating loss as a discontinued loss for comparative purposes.

     The company commenced its operation in July, 1999 and acquired i20, Inc. in August, 1999. i20, Inc.'s planned operations for the period subsequent to its purchase was the basis for the company paying approximately $500,000 more than the fair value of the assets acquired at that date. The loss from discontinued operations in year 2000, includes not only a write off of the unamortized balance of Goodwill of approximately $460,000 but unsuccessful efforts to sustain the business during the period when dot.com companies were failing. The loss on the disposal of the business in 2000 consists mainly of forward looking expenses, which were obligations of the company as of December 2000 and obligation incurred as a result of that decision.

  FINANCIAL CONDITION.

     The company's audit report for the year 2000 discloses a "going" concern paragraph in reference to the company's concern for continuing its existence in the future. This concern is highlighted by the fact that the company has negative working capital of approximately $1,100,000, a deficit since inception of approximately $2,500,000 and a deficit in stockholders equity of approximately $1,160,000. There are a number of legal actions against the company for failure to honor its commitments, which includes an obligation of the company incurred by Environmetrics, Inc., Azimuth Laboratories, Inc.

  CERTAIN RISK FACTORS.

     Rainwire Partners, Inc. has entered into a Plan and Agreement to Exchange Stock by and among Rainwire, Oasis Group, Inc. and the Shareholders of Oasis (the "Oasis Share Exchange Agreement"). As a result of the Oasis Share Exchange Agreement, Oasis will become a wholly-owned subsidiary of Rainwire. Oasis faces various risks that may prevent Oasis from implementing its business plan. If any of the following risks actually occur, Oasis' business, financial condition or results of operations could be materially harmed. If Oasis' business is harmed, the trading price of Rainwire's Common Stock could decline and you could lose all or part of your investment.

     BECAUSE OF OUR LACK OF FUNDS AND PAST LOSSES, OUR INDEPENDENT ACCOUNTANT'S AUDIT REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Rainwire's independent certified public accountants have raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations, and/or achieving profitable operations. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects could be adversely affected.

     WE HAVE INCURRED SIGNIFICANT LOSSES.

     As of December 31, 2000, the end of our most recent fiscal year, we had incurred significant losses. Additionally, as of December 31, 2000, Rainwire adopted a plan to discontinue the operations of the Company and to liquidate its assets. Accordingly, we expect to continue incurring operating losses until we are able to derive meaningful revenues from Oasis' anticipated operations. There can be no assurance that Oasis' anticipated operations will ever produce profitable operations or that we will be able to continue to obtain financing until Oasis is able to produce profitable operations. Because of the substantial start-up costs that must be incurred by a new company, we expect to incur significant operating losses during the initial years of Oasis' operations. No assurance can be given that the future operations of Oasis will be successful.

     CURRENT RAINWIRE SHAREHOLDERS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION UNDER TERMS OF THE SHARE EXCHANGE AGREEMENT.

     Under the terms of the Oasis Share Exchange Agreement, Rainwire will effect a reverse split of its current issued and outstanding common stock and will issue shares of the Company's Common Stock to the shareholders of Oasis. As a result, current shareholders of Rainwire will suffer substantial dilution.

     In addition, under the terms of the Oasis Share Exchange Agreement, Rainwire will amend its Certificate of Incorporation to increase its authorized shares of Common Stock to One Hundred Million (100,000,000). The Company's ability to issue additional shares of Common Stock after the completion of the Oasis Share Exchange will subject current Rainwire shareholders to additional dilution.

     OASIS IS A DEVELOPMENT STAGE COMPANY AND HAS NO SIGNIFICANT OPERATING HISTORY.

     Oasis was founded on November 16, 1999, and to date has had no business operations. As of the date of this annual report, Oasis has not had any revenue producing operations on which you can evaluate its potential for future success. Oasis' activities to date have been limited to conducting a private offering of its securities and entering into agreements or letters of intent concerning various real property, a mortgage brokerage company and an aviation company. As a development stage company, Oasis is subject to all risks, expenses, and uncertainties frequently encountered by new companies. Any unanticipated expenses, problems, or difficulties may result in material delays both in the completion of the Oasis Share Exchange and in implementing Oasis' business plan.

     WE MAY BE UNABLE TO RAISE ADDITIONAL FUNDING TO PURSUE OUR STRATEGIES WHICH MAY HARM OUR BUSINESS

     The Company anticipates the need for additional capital as it pursues its business strategy. The Company expects to raise additional capital through a combination of new debt issuances and equity sales, from private as well as public sources. Issuance of new debt and/or the sale of equity will likely have a dilutive effect on the Company and its shareholders. Implementation of the Company's strategy and its business plans is contingent upon the availability of such funding sources. No assurance can be given that the Company will be able to raise debt or equity capital, at terms that are acceptable to the Company, or at all, in order to fund its operations as set forth above.

     OASIS' BUSINESS PLAN MAY NEVER BE IMPLEMENTED.

     Oasis' business plan includes the acquiring, owning and developing of parcels of undeveloped property and a residential mortgage operation. Oasis has entered into agreements or letters of intent concerning various real property, a mortgage brokerage company and an aviation company; however, there is no assurance that any of the transactions contemplated by the agreements will ever be completed.

     WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We presently anticipate that we will retain all available funds for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future. Any future payment of dividends to our stockholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, capital requirements and business prospects.

     OUR COMMON STOCK CURRENTLY TRADES ON THE PINK SHEETS(R) AND, AS A RESULT, THERE MAY BE LIMITED TRADING VOLUME IN THE STOCK, AS WELL AS A GREATER SPREAD BETWEEN "BID" AND "ASKED" PRICES.

     Our common stock currently trades on the Pink Sheets(R), a quotation service operated by Pink Sheets, LLC. The Pink Sheets(R) does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Issuers whose securities are traded on the Pink Sheets(R) may experience a greater spread between the "bid" and "asked" prices of their securities compared with securities traded on a national securities exchange or Nasdaq, and a limited liquidity in their securities. In addition, many investors have policies against the purchase or holding of securities traded in the over-the-counter markets. Trading in an over-the-counter market such as Pink Sheets(R) has, and will continue to, affect both the trading volume and the market value of our common stock for the foreseeable future.

FINANCIAL STATEMENTS.

     The following documents are filed as part of this report:

(1) Independent Auditors' Report............................  F-1
(2) Financial statements:
    Consolidated Balance Sheet..............................  F-2
    Consolidated Statements of operations...................  F-3
    Consolidated Statements of Changes in Shareholders'
     Equity.................................................  F-4
    Consolidated Statements of cash flows cumulative for
     the years ending December 31, 2000 and 1999............  F-5
    Notes to Financial Statements...........................  F-6

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or other notes herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     The Company engaged the firm of Welch, Roberts & Amburn, LLP to conduct the audits of its financial statements for the years ended December 31, 1999, and 1998. Welch, Roberts & Amburn, LLP, resigned on May 31, 2001 due to outstanding and past due fees owed by the Company.

     In connection with Welch, Roberts & Amburn, LLP's audits of the financial statements of the Company, there were no disagreements with Welch, Roberts & Amburn, LLP on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of Welch, Roberts & Amburn, LLP on the consolidated financial statements for the years ended December 31, 1999, and 1998 did not contain any adverse opinion or disclaimer of opinion; however, the unqualified opinion contained a fourth paragraph with respect to an emphasis of a paragraph discussing recurring losses from operations and decreases in working capital issues confronting the Company.

     The Company had also engaged the firm of Tauber & Balser, P.C. in connection with the audit of the consolidated balance sheet of The Catapult Group, Inc., and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from July 21, 1999 (inception) to December 31, 1999.

     In connection with the audit as of December 31, 1999, and for the period from July 21, 1999 (inception) to December 31, 1999, there was no disagreement with Tauber & Balser, P.C. on any matter of accounting principles, financial disclosure, or auditing scope or procedures, which disagreement if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit report of Tauber & Balser, P.C. on the consolidated financial statements for the year ended December 31, 1999 was issued with an unqualified opinion.

     On or about September 9, 2001, the Company notified Tauber & Balser, P.C. that it had engaged the firm of Braverman & Company, P.C., to conduct the audit of its financial statements for the year ended December 31, 2000.

                                    PART III

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.

     The following table sets forth all the directors, executive officers and significant employees of the Company as of October 25, 2001. In April, 2001, Bryan M. Johns resigned as an officer and director of the Company. On August 29, 2001, Walter H. Elliott, III resigned as an officer and director of the Company.

     In the years prior to December 31, 2000, various officers, directors and control persons have failed to timely report under section 16(a) of the Exchange Act. Bryan M. Johns, Lyne Marchessault and Anguilla Equity Partners, Inc., who were Directors, Officers and/or 10% stockholders, failed to timely file reports under Section 16 of the Exchange Act with respect to the Company during the Company's 2000 fiscal year. In February 2001, Mr. Johns and Ms. Marchessault each filed a Form 5 under Section 16 of the Exchange Act with respect to their holdings of relevant equity securities of the Company as of the end of the Company's 2000 fiscal year. Walter H. Elliott III, the Company's other officer and director as of December 31, 2000, had no transactions during the Company's 2000 fiscal year subject to Section 16 reporting.

NAME                                        AGE                        POSITION
----                                        ---                        --------
Ronald A. Potts...........................  54    President, CEO, and Chairman of the Board
Lyne Marchessault.........................  43    Secretary and Director
Peggy Evans...............................  53    Chief Financial Officer
Michael McLaughlin........................  58    Director
John Hill.................................  55    Director

     Ronald A. Potts, Chairman, President and Chief Executive Officer. Mr. Potts was elected to our Board of Directors and appointed Chairman, Chief Executive Officer and President of the Rainwire in August, 2001. From 1996 until March, 2000, Mr. Potts was President of Londott Investments. Beginning in March, 2000, Mr. Potts was elected to the Board of Directors and was appointed Chairman and Chief Executive Officer of Oasis Group, Inc. Mr. Potts holds an Economics degree from the University of Western Ontario.

     Lyne Marchessault, Secretary and Director. Ms. Marchessault was elected to our Board of Directors and appointed Secretary in July, 2000. In addition, in August, 2001, Ms. Marchessault was elected to the Oasis Board of Directors. From 1996 until January, 1998 Ms. Marchessault was the Director of International Marketing and Public Relations for Ultimate Technographics. From January, 1998 until the present, Ms. Marchessault has been the managing member of Osprey Investments, LLC. Ms. Marchessault holds a Marketing degree from Concordia University and a Masters in Business Administration from McGill University.

     Peggy Evans, Chief Financial Officer. Ms. Evans was appointed as our Chief Financial Officer in August, 2001. Since October 1, 2000, Ms. Evans has been the Chief Financial Officer for Oasis Group, Inc. Prior to that time, Ms. Evans served as the President of Yakley Management, Inc. and the Chief Operating Officer of Eston Hospitality, LLC. Ms. Evans holds a B.S. degree in business from Pepperdine University.

     Michael McLaughlin, Director. Mr. McLaughlin was elected to our Board of Directors in August, 2001. In addition, Mr. McLaughlin was elected to the Oasis Board of Directors in August, 2000. For the last 14 years, Mr. McLaughlin has been the owner and President of American Flooring, Inc. Mr. McLaughlin holds a bachelors degree in business from Florida Atlantic University.

     John Hill, Director. Mr. Hill was elected to our Board of Directors in August, 2001. Mr. Hill has also been a director of Oasis Group, Inc. since July, 2000. From 1996 until 1998, Mr. Hill was a Divisional Claims Superintendent with State Farm Fire & Casualty Company and from 1998 until the present,

Mr. Hill has been a Section Manager with State Farm. Mr. Hill holds a B.S. in Business Administration degree from the University of Tennessee.

     Directors hold office until the next annual meeting of shareholders. Officers are elected by the Board of Directors following the Annual meeting of stockholders.

EXECUTIVE COMPENSATION.

     The compensation paid in 1999 and 2000 to the Chief Executive Officer of the Company and to the President of the Company is set forth in the table below. No executive officers or any officer of a subsidiary had total compensation that exceeded $100,000.

                        2000 SUMMARY COMPENSATION TABLE

                                  THE COMPANY

                                                                           LONG-TERM COMPENSATION
                                                                       -------------------------------
                                      ANNUAL COMPENSATION                     AWARDS           PAYOUTS
                             --------------------------------------    ---------------------   -------
                                                       OTHER ANNUAL    RESTRICTED    OPTIONS    LTIP      ALL OTHER
                                     SALARY    BONUS   COMPENSATION      STOCK        SARS     PAYOUT    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)        ($)           AWARDS        (#)       ($)         ($)
---------------------------  ----   --------   -----   ------------    ----------    -------   -------   ------------
Bryan Johns...............   2000   $102,000     0        $7,200              0            0      0           0
  President and CEO(1)       1999   $    -0-     0             0              0            0      0           0
Walter H. Elliott.........   2000   $ 91,249     0             0              0            0      0           0
  President and CEO(2)       1999   $ 75,000     0             0         93,174(3)   150,000(4)   0           0

---------------

 (1) Mr. Johns entered into an employment agreement with the Company on July 26, 2000, which paid him an annual salary of $102,000 and an annual car allowance of $7,200. Mr. Johns resigned as President and Chief Executive Officer in April, 2001.

 (2) Mr. Elliott resigned as President and Chief Executive Officer in July 2000. Mr. Elliott's salary was $85,000 per year until his resignation in July, 2000. On July 26, 2000, Mr. Elliott entered into an employment agreement with the Company that paid him an annual salary of $100,000.

 (3) Represents shares of stock issued in lieu of salary for 1997 and 1998 when Mr. Elliott's salary was cut from $85,000 annually to $59,500. This number does not reflect the 10:1 reverse stock split that occurred in connection with the Catapult Share Exchange in July, 2000.

 (4) Represents stock options granted in December, 1999. This number does not reflect the 10:1 reverse stock split that occurred in connection with the Catapult Share Exchange in July, 2000.

     There were no options granted to the Executive Officers of the Company and its subsidiaries during the year ending December 31, 2000. The Company has no stock appreciation rights ("SARs") outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT.

  SECURITY OWNERSHIP.

     The following table sets forth information regarding ownership of the Registrant's common stock by all persons who are known by the Registrant to own more than 5% of the total outstanding shares, by all officers and directors of the Company, and by all officers and directors as a group as of December 31, 2000. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty
(60) days of the date of this Annual Report are deemed outstanding. These shares, however are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with the shares set forth opposite such shareholder's name. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company's principal executive office. Directors not included in the table below do not hold Company securities.

                                                              SHARES BENEFICIALLY
                                                                  OWNED AS OF
                                                               DECEMBER 31, 2000
                                                              --------------------
NAME AND ADDRESS                                               NUMBER      PERCENT
----------------                                              ---------    -------
Ronald A. Potts(1)..........................................    300,000      3.9%
Lyne Marchessault(2)........................................    231,461      3.0%
Osprey Investments, LLC(3)..................................    231,461      3.0%
  Monteith Commons, First Floor
  2931 Piedmont Road, N.E.
  Atlanta, Georgia 30305
Bryan M. Johns(4)...........................................  1,296,182     17.0%
Walter H. Elliott III(5)....................................     19,484        *
Arnold Johns(6).............................................  1,064,721     14.0%
  320 Cameron Ridge Drive
  Atlanta, GA 30328
Jake Cantrell...............................................    485,000      6.4%
  P.O. Box 1249
  Alpharetta, GA 30009
Anguilla Equity Partners, Inc...............................  1,481,350     19.5%
  Keithley F.T. Lake
  The Law Building,
  The Valley Anguilla, BWI
Cambridge Investments.......................................    462,922      6.1%
  Keithley F.T. Lake
  The Law Building, The Valley
  Anguilla, BWI
Cambridge Capital, LLC......................................    648,091      8.5%
  3475 Lenox Road, N.E., Suite 995
  Atlanta, GA 30326
All officers and directors as a group(7)....................  1,547,127     20.3%

---------------

 *  Less than 1%.

(1) Mr. Potts became an officer and director in August, 2001.

(2) Includes 231,461 shares owned by Osprey Investments, LLC of which Ms. Marchessault is the sole member.

(3) Does not include the 12,000,000 shares issued to Osprey in August, 2001, and the subsequent exchange of 10,000,000 shares of Common Stock for 500,000 shares of Series D Convertible Preferred Stock in October, 2001.

(4) Mr. Johns resigned as an officer and director in April, 2001.

(5) Mr. Elliott resigned as an officer and director on August 29, 2001.

(6) Includes 648,091 shares owned by Cambridge Capital, LLC.

(7) Does include shares owned by Ronald Potts who did not become an officer and director until August, 2001.

  CHANGES IN CONTROL.

     The Company's Share Exchange Agreement with Oasis Group, Inc. provides for a change of control of the Company. Upon execution of the Share Exchange Agreement, Walter H. Elliott, the President and a director of the Company resigned, and Ronald A. Potts was elected to the Board of Directors of the Company and was appointed President and Chief Executive Officer of the Company. Additionally, Mike McLaughlin and John Hill were elected to the Board of Directors and Peggy Evans was appointed Chief Financial Officer.

     Furthermore, upon execution of the Share Exchange Agreement, the Company issued 12,000,000 shares of its common stock to Osprey Investments, LLC (of which Lyne Marchessault is the sole member) in satisfaction of loans in the principal amount of $60,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     In connection with the Share Exchange Agreement, Rainwire issued 12,000,000 shares of its common stock to Osprey Investments, LLC (of which Lyne Marchessault, our Secretary and a director, is the sole member) in satisfaction of loans in the principal amount of $60,000. In addition, in October, 2001, Rainwire exchanged 500,000 of its Series D Convertible Preferred Stock for 10,000,000 shares of its common stock owned by Osprey. Ms. Marchessault abstained from the Board of Directors vote concerning this exchange of shares.

     Rainwire's officers and directors have ownership interests in Oasis. Walter
H. Elliott, a former officer and director of Rainwire, owns less than 1.0% of the outstanding common stock of Oasis, and Lyne Marchessault, our Secretary and a director, owns approximately 6.0% of the outstanding common stock of Oasis. Additionally, Ronald A. Potts, who was appointed to the Board of Directors and as Chief Executive Officer and President in connection with the Oasis Share Exchange, owns 11.6% of the outstanding common stock of Oasis. Furthermore, Peggy Evans, our newly appointed Chief Financial Officer, owns approximately 4.2% of the outstanding common stock of Oasis and John Hill and Mike McLaughlin, newly appointed directors each own less than 1.0% of the outstanding common stock of Oasis.

     Additionally, in 2001, Oasis has loaned Rainwire approximately $43,000 to date. As of December 31, 2000, Rainwire had loaned Oasis $12,700.

     As a result of the change in control of Rainwire in connection with the Oasis Share Exchange Agreement, Rainwire has moved its business address to the offices of Oasis. Until the closing of the Oasis Share Exchange, Oasis has agreed to allow Rainwire to use Oasis' offices on a rent free basis, although the parties have not entered into a formal agreement.

EXHIBITS AND REPORTS ON FORM 8-K.

  EXHIBITS
      3.1  Amended and Restated Certificate of Incorporation*

      3.2  Amended and Restated Bylaws*

      3.3  Certificate of Designation of Series A, B, and C Preferred Stock*

      3.4  Certificate of Designation of Series D Convertible Preferred Stock

      4.1  Rainwire Partners, Inc. 2000 Stock Option Plan

     10.1 Plan and Agreement to Exchange Stock by and among Rainwire Partners, Inc., Oasis Group, Inc. and the Shareholders of Oasis Group, Inc.

     16.1  Letter on change in certifying accountant

     23.1  Consent of Tauber & Balser, P.C.
---------------

* Incorporated by reference, filed as an Exhibit to report on Form 10-KSB for 1998, filed on January 28, 2000 (SEC File No. 0-23892).

  REPORTS ON FORM 8-K

     During the fourth quarter of 2000, the Registrant filed no reports on Form 8-K.

     On October 17, 2001, the Registrant filed a Form 8-K report that reported that the Registrant had abandoned its Information Statement on Schedule 14C filed with the Commission on March 5, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: 10/26/01                                           /s/ RONALD A. POTTS
                                                         ----------------------------------------------
                                                         Chairman of the Board, President,
                                                         Chief Executive Officer

Date: 10/26/01                                           /s/ PEGGY EVANS
                                                         ----------------------------------------------
                                                         Chief Financial and Accounting Officer

Date: 10/26/01                                           /s/ LYNE MARCHESSAULT
                                                         ----------------------------------------------
                                                         Secretary and Director

Date: 10/26/01                                           /s/ MIKE MCLAUGHLIN
                                                         ----------------------------------------------
                                                         Director

Date: 10/26/01                                           /s/ JOHN HILL
                                                         ----------------------------------------------
                                                         Director

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INDEPENDENT AUDITORS' REPORT................................  D-F-1
BALANCE SHEET...............................................  D-F-2
STATEMENTS OF OPERATIONS....................................  D-F-3
STATEMENTS OF STOCKHOLDERS' EQUITY..........................  D-F-4
STATEMENTS OF CASH FLOWS....................................  D-F-5
NOTES TO FINANCIAL STATEMENTS...............................  D-F-6

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
RAINWIRE PARTNERS, INC.
ATLANTA, GEORGIA

     We have audited the accompanying consolidated balance sheet of Rainwire Partners, Inc. (a Delaware corporation) and subsidiary as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Rainwire Partners, Inc. as of December 31, 1999, were audited by other auditors whose report dated March 29, 2000, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rainwire Partners, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with auditing standards generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered substantial recurring losses and has a deficit working capital and equity as of December 31, 2000. It has also discontinued its entire business operations and is dependent upon its shareholders for all cash flow requirements. The Company needs the ability to develop additional sources of capital, and/or achieve profitable operations through a merger or acquisition. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Braverman & Company, P.C.
Phoenix, Arizona
October 14, 2001

                                     D-F-1

                            RAINWIRE PARTNERS, INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000

                     ASSETS OF DISCONTINUED BUSINESS
CURRENT ASSETS
Cash........................................................   $     2,043
Accounts receivable, net of allowance for doubtful accounts
  of $29,575................................................        21,962
Related party advance, unsecured............................        12,700
                                                               -----------
          TOTAL CURRENT ASSETS..............................        36,705
                                                               -----------
OTHER ASSETS
Deposits....................................................         6,257
                                                               -----------
                                                               $    42,962
                                                               ===========

                   LIABILITIES OF DISCONTINUED BUSINESS
CURRENT LIABILITIES
Shareholder loans...........................................   $    60,000
Accounts payable............................................       469,517
Accrued business disposal costs and expenses................       513,016
Other accrued liabilities...................................       110,361
                                                               -----------
          TOTAL CURRENT LIABILITIES.........................     1,152,894
                                                               -----------
REDEEMABLE PREFERRED STOCK
Par value $.01; authorized 2,500,000 shares outstanding,
  24,959 shares.............................................        52,913
                                                               -----------
COMMITMENTS AND CONTINGENCIES

                      STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; authorized, 20,000,000 shares
  outstanding, 7,609,886 shares.............................         7,610
Paid-in capital.............................................     1,321,472
Deficit accumulated since inception.........................    (2,491,927)
                                                               -----------
          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............    (1,162,845)
                                                               -----------
                                                               $    42,962
                                                               ===========

                 See accompanying notes to financial statements

                                     D-F-2

                            RAINWIRE PARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                             JULY 21, 1999
                                                               YEAR ENDED    (INCEPTION) TO
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            1999
                                                              ------------   --------------
                                                                               (RESTATED)
REVENUES....................................................  $                $
                                                              -----------      ----------
OPERATING EXPENSES..........................................
                                                              ===========      ==========
INCOME (LOSS) FROM CONTINUING OPERATIONS....................
                                                              -----------      ----------
DISCONTINUED OPERATIONS
  Loss from operations of discontinued business.............   (1,494,708)       (419,028)
  Provision for loss on disposal of the business............     (578,191)
                                                              -----------      ----------
NET LOSS....................................................  $(2,072,899)     $ (419,028)
                                                              ===========      ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING........    6,198,828       5,555,064
                                                              ===========      ==========
BASIC AND DILUTED LOSS PER COMMON SHARE
  Income (Loss) from operations.............................  $                $
                                                              -----------      ----------
  Loss from discontinued operations.........................        (0.24)          (0.08)
                                                              -----------      ----------
BASIC AND DILUTED LOSS PER COMMON SHARE.....................  $     (0.24)     $    (0.08)
                                                              ===========      ==========

                 See accompanying notes to financial statements

                                     D-F-3

                             RAINWIRE PARTNERS INC.

           CONSOLIDATED STATEMENT OF CHANGES IS SHAREHOLDERS' EQUITY

                                        COMMON STOCK
                                     ------------------    PAID-IN     ACCUMULATED
                                      SHARES     AMOUNT    CAPITAL      (DEFICIT)       TOTAL
                                     ---------   ------   ----------   -----------   -----------
BALANCE, JULY 21, 1999.............         --   $   --   $       --   $        --   $        --
Issuance of stock July 22, 1999,
  for:
  Cash.............................  1,388,766    1,389      148,611                     150,000
  Services.........................  3,610,792    3,611      386,389                     390,000
  Acquisition of subsidiary........    555,506      556       74,374                      74,930
Net (loss) for the period..........                                       (419,028)     (419,028)
                                     ---------   ------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1999
  (RESTATED).......................  5,555,064    5,555      609,375      (419,028)      195,902
Recapitalization, July 26, 2000....    554,822      555     (188,329)                   (187,774)
Issuance of stock for:
  Services at $.11 per share.......    480,000      480       52,320                      52,800
  Reduction in note payable at
     $1.25 per share...............    120,000      120      149,880                     150,000
  Cash at $.78 per share...........    900,000      900      699,100                     700,000
Dividends accrued on redeemable
  preferred stock..................                             (874)                       (874)
Net (loss) for the year............                                     (2,072,899)   (2,072,899)
                                     ---------   ------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 2000.........  7,609,886   $7,610   $1,321,472   $(2,491,927)  $(1,162,845)
                                     =========   ======   ==========   ===========   ===========

                 See accompanying notes to financial statements

                                     D-F-4

                            RAINWIRE PARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDING DECEMBER 31, 2000 AND 1999

                                                                 2000          1999
                                                              -----------   ----------
                                                                            (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Continuing Operations.....................................  $             $
  Discontinued Operations
  Adjustments to reconcile net loss to net cash flows used
     by discontinued activities
     Loss from operations of discontinued business..........   (1,494,708)   (419,028)
     Loss on disposal of the business.......................     (578,191)
     Stock issued for services..............................       52,880     390,000
     Depreciation and amortization..........................       50,089      20,084
     Goodwill impairment loss...............................      460,960
     Loss on disposal of equipment..........................       11,037
     Changes in current assets and liabilities
       Accounts receivable (net of i20 purchase for 1999)...      199,235    (175,480)
       Other current assets.................................       20,000
       Accounts payable and accrued expenses (net of i20
        purchase for 1999)..................................      464,392      34,556
     Provision for loss on disposal of the business.........      578,191
          Net cash flows used by discontinued activities....     (236,115)   (149,868)
                                                              -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment.....................................      (40,915)     (6,358)
  Payment for acquisition of subsidiary, net................                 (221,480)
  Cash received in recapitalization of the company..........       15,464
  Increase in other assets..................................        1,315
                                                              -----------   ---------
          Net cash flows from (to) investing activities.....      (24,136)   (227,838)
                                                              -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable...................       60,000     250,000
  Repayment of notes payable................................     (500,000)
  Proceeds from issuance of common stock....................      700,000     130,000
                                                              -----------   ---------
          Net cash flows from financing activities..........      260,000     380,000
                                                              -----------   ---------
NET CHANGE IN CASH FLOWS FOR THE YEAR.......................         (251)      2,294
CASH, BEGINNING OF PERIOD...................................        2,294          --
                                                              -----------   ---------
CASH, END OF PERIOD.........................................  $     2,043   $   2,294
                                                              ===========   =========

                                     D-F-5

                            RAINWIRE PARTNERS, INC.

                                                                 2000          1999
                                                              -----------   ----------
                                                                            (RESTATED)
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES
  Non-monetary net liabilities assumed in a recapitalization of the Company on July 26, 2000
     Fair value of equipment received.......................  $    19,486
     Liabilities assumed....................................     (222,724)
                                                              -----------
     Net non-monetary liabilities assumed...................     (203,238)
     Less cash received.....................................       15,464
                                                              -----------
          Total non-monetary net liabilities assumed........  $  (187,774)
                                                              ===========
  Details of business acquisition
     Fair value of assets acquired..........................                $ 636,428
     Cash paid for the common stock.........................                 (265,000)
     Issuance of common stock...............................                  (74,930)
     Note payable...........................................                 (250,000)
                                                                            ---------
     Liabilities assumed....................................                $  46,498
                                                                            =========
Due from stockholder for purchase of common stock...........                $  20,000
                                                                            =========
Other
  Accrued dividends on redeemable preferred stock...........  $       874
  Common stock issued in settlement of note payable.........      150,000
                                                              ===========
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid during the year.............................  $     6,187   $      --
                                                              ===========   =========

                 See accompanying notes to financial statements

                                     D-F-6

                            RAINWIRE PARTNERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

  THE COMPANY

     Rainwire Partners, Inc., or RPID or the Company, (formerly Envirometrics, Inc. or EVRM) was incorporated in Delaware in 1991. The Company acquired all of the outstanding common stock of The Catapult Group, Inc., renamed Rainwire Partners, Inc. (RPIG), a Georgia corporation, on July 26, 2000, in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986. Prior to the stock exchange, the Company's operations had involved consulting services in environmental and occupational health matters in addition to providing the services of an American Industrial Hygiene Association and National Voluntary Laboratory Accreditation Program, principally in the Charleston, South Carolina area, with sales throughout the United States. RPIG was formed in July 1999, to provide internet consulting, systems development and integration as well as marketing and communications solutions to Global 2000 and middle-market companies. Its operations were discontinued in April 2000.

     On December 31, 2000, management adopted a plan to dispose of the entire business of the Company. Because the Company sustained a loss on the discontinuation of its business as of December 31, 2000 as well as a loss on the disposal of the business at that date, the results of operations for the year 2000 have been presented to conform to those results. The financial statements for the prior year have been restated to conform to the current year's presentation. The fiscal year end of the Company is December 31.

  PRINCIPLES OF CONSOLIDATION

     The Company's consolidated financial statements as of December 31, 2000 and 1999 include the financial statements of the Company and subsidiaries for all periods presented. All significant intercompany accounts and transactions have been eliminated.

  FINANCIAL STATEMENT PRESENTATION

     The historical cost basis of all assets and liabilities of RPIG and its former and present consolidated operating results have been presented from July 21, 1999 (date of inception) to December 31, 2000. For accounting purposes, the acquisition has been treated as a recapitalization of RPIG. RPIG is considered the accounting acquirer, because it became the owner of 90% of the total shares outstanding of the common stock of RPID, on a fully diluted basis. The consolidated statements of operations included herein are those of RPIG and its subsidiary i20, Inc. The former operating results of EVRM have been eliminated. The consolidated balance sheet presented herein includes all assets and liabilities of EVRM as of the date of recapitalization at fair value, as well as RPIG and its subsidiary, i20, Inc. at historical cost.

     The accompanying financial statements have given effect to a reverse stock split of 10 to 1 on July 26, 2000, and the recapitalization mentioned above, as if they had occurred at the inception of RPIG.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates.

                                     D-F-7

                            RAINWIRE PARTNERS, INC.

  CASH EQUIVALENTS

     The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of the Company's financial instruments, which include cash, shareholder advance and loans, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments.

  GOODWILL

     Goodwill was recorded in 1999 in connection with the acquisition of i20, Inc. by RPIG. It was being amortized over a 10 year period. During late 2000 this asset became impaired and was written off as of December 31, 2000, due to the discontinued operations of the business. Amortization expense of goodwill for the years 2000 and 1999 was $25,143 and $16,762, respectively.

  REVENUE RECOGNITION

     Revenues were recorded as services were performed and costs were recorded as incurred. The Company at each reporting date reviewed the status of major contracts and immediately recorded losses in total, if any. Advance billings and collections relating to future services, if any, were recorded as deferred revenue and recognized when revenue was earned.

  ADVERTISING EXPENSE

     Advertising expense included the cost of sales brochures, print advertising in trade publications, and trade shows. The cost of advertising was expensed as incurred. Advertising expense for 2000 and 1999 was $93,268 and $8,602, respectively.

  INCOME TAXES

     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

     As of December 31, 1999, RPIG and its subsidiary had a deferred tax asset of $168,000, principally due to the deferral of a deductible expense for common stock issued for services. A valuation allowance equal to this amount was also provided at that date, due to the uncertainty of its ultimate utilization, which brought the resulting tax expense for 1999 to zero. As of December 31, 1999, the Company had a net operating loss carry-forward of approximately $30,000, which would expire, if unused in 2019. EVRM had a deferred tax asset as of the same date of $1,785,860, however, a valuation allowance was recorded for an equivalent amount resulting in no tax benefit recorded since its inception. The net operating loss carry-forwards for the Company on a consolidated basis approximate $6,500,000 as of December 31, 2000 and will expire at various dates through year 2020, if unutilized. Due to a more than 50% change in ownership of the Company's outstanding common stock for the latest testing period ended July 26, 2000, a
                                     D-F-8

                            RAINWIRE PARTNERS, INC.

Code Section 382 limitation on use of the loss carry-forwards became substantially limited. In addition, it is not probable that any of the limited losses can be utilized, since the Company contemplates that the proposed stock exchange referred to in the subsequent events footnote will not only result in a further limitation of the carry-forward losses, but will cause a loss of continuity of business which is required under that Code Section of the Internal Revenue Service in order to maintain loss carry-forwards of an acquired company.

     For the year ended December 31, 2000, the increase in the deferred tax asset due for the year 2000 was approximately $800,000. This amount was offset completely by a valuation allowance of equal amount, since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods.

  LOSS PER SHARE

     Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No. 128) "Earnings Per Share." Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period after giving effect to the results of the reverse stock split referred to above.

  GOING CONCERN

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plan is to acquire a potentially profitable company, such as contemplated by the proposed stock exchange arrangement referred to in the subsequent events footnote, having the ability to generate additional cash flows from either the sale of securities or through operations to sustain the Company's future existence.

NOTE 2 -- REDEEMABLE PREFERRED STOCK

     The Company had outstanding as of December 31, 1999, Series A, B and C preferred stock with a $2 stated value. All shares issued may be "put" to the Company for a cash price. All shares are convertible in common shares at the rate of 3 for 1 for Series A, and the balance, 5 for 1. The Series A shares were issued in 1997 for cash, the remaining shares were issued in 1998 to certain officers and related parties in exchange for the conversion of outstanding debt of the Company. In April 2000 all of the Series A and B preferred shares, and 2/3 of the Series C preferred shares were converted to common stock of the Company, including accrued dividends. Total common shares issued to effect the conversion was 167,605, valued at $670,420, or $4.00 per share. The conversion resulted in a gain of $56,000, since the Series A shares were converted at a value of $.80 less per share than the $2 value previously recorded for those 70,000 preferred shares. As of December 31, 2000, there were 24,959 Series C preferred shares outstanding valued at $52,913 including accretion of $2,995.

NOTE 3 -- OPTIONS AND WARRANTS

     In 1994, the Company adopted a stock option plan under which incentive and non-qualifying options to purchase the Company's common stock could be granted to employees. The Company applied Accounting Principles Board Opinion No. 25 whereby no compensation cost related to stock options is recognized as an expense until the time the employee is subject to income taxation. Had compensation cost been determined pursuant to SFAS No. 123 "Accounting for Stock-Based Compensation" been recorded, the effect on net loss and loss per share would not have been material.

                                     D-F-9

                            RAINWIRE PARTNERS, INC.

     As of December 31, 2000 the Company had outstanding from 1999, 81,000 options, including 30,000 options with an exercise price of $1.00 per share, post split. The remaining options have exercise prices in excess of $23.80 per share, post split. An additional number of options were granted during 2000 at $1.00 per share, post-split, however, that information is not presently available, but all options would expire within one-year from the date of issuance, in the opinion of legal counsel. There were no warrants outstanding at December 31, 2000.

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

  LEGAL ACTIONS

     The Company is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of the Company including those of subsidiaries. All known outstanding liabilities, including anticipated legal fees and costs have been recorded in the accompanying financial statements. Following are two such actions.

     Azimuth Laboratory, Inc., a subsidiary of EVRM generated hazardous waste during the time of its operations which ceased in April 2000. According to a former landlord, Azimuth was responsible for a hazardous waste cleanup on the leased premises, and he is seeking recovery of approximately $130,000, including the cleanup and remaining payments due under the terms of the lease agreement which is to expire in December 2001. A motion for summary judgment is expected to be heard by the end of 2001. Only the remaining lease obligation of $66,271 has been recorded as of December 31, 2000.

     As of December 31, 2000 a judgment against the Company was obtained by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by the Company to redeem 8,333 of those shares and to pay dividends when due. Substantially all of that amount was recorded as of December 31, 2000.

  DISPOSITION OF CORPORATE PROPERTY

     Approximately 20 employees of the Company were still employed when the decision was made to discontinue the operations of the Company on December 31, 2000. Substantially all employees either resigned or were terminated by August 31, 2001. No payroll tax reports have been filed with taxing authorities for any wages paid in 2001, although related payroll taxes were paid. It is probable that all compensation has not been reported for equipment, vehicles and other corporate property obtained by employees when the Company ceased its operations in 2001. Accordingly, the Company and/or its employees may have some liability for payroll and/or sales taxes in connection with this matter.

  SBA LOAN

     Azimuth Laboratories, Inc. sold certain assets to a party in April 2000 who assumed the remaining balance of an underlying loan from the Small Business Administration. However, the Company's subsidiary was not relieved of liability on the obligation, and remains contingently liable for its balance until paid-off in approximately 3 years. The subsidiary was owed approximately $30,000 by the purchaser, however, that obligation has not been paid to the Company, and some or all of that amount is being held in escrow pending either the payoff of the SBA loan, or when the purchaser is successful in becoming the only principle on the note. The outstanding balance of the SBA loan less the amount owed the Company at December 31, 2000 approximates $50,000, which is included in accrued liabilities as of December 31, 2000.

                                     D-F-10

                            RAINWIRE PARTNERS, INC.

NOTE 5 -- OPERATING LEASES

     Included in the accrual for estimated loss on disposal of the business are future rentals on lease obligations totaling approximately $300,000, of which $228,734 relates to the balance owing on a 5 year lease expiring in 2005, which had annual lease payments of approximately $50,000 per year. The Company is seeking to mitigate the outstanding lease liability as the landlord had seized and/or sold some of the equipment in partial satisfaction of the past due lease rentals.

NOTE 6 -- CONSULTING AGREEMENTS

     In July 2000 RPIG formalized with two individuals, consulting agreements which provided for their continuing consulting services for a term of two years from June 1999. They received a total of 650,000 shares of RPID common stock valued at $.10 per share, which was exchanged in the aforementioned merger for the Company's common stock. The agreements terminated in July 2001 without further compensation.

     In November 2000 the Company entered into an agreement with a shareholder of the Company for consulting services to be provided for a period of one year from November 10, 2000 for a total consideration of 480,000 shares of the Company's common stock valued by the Board of Directors at $.11 per share. The shares were issued in November 2000. The shareholder had an existing agreement which was to expire in June 2001, however, expanded services were negotiated and the current agreement was adopted to provide for those services and an extension of time.

NOTE 7 -- EMPLOYMENT AGREEMENTS

     The Company entered into two employment agreements covering the services of its Chief Executive Officer and a Vice President for 3 years from July 26, 2000, for total minimum annual compensation of $102,000 and $100,000, respectively, in addition to certain other benefits. As a result of the discontinued operations, these employees remaining as of December 31, 2000 resigned as of August 31, 2001. No accrual has been provided for any compensation after February 2001, as current management believes none is owed.

NOTE 8 -- DISCONTINUED OPERATIONS

     On December 31, 2000, management adopted a plan to discontinue the operations of the Company and to liquidate its assets. Accordingly, the accompanying financial statements for the year 2000 have given effect to this date as the measurement date, since a loss was sustained for both discontinued operations and disposal of the business. The disposal loss was provided for all estimated costs and expenses to be incurred during the post phase-out period. The financial statements for the prior year have been restated to conform with the current year's presentation.

NOTE 9 -- SUBSEQUENT EVENTS

  ISSUANCE OF COMMON STOCK

     On August 29, 2001, the Company issued in exchange for the $60,000 shareholder loans outstanding as of December 31, 2000, 12,000,000 shares of the Company's common stock, which is more than 50% of the total outstanding common stock of the Company after issuance. In addition, it issued 100,000 shares of common stock to an attorney in exchange for $2,500 of legal services he provided for the Company.

                                     D-F-11

                            RAINWIRE PARTNERS, INC.

  PROPOSED EXCHANGE OF STOCK

     On August 29, 2001, the Company entered into a Plan and Agreement to exchange stock with Oasis Group, Inc. (Oasis), pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. Oasis is principally owned and controlled by a shareholder of the Company who became the Company's President and Chief Executive Officer on August 30, 2001. The exchange is to be transacted after certain conditions precedent have been accomplished, at which time a formal recapitalization of Oasis is contemplated. In 2001, Oasis loaned approximately $43,000 to the Company. As of December 31, 2000, Oasis was advanced $12,700.

     At the time the definitive closing is completed, all of the outstanding common stock of Oasis will be acquired by the Company. Oasis will be considered the accounting acquirer since it will own the majority of the outstanding shares of the Company. For accounting purposes the historic transactions of Oasis will replace those of the Company for presentation of results of operations and cash flows, whereas Oasis will be consolidated with the Company for presentation of its consolidated financial position. Prior to closing, the Company plans to increase its authorized common stock and reverse split its present outstanding shares.

  OTHER

     As of the date of this report, the Company's filings with the Securities and Exchange Commission are not current which affected its ability to provide quotations on the OTC Bulletin Board ("OTCBB").

                                     D-F-12

                                                                         ANNEX E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459

                            ------------------------

                                  FORM 10-QSB
                 QUARTERLY REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                     FOR QUARTER ENDED:  SEPTEMBER 30, 2001

                        COMMISSION FILE NUMBER:  0-23892

                            RAINWIRE PARTNERS, INC.
             (Exact Name of Registrant as specified in its charter)

                  DELAWARE                                      57-0941152
        (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

        MONTEITH COMMONS, FIRST FLOOR
 2931 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA                        30305
  Address of Principal executive offices of                      Zip Code
        Incorporation or organization

                                  404-842-1510
               Registrants telephone number, including area code

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the last 90 days.

                               Yes [X]     No [ ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as to the latest practical date.

                                                              NO. OF SHARES OUTSTANDING
CLASS                                                           ON SEPTEMBER 30, 2001
-----                                                         -------------------------
Common Stock Par Value $.001 Per share......................         19,909,886

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            RAINWIRE PARTNERS, INC.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
PART I  FINANCIAL INFORMATION
  Item 1.  Financial Statements:
     Condensed Consolidated Balance Sheets
       September 30, 2001 (unaudited) and December 31,
      2000..................................................    E-
     Unaudited Condensed Consolidated Statements of
      Operations for the three and nine months ended
      September 30, 2001 and 2000...........................    E-
     Unaudited Condensed Consolidated Statements of Cash
      Flows for the nine months ended September 30, 2001 and
      2000..................................................
     Statement of Changes in Stockholders' equity for the
      period December 31, 1999 to September 30, 2001
      (unaudited)...........................................
     Notes to Financial Statements (unaudited)..............
  Item 2.  Plan of operation................................

PART II  OTHER INFORMATION
  Item 1.  Legal Proceedings................................
  Item 2.  Changes in Securities and Use of Proceeds........
  Item 3.  Defaults Upon Senior Securities..................
  Item 4.  Submission of Matters to a Vote of Security
     Holders................................................
  Item 5.  Other Information................................
  Item 6.  Exhibits and Reports on Form 8-K.................

                            RAINWIRE PARTNERS, INC.

                            CONDENSED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
                                                               (UNAUDITED)
                             ASSETS OF DISCONTINUED BUSINESS
CURRENT ASSETS
  Cash......................................................   $       898    $     2,043
  Accounts receivable, net of allowance for doubtful
     accounts...............................................                       21,962
  Related party advance, unsecured..........................           898         12,700
                                                               -----------    -----------
          TOTAL CURRENT ASSETS..............................           898         36,705
                                                               -----------    -----------
OTHER ASSETS
  Deposits..................................................            --          6,257
                                                               -----------    -----------
                                                               $       898    $    42,962
                                                               ===========    ===========
                           LIABILITIES OF DISCONTINUED BUSINESS
CURRENT LIABILITIES
  Shareholder loan..........................................   $        --    $    60,000
  Accounts payable..........................................       475,105        469,517
  Accrued business disposal costs and expenses..............       509,612        513,016
  Other accrued liabilities.................................        53,613        110,361
                                                               -----------    -----------
          TOTAL CURRENT LIABILITIES.........................     1,038,330      1,152,894
                                                               -----------    -----------
REDEEMABLE PREFERRED STOCK
  Par value $.01; authorized 2,500,00 shares issued
     1999 -- 24,959 shares..................................        52,913         52,913
                                                               -----------    -----------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value; authorized, 20,000,000
  shares outstanding, 19,909,886 and 7,609,886 shares.......        19,910          7,610
Paid-in capital.............................................     1,381,672      1,321,472
Deficit accumulated since inception.........................    (2,491,927)    (2,491,927)
                                                               -----------    -----------
          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............    (1,090,345)    (1,162,845)
                                                               -----------    -----------
                                                               $       898    $    42,962
                                                               ===========    ===========

   The accompanying notes are an integral part of these financial statements

                            RAINWIRE PARTNERS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                  SEPTEMBER 30,              SEPTEMBER 30,
                                             ------------------------   ------------------------
                                                2001          2000         2001          2000
                                             -----------   ----------   -----------   ----------
                                                                 (UNAUDITED)
Revenues...................................  $        --   $       --   $        --   $       --
Expenses...................................
                                             -----------   ----------   -----------   ----------
Income (loss) from continuing operations...                                      --           --
Discontinued Operations:
  Loss From Discontinued Operations........                  (345,526)                  (551,350)
                                             -----------   ----------   -----------   ----------
Net Loss...................................  $        --   $ (345,526)  $        --   $ (551,350)
                                             -----------   ----------   -----------   ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING..............................   13,709,886    6,226,181    10,049,886    5,823,511
                                             ===========   ==========   ===========   ==========
Basic and Diluted Loss Per Common Share....
Loss From Discontinued Operations..........           --        (0.06)           --        (0.09)
                                             -----------   ----------   -----------   ----------
Basic and Diluted Loss Per Common Share....  $        --   $    (0.06)  $        --   $    (0.09)
                                             ===========   ==========   ===========   ==========

   The accompanying notes are an integral part of these financial statements

                            RAINWIRE PARTNERS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                2001       2000
                                                              --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Continuing Operations.....................................  $     --   $      --
  Discontinued Operations...................................
  Adjustments to reconcile net loss to net cash flows used
     by discontinued activities.............................
     Income (loss) from operations of discontinued
      business..............................................              (551,350)
       Depreciation and amortization........................                43,999
       Gain on sale of real property........................                (6,092)
     Changes in current assets and liabilities:
       Accounts receivable..................................    34,662      74,421
       Other currents assets................................                (9,586)
       Deposits.............................................     6,257
       Accounts payable and accrued liabilities.............   (52,064)    116,891
                                                              --------   ---------
Net cash flows used by discontinued activities..............   (11,145)   (331,717)
                                                              --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable...........................                22,292
  Net cash received in asset acquisition....................                 6,570
  Decrease in other assets..................................                 2,527
  Purchase of equipment.....................................        --     (33,668)
                                                              --------   ---------
       Net cash flows from (to) investing activities........        --      (2,279)
                                                              --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of notes payable................................        --    (352,292)
  Proceeds from issuance of common stock....................    10,000     700,000
                                                              --------   ---------
       Net cash flows from financing activities.............    10,000     347,708
                                                              --------   ---------
NET CHANGE IN CASH FLOWS FOR THE PERIOD.....................    (1,145)     13,712
                                                              --------   ---------
CASH, AT BEGINNING OF PERIOD................................     2,043       2,294
                                                              --------   ---------
CASH, AT END OF PERIOD......................................  $    898   $  16,006
                                                              ========   =========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Shareholder loan paid by issuance of common stock...........  $ 60,000
Legal services paid by issuance of common stock.............     2,500
                                                              --------

   The accompanying notes are an integral part of these financial statements

                            RAINWIRE PARTNERS, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                       COMMON STOCK
                                   --------------------    PAID-IN     ACCUMULATED
                                     SHARES     AMOUNT     CAPITAL      (DEFICIT)       TOTAL
                                   ----------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 1999.......   5,555,064   $ 5,555   $  609,375   $  (419,028)  $   195,902
  Recapitalization, July 26,
     2000........................     554,822       555     (188,329)                   (187,774)
  Issuance of stock for:
     Services at $.11 per
     share.......................     480,000       480       52,320                      52,800
     Reduction in note payable at
       $1.25 per share...........     120,000       120      149,880                     150,000
     Cash at $.78 per share......     900,000       900      699,100                     700,000
  Dividends accrued on redeemable
     preferred stock.............                               (874)                       (874)
  Net (loss) for the year........                                       (2,072,899)   (2,072,899)
                                   ----------   -------   ----------   -----------   -----------
BALANCE, DECEMBER 31, 2000.......   7,609,886     7,610    1,321,472    (2,491,927)   (1,162,845)
  Issuance of stock for:
     Reduction of shareholder
       loan......................  12,000,000    12,000       48,000                      60,000
     Legal fees..................     100,000       100        2,400                       2,500
     Cash........................     200,000       200        9,800                      10,000
     Net income (loss) for the
       nine months ended
       September 30, 2001........                                               --            --
                                   ----------   -------   ----------   -----------   -----------
BALANCE, SEPTEMBER 30, 2001......  19,909,886   $19,910   $1,381,672   $(2,491,927)  $(1,090,345)
                                   ==========   =======   ==========   ===========   ===========

   The accompanying notes are an integral part of these financial statements

                            RAINWIRE PARTNERS, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position as of September 30, 2001 and the results of its operations and cash flows for the three and nine months ended September 30, 2001 and 2000 have been made. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

     These condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's Form 10-KSB for the year ended December 31, 2000

ITEM 2.  PLAN OF OPERATION

     For the near term, the Company continues to work towards finalizing its stock exchange agreement with Oasis Group, Inc. It is financially dependent on its shareholders, who have financed its existence since closing down its operations in February 2001. Management of the Company believes that its shareholders will continue to provide the finances the Company requires.

                           PART II  OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

     The Company is involved with several legal actions, principally as defendant. These actions involve outstanding liabilities of the Company including those of subsidiaries. Following are four such actions:

     Azimuth Laboratory, Inc., a subsidiary of EVRM, generated hazardous waste during the time of its operations which ceased in April, 2000. According to a former landlord, Azimuth was responsible for a hazardous waste cleanup on the leased premises, and he is seeking recovery of approximately $130,000, including the cleanup and remaining payments due under the terms of the lease agreement which is to expire in December, 2001. A motion for summary judgment is expected to be heard by the end of 2001. Only the remaining lease obligation of $66,271 has been recorded as of December 31, 2000.

     As of December 31, 2000, a judgment against the Company was obtained by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by the Company to redeem 8,333 of those shares and to pay dividends when due. Substantially all of that amount was recorded as of December 31, 2000.

     IOS Capital, Inc. has made a demand to Rainwire for sums defaulted upon as a result of an equipment lease signed by Rainwire in February, 1997. IOS Capital indicated that they would compromise the amounts owed for the sum of $15,479.20 in full satisfaction of the claim; however, Rainwire failed to make the payment by the required date.

     An action has been filed and reduced to a judgment against Rainwire Partners, Inc. by H.E. Igoe in the amount of $21,665.96 filed on June 25, 2001. This matter involved a share purchase agreement between Rainwire and Igoe.

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

     In August, 2001, the Registrant issued 12,000,000 shares of its common stock in settlement of loans in the principal amount of $60,000. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In August, 2001, the Registrant issued 100,000 shares of its common stock to an individual for services provided and to be provided to the Registrant. The services were valued at $2,500 or $0.025 per share. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In September, 2001, the Registrant issued 200,000 shares of its common stock to an individual in exchange for $10,000 or at a price of $0.05 per share. The individual was an accredited investor, and these shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

     In October, 2001, the Registrant issued 500,000 shares of its Series D Convertible Preferred Stock to Osprey Investments, LLC in exchange for 10,000,000 shares of the Registrant's common stock. These shares were sold pursuant to Section 4(2) of the Securities Act and have been marked "restricted."

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     As of December 31, 2000, a judgment against the Company was obtained by the holder of the remaining Series C redeemable preferred stock for $21,666 relating to the failure by the Company to redeem 8,333 of those shares and to pay dividends when due.

     As of September 30, 2001, 24,959 shares of Series C Preferred Stock remain outstanding. Dividends on these shares total $2,621 and are still unpaid.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

ITEM 5.  OTHER INFORMATION

     In February, 2001, Rainwire Partners, Inc. ("Rainwire" or the "Company") and Oasis Group, Inc., a Georgia corporation ("Oasis"), began discussions concerning the use of Rainwire as a reverse merger vehicle to position Oasis in the public market. These initial discussions did not result in any agreements. After exploring similar agreements with other parties, the Company re-entered discussions with Oasis in July, 2001.

     On August 29, 2001, Rainwire and Oasis completed negotiations and the Oasis Share Exchange Agreement was signed. It is a non-binding agreement subject to the completion of due diligence and exchange of Schedules outlined in the Oasis Share Exchange Agreement. Prior to the Closing, Rainwire plans to increase its authorized common stock and reverse split its present outstanding shares.

     The Company is seeking shareholder approval of the Oasis Share Exchange Agreement and the transactions contemplated by it. The consent of persons holding a simple majority (over 50%) of the outstanding Company common stock is needed to approve the closing of the transaction and authorization of the other transactions identified. Because current management owns greater than 50% of the outstanding Company common stock, the Company expects to receive the necessary shareholder approval and intends to prepare an Information Statement on Form 14C to inform the remaining shareholders of the majority's decision. The Company expects to mail the Information Statement to its shareholders on or about November 25, 2001, and believes that the transaction will close on or about December 15, 2001.

     Upon execution of the Oasis Share Exchange Agreement, Walter H. Elliott, the President and a director of the Company resigned, and Ronald A. Potts was elected to the Board of Directors of the Company and was appointed President and Chief Executive Officer of the Company. Additionally, Mike

McLaughlin and John Hill were elected to the Board of Directors and Peggy Evans was appointed Chief Financial Officer.

     Furthermore, upon execution of the Share Exchange Agreement, the Company issued 12,000,000 shares of its common stock to Osprey Investments, LLC (of which Lyne Marchessault is the sole member) in satisfaction of loans in the principal amount of $60,000.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K:

     A.  Exhibits

          3.4 Certificate of Designation of Series D Convertible Preferred
              Stock*
         10.1 Plan and Agreement to Exchange Stock by and among Rainwire
              Partners, Inc., Oasis Group, Inc. and the shareholders of
              Oasis Group, Inc.*

---------------

* Incorporated by reference, filed as an Exhibit to report on form 10-KSB for 2000, filed on October 30, 2001 (SEC File No. 000-23892)

     B.  Reports on Form 8-K

          During the third quarter of 2001, the Registrant filed no reports on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                         RAINWIRE PARTNERS, INC.

November 1, 2001                                         /s/ RONALD A. POTTS
                                                         ----------------------------------------------
                                                         President and Chief Executive Officer

                                                                         ANNEX F

                             THE OASIS GROUP, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INDEPENDENT AUDITOR'S REPORT................................   F-
BALANCE SHEET...............................................   F-
STATEMENTS OF OPERATIONS....................................   F-
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY................   F-
STATEMENTS OF CASH FLOWS....................................   F-
NOTES TO FINANCIAL STATEMENTS...............................   F-

                          INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
THE OASIS GROUP, INC.
ATLANTA, GEORGIA

     We have audited the accompanying balance sheet of The Oasis Group, Inc. (a Georgia corporation in the development stage) as of December 31, 2000, and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the year then ended, and for the period from November 16, 1999 (inception), to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Oasis Group, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended, and for the period from November 16, 1999 (inception) to December 31,2000, in conformity with accounting principles generally accepted in the United States of America.

Powell & Booth, P.C
Atlanta, Georgia
July 24, 2001, except as to Note 2
  as to which the date is December 14, 2001

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                               DECEMBER 31, 2000

                                ASSETS
Current Assets
  Cash......................................................  $     192
  Available-for-sale securities.............................    250,000
                                                              ---------
          TOTAL CURRENT ASSETS..............................    250,192
                                                              ---------
Other Assets
  Deposits/Advances.........................................     91,000
  Note receivable...........................................     42,573
                                                              ---------
                                                                133,573
                                                              ---------
                                                              $ 383,765
                                                              =========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
          TOTAL CURRENT LIABILITIES -- unsecured, related
          party loan........................................  $  15,000
                                                              ---------
Commitments and Contingencies
Stockholders' Equity
  Common stock, no par value; 50,000,000 shares authorized;
     3,226,000 shares outstanding...........................    822,169
  Contributed capital.......................................    166,000
  Accumulated other comprehensive (loss)....................   (117,000)
  (Deficit) accumulated during the development stage........   (502,404)
                                                              ---------
          TOTAL STOCKHOLDERS' EQUITY........................    368,765
                                                              ---------
                                                              $ 383,765
                                                              =========

   The accompanying notes are an integral part of these financial statements

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

                                                                              NOVEMBER 16,
                                                                                  1999
                                                               YEAR ENDED    (INCEPTION) TO
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            2000
                                                              ------------   ---------------
Revenues....................................................   $      --        $      --
General and administrative expenses.........................     502,404          502,404
                                                               ---------        ---------
NET (LOSS)..................................................   $(502,404)       $(502,404)
                                                               ---------        ---------
OTHER COMPREHENSIVE (LOSS)
Unrealized holding loss on available-for-sale securities....    (117,000)        (117,000)
                                                               ---------        ---------
COMPREHENSIVE (LOSS)........................................   $(619,404)       $(619,404)
                                                               =========        =========

   The accompanying notes are an integral part of these financial statements

                             THE OASIS GROUP, INC.

                  STATEMENT OF CHANGES IS SHAREHOLDERS' EQUITY

                                                                                          (DEFICIT)
                                                                          ACCUMULATED    ACCUMULATED
                                        COMMON STOCK                         OTHER       DURING THE
                                    --------------------   CONTRIBUTED   COMPREHENSIVE   DEVELOPMENT
                                     SHARES      AMOUNT      CAPITAL        (LOSS)          STAGE        TOTAL
                                    ---------   --------   -----------   -------------   -----------   ---------
BALANCE, December 31, 1999........         --   $     --    $     --       $      --      $      --    $      --
Issuance of stock July 15, 2000,
  for:
  Cash............................  2,250,000   $309,169                                                 309,169
  Acquisition of securities.......    800,000    367,000                                                 367,000
  Services........................     26,000     26,000                                                  26,000
Proceeds from sale of common
  stock, September 30, 2000.......    150,000    120,000                                                 120,000
Contributed services..............                           166,000                                     166,000
Net (loss) for the year...........                                          (117,000)      (502,404)    (619,404)
                                    ---------   --------    --------       ---------      ---------    ---------
BALANCE, December 31, 2000........  3,226,600   $822,169    $166,000       $(117,000)     $(502,404)   $ 368,765
                                    =========   ========    ========       =========      =========    =========

   The accompanying notes are an integral part of these financial statements

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                              NOVEMBER 16,
                                                                                1999 TO
                                                               YEAR ENDED    (INCEPTION) TO
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2000            2000
                                                              ------------   --------------
OPERATING ACTIVITIES
  Net (loss) from operations................................   $(502,404)      $(502,404)
  Adjustments to reconcile net (loss) to net cash used by
     operating activities
     Issuance of stock for services.........................      26,000          26,000
     Contributed Capital....................................     166,000         166,000
                                                               ---------       ---------
       Net Cash Flows (To) Operating Activities.............    (310,404)       (310,404)
                                                               ---------       ---------
INVESTING ACTIVITIES
  Note receivable...........................................     (42,573)        (42,573)
  Deposits/Advances.........................................     (91,000)        (91,000)
                                                               ---------       ---------
       Net Cash Flows (To) Investing Activities.............    (133,573)       (133,573)
                                                               ---------       ---------
FINANCING ACTIVITIES
  Proceeds from sale of common stock........................     429,169         429,169
  Increase in note payable..................................      15,000          15,000
                                                               ---------       ---------
       Net Cash Flows From Financing Activities.............     444,169         444,169
                                                               ---------       ---------
       NET INCREASE IN CASH.................................         192             192
       CASH, BEGINNING OF PERIOD............................          --              --
                                                               ---------       ---------
       CASH, END OF PERIOD..................................   $     192       $     192
                                                               =========       =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
  Acquisition of available-for-sale securities for common
     stock..................................................   $ 367,000       $ 367,000
                                                               =========       =========

   The accompanying notes are an integral part of these financial statements

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  COMPANY BACKGROUND

     Oasis Group, Inc. (the Company or Oasis), formerly Oasis Communities, Inc. is a Georgia corporation formed November 16, 1999, to develop residential and commercial real estate projects. It has a fiscal year-end of December 31 and is a development stage company, as defined in SFAS No. 7, since its operations have not commenced and it has not earned any significant revenues. There were no transactions during 1999.

  USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates.

  CASH EQUIVALENTS

     The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, Disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company's financial instruments, which include cash, note receivable and an unsecured related party loan, approximate fair values due to the short maturities of such instruments.

  INCOME TAXES

     Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

     For financial reporting purposes, the Company has sustained a loss for 2000 of approximately $502,000. For income tax purposes approximately $312,000 is considered start-up costs, and the balance, comprised of $166,000 of contributed capital and meals and entertainment of $24,000, constitutes a non-deductible permanent difference. Start-up costs are not deductible until the Company commences operations, at which time they are amortized over a 60-month period, or permanently capitalized if no election is timely made to amortize them.

     The Company's future utilization of the deferred tax benefit arising from the deferral of start-up costs of approximately $110,000 cannot be currently ascertained. Accordingly, a valuation allowance of approximately $110,000 has been provided resulting in no recorded tax benefit as of December 31, 2000.

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  BASIS OF PRESENTATION AND MANAGEMENT'S ACTIONS TO OVERCOME OPERATING AND LIQUIDITY PROBLEMS

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management's plan is to raise additional debt or equity financing and to begin operations in the near term, which are anticipated to be sufficient to provide the necessary cash flow requirements for the Company.

NOTE 2 -- RELATED PARTY TRANSACTIONS AND OBLIGATIONS

     On July 15, 2000, the president/chief executive officer/chairman of the board/director exchanged 500,000 shares of free trading stock in a OTC Bulletin Board listed company he owned, Lahaina Acquisitions, Inc., for 800,000 shares of restricted common stock of the Company. Although the value of the acquired shares was $734,000 on the date of the exchange, the value assigned by the Company to those securities was $367,000, due to the current restriction on tradability of the securities.

     A shareholder of the company advanced $15,000 on an unsecured basis, which was repaid in 2001 without interest.

NOTE 3 -- DEPOSITS/ADVANCES

  REAL ESTATE VIDEO PORTAL

     An advance payment of $25,000 was made by the Company for the exclusive development of a web-based "real estate video portal" on a cost-plus 15 percent fixed-fee basis. An additional mobilization fee of $25,000 is required upon the execution of a formal agreement with the software developer. All funds advanced will be credited against the cost of the project and are non-refundable.

  STOCK EXCHANGE TRANSACTIONS

     The Company agreed to acquire all of the outstanding stock of Landmark Mortgage Corporation, a Louisiana corporation (Landmark) and Statewide Mortgage and Investment Corp., a Florida corporation (Statewide) for 1,370,000 shares of Oasis common stock and the sum of $50,000, which will be applied towards certain expenses pursuant to a non-binding letter of intent dated October, 2000. Oasis agreed to make $50,000 available for the financing of additional property that Landmark anticipates acquiring at a purchase price of approximately $220,000. Oasis advanced $66,000 in connection with this stock exchange transaction as of December 31, 2000. The closing of this acquisition is expected to occur on or before January 31, 2002, pursuant to a binding amendment entered into on December 14, 2001.

NOTE 4 -- AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities are recorded at fair value in investments on the balance sheet, with the change in fair value during the period excluded from results of operations, and recorded net of tax as a separate component of equity (accumulated other comprehensive income). The following summarizes the information relating to available-for-sale securities as of December 31, 2000:

Market value at December 31, 2000...........................   $ 250,000
Assigned value at date of acquisition.......................     367,000
                                                               ---------
Unrealized holding loss.....................................   $(117,000)
                                                               =========

                             THE OASIS GROUP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company utilizes the specific identification method of computing realized gains and losses from the sales of its available-for-sale securities. Realized losses from the sale of securities are shown in the other income section of the income statement, and proceeds from the sale of securities are shown in the statement of cash flows.

NOTE 5 -- ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

     The following is a summary of the activity from inception in accumulated other comprehensive income (loss):

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
  Balance, at inception.....................................   $       0
OTHER COMPREHENSIVE (LOSS), unrealized holding loss on
  available-for-sale securities.............................    (117,000)
                                                               ---------
ACCUMULATED OTHER COMPREHENSIVE (LOSS)
  Ending balance, December 31, 2000.........................   $(117,000)
                                                               =========

NOTE 6 -- CONTRIBUTED CAPITAL

     Management of the Company has contributed its services to the Company during the year with an assigned value of $158,500. It also contributed the value of rent, utilities and related overhead during the year amounting to $7,500.

NOTE 7 -- SUBSEQUENT EVENTS

  PURCHASE OF REAL ESTATE

     In February, 2001 Oasis agreed to purchase from an unrelated party, undeveloped land located in California and Arizona for $4,000,000, including a promissory note for $3,000,000 for a 6 year term, with 6 percent interest for the first 12 months and at the prime rate thereafter not to exceed 8% or be less than 6%. If the property appraises for more than $12,000,000 within 60 days of closing, Oasis will issue an additional promissory note for the fair market value of the property exceeding $12,000,000 multiplied by a factor of
0.35. The additional note shall be for a term of six years, with interest at 4 percent per annum for the first 2 years and 6 percent per annum, thereafter. Brokerage commissions are payable in addition to the above purchase price.

PART II.          INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  2.1 Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of December 19, 2001 (included as Annex A to the Information Statement/Proxy Statement/Prospectus)

                  5.1 Opinion of Kutak Rock LLP with respect to the validity of the shares being offered

                  9.1 Form of Proxy (included as Annex C to the Information Statement/Proxy Statement/Prospectus)

                  10.1 Real Estate Sale and Purchase Agreement by and between Oasis Group, Inc. and Mrs. Libuse Hornak

                  10.2 Restated First Amendment to Real Estate Sale and Purchase Agreement by and between Oasis Group, Inc. and Mrs. Libuse Hornak

                  23.1     Consent of Kutak Rock LLP (set forth in Exhibit 5.1)

                  23.2     Consent of Braverman & Company, P.C.

                  23.3     Consent of Powell & Booth, PC

                  23.4     Consent of Tauber & Balser, P.C.

ITEM 27.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           1. To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           2. That, for the purpose of determining any liability
                  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           3. To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           4. That prior to any public reoffering of the
                  securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                           5. That every prospectus (i) that is filed pursuant
                  to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           6. To respond to requests for information that is
                  incorporated by reference into the prospectus pursuant to [Items 4, 10(b), 11, or 13] of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

                           7. To supply by means of a post-effective amendment
                  all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 10, 2002.


                                         RAINWIRE PARTNERS, INC.

                                         (Registrant)



                                         By  /s/ Lyne Marchessault
                                             -----------------------------------
                                             Lyne Marchessault
                                             President

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Date:  January 10 , 2002


/s/ Lyne Marchessault
----------------------------------------------
Lyne Marchessault
President, Secretary and Director

/s/ Michael McLaughlin
----------------------------------------------
Michael McLaughlin
Director

/s/ John Hill
----------------------------------------------
John Hill
Director

/s/ Peggy Evans
----------------------------------------------
Peggy Evans
Chief Financial Officer